                                                                       Ex. 10.33

                               LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is made this ___ day of July, 2000, by and among BERRY PLASTICS CORPORATION, a corporation organized under the laws of the State of Delaware (the "Borrower"); GENERAL ELECTRIC CAPITAL CORPORATION, a corporation organized and existing under the laws of the State of New York ("GE Capital"), and each other financial institution which is a party to this Agreement, whether by execution and delivery of this Agreement or otherwise pursuant to Section 9.5 (Assignments by Lender) (collectively, the "Lenders" and individually, a "Lender"); GENERAL ELECTRIC CAPITAL CORPORATION, a corporation organized and existing under the laws of the State of New York, in its capacity as administrative agent for the Lenders (the "Agent"); and BANK OF AMERICA, N.A., a national banking association, in its capacity as collateral agent for the Agent and the Lenders (the "BofA Agent").

                                    RECITALS

      A. The Borrower has applied to the Lenders for a term loan facility in the maximum principal amount of $25,000,000 to be used by the Borrower for the Permitted Uses described in this Agreement.

      B. The Lenders severally are willing to make the term loan facility available to the Borrower upon the terms and subject to the conditions set forth in this Agreement.

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1 Certain Defined Terms.

      As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

      "Account" individually and "Accounts" collectively mean all presently existing or hereafter acquired or created accounts, accounts receivable, contract rights, notes, drafts, instruments, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in, or a lease of, goods, all rights to receive the payment of money or other consideration under present or future contracts (including, without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of merchandise sold or leased, services rendered, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements or general interest in merchandise which gave rise to any or all of the foregoing, including all goods, all claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind (including, without limitation, real property mortgages and deeds of trust) and letters of credit given by any Person with respect to any of the foregoing, all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect

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to any or all of the foregoing and all general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all proceeds (cash and non-cash) of the foregoing.

      "Account Debtor" means any Person who is obligated on an Account and "Account Debtors" mean all Persons who are obligated on the Accounts.

      "Additional Subordinated Debt" means that certain Indebtedness for Borrowed Money of the Borrower (and all guarantees thereof by the Borrower and its Subsidiaries) issued in favor of United States Trust Company of New York, as trustee for the holders of the 12-1/4% Series B Senior Subordinated Notes (and any other promissory notes hereafter issued in exchange therefor as contemplated by the Indenture) due 2004 in a stated principal amount up to Twenty-five Million Dollars ($25,000,000).

      "Additional Subordinated Debt (Cardinal)" means that certain Indebtedness for Borrowed Money of the Borrower (and all guarantees thereof by the Borrower and its Subsidiaries) issued in favor of United States Trust Company of New York, as trustee for the holders of the 11% Senior Subordinated Notes (and any other promissory notes hereafter issued in exchange therefor as contemplated by the Indenture) due 2007 in a stated principal amount of up to Seventy-five Million Dollars ($75,000,000).

      "Additional Subordinated Debt Loan Documents" means any and all promissory notes, agreements, documents or instruments now or at any time evidencing, securing, guarantying or otherwise executed and delivered in connection with the Additional Subordinated Debt, as the same may from time to time be amended, restated, supplemented or modified.

      "Additional Subordinated Debt Loan Documents (Cardinal)" means any and all promissory notes, agreements, documents or instruments now or at any time evidencing, securing, guarantying or otherwise executed and delivered in connection with the Additional Subordinated Debt (Cardinal), as the same may from time to time be amended, restated, supplemented or modified.

      "AeroCon, Inc." means AeroCon, Inc., a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns.

      "Affiliate" means, with respect to any designated Person, any other Person, (a) directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with the Person designated, (b) directly or indirectly owning or holding ten percent (10%) or more of any equity interest in such designated Person, or (c) ten percent (10%) or more of whose stock or other equity interest is directly or indirectly owned or held by such designated Person. For purposes of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other equity interests or by contract or otherwise.


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      "Agent" means the Person defined as the "Agent" in the preamble of this
Agreement and shall also include any successor Agent appointed pursuant to
Section 8.7 (Successor Agent).

      "Agent's Obligations" shall mean any and all Obligations payable solely to and for the exclusive benefit of the Agent by the Borrower under the terms of this Agreement and/or any of the other Financing Documents.

      "Agreement" means this Loan and Security Agreement, as amended, restated, supplemented or otherwise modified in writing in accordance with the provisions of Section 9.2 (Amendments; Waivers).

      "Alternate Index Rate" means the sum of (a) the Index Rate plus (b) the Applicable Margin.

      "Applicable Interest Rate" means (a) the LIBOR Rate, or (b) the Alternate Index Rate.

      "Applicable Margin" means the applicable rate per annum to be added to the LIBOR Base Rate or the Index Rate, as set forth in Section 2.2.1 (Applicable Interest Rates).

      "Asset Disposition" means the disposition of any or all of the Assets of the Borrower or any Subsidiary of the Borrower, whether by sale, lease, transfer or other disposition (including any such disposition effected by way of merger or consolidation) other than Permitted Asset Dispositions.

      "Assets" means at any date all assets that, in accordance with GAAP consistently applied, should be classified as assets on a consolidated balance sheet of the Borrower and its Subsidiaries.

      "Assignee" has the meaning set forth in Section 9.5 (Assignments by Lenders).

      "Bank of America" means Bank of America, N.A. and its successors and assigns.

      "Bankruptcy Code" means the United States Bankruptcy Code, as amended from time to time, and any successor Laws.

      "Berry Acquisition" means Berry Plastics Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns.

      "Berry Design" means Berry Plastics Design Corporation, a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns.

      "Berry Sterling" means Berry Sterling Corporation, a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns.

      "Berry UK" means Berry Plastics UK Limited, a company organized and existing under the laws of the England and formerly known as Norwich Injection Moulders Limited, and its successors and assigns.


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

      "BIC" means Berry Iowa Corporation, a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns.

      "BofA Agent" means the Person defined as the "Agent" under the provisions of the BofA Financing Agreement and shall also include any successor agent appointed pursuant to the provisions of the BofA Financing Agreement.

      "BofA Commitments" means the "Commitments" as that term is defined in the BofA Financing Agreement.

      "BofA Financing Agreement" means that certain Third Amended and Restated Financing and Security Agreement dated as of May 9, 2000, by and among the Borrower, NIM Holdings, and Berry UK; Bank of America, Fleet Capital Corporation, a corporation organized and existing under the laws of the State of Rhode Island, GE Capital, Heller Financial, Inc., a corporation organized and existing under the laws of the State of Delaware, PNC Bank, National Association, a national banking association, LaSalle Business Credit, Inc., a corporation organized and existing under the laws of the State of Delaware, and each other financial institution which is a party to the BofA Financing Agreement; GE Capital, as documentation agent, and the BofA Agent, as the same has been amended and may from time to time be further amended, restated, supplemented or otherwise modified.

      "BofA Financing Documents" means the "Financing Documents" as that term is defined in the BofA Financing Agreement.

      "BofA Lender" means each "Lender" under the terms of the BofA Financing Agreement; and "BofA Lenders" means all "Lenders" under the terms of the BofA Financing Agreement.

      "BofA Obligations" means the "Obligations" as that term is defined in the BofA Financing Agreement, subject to any limitations set forth in the Intercreditor Agreement.

      "BofA Requisite Lenders" means the "Requisite Lenders" as that term is defined in the BofA Financing Agreement.

      "BofA Termination Date" has the meaning given such term in the Intercreditor Agreement.

      "BTP" means Berry Tri-Plas Corporation, a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns.

      "Business Day" means any day other than a Saturday, Sunday or other day on which (i) in the case of GE Capital (as Agent and Lender), commercial banks in the State of New York are authorized or required to close, and (ii) in the case of the Lenders other than GE Capital, those Lenders are open for the transaction of business at the addresses stated after their names on the signature pages of this Agreement.

      "Capital Expenditure" means an expenditure which would be classified as such in accordance with GAAP (whether payable in cash or other property or accrued as a liability) for Fixed or Capital Assets, including, without limitation, the entering into of a Capital Lease.


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      "Capital Lease" means with respect to any Person any lease of real or personal property, for which the related Lease Obligations have been or should be, in accordance with GAAP consistently applied, reflected as a liability on the balance sheet of that Person.

      "Capsol Italy" means Capsol S.p.A. Stampaggio Resine Termoplastiche, a joint stock corporation organized and existing under the laws of the Republic of Italy, and its successors and assigns.

      "Cardinal" means Cardinal Packaging, Inc., a corporation organized and existing under the laws of the State of Ohio, and its successors and assigns.

      "Cash Equivalents" means (a) securities with unexpired maturities of one year or less issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit with unexpired maturities of one (1) year or less or money market accounts maintained with, the Agent, any Lender, Bank of America, any BofA Lender, any Affiliate of the Agent, any Lender, Bank of America, or any BofA Lender, or any other domestic commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000.00) or such other domestic financial institutions or domestic brokerage houses to the extent disclosed to, and approved by, the BofA Agent and (c) commercial paper of a domestic issuer rated at least either A-1 by Standard & Poor's Corporation (or its successor) or P-1 by Moody's Investors Service, Inc. (or its successor) with unexpired maturities of six (6) months or less. In addition, (i) with respect to Berry UK and NIM Holdings, Cash Equivalents shall also mean (a) securities with unexpired maturities of one year or less issued or fully guaranteed or insured by the British National Government or any agency thereof and (b) certificates of deposit with unexpired maturities of one year or less or money market instruments issued by Barclays Bank PLC and
(ii) with respect to the Italian Holding Company, Ociesse and Capsol Italy, Cash Equivalents shall also mean (a) securities with unexpired maturities of one year of less issued or fully guaranteed or insured by the Italian national government or any agency thereof and (b) certificates of deposit with unexpired maturities of one year or less or money market instruments issued by the largest financial institution based in the Republic of Italy.

      "Chattel Paper" means a writing or writings which evidence both a monetary obligation and a security interest in or lease of specific goods; any returned, rejected or repossessed goods covered by any such writing or writings and all proceeds (in any form including, without limitation, accounts, contract rights, documents, chattel paper, instruments and general intangibles) of such returned, rejected or repossessed goods; and all proceeds (cash and non-cash) of the foregoing.

      "Closing Date" means the date of this Agreement.

      "Closing Fee" has the meaning described in Section 2.3.4 (the Closing
Fee).

      "Collateral" means all property of the Borrower and each Subsidiary Guarantor subject from time to time to the Liens of this Agreement, any of the Security Documents and/or any of the other Financing Documents, together with any and all cash and non-cash proceeds and products thereof.


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      "Collateral Agent" initially means the BofA Agent, in its capacity as collateral agent for the Agent, the Lenders, the BofA Agent and the BofA Lenders with respect to any and all collateral and security for the BofA Obligations and the Obligations. Effective immediately on the BofA Termination Date and upon the request of the Agent, the Agent shall succeed the BofA Agent as the Collateral Agent under any and all Security Documents without further notice to, or consent or agreement of, the Borrower or any other Person. Notwithstanding the foregoing, if at any time any payment, or portion thereof, made by, or for the account of, the Borrower or any other Person on account of any of the BofA Obligations is set aside by any court or trustee having jurisdiction as a voidable preference or fraudulent conveyance or must otherwise be restored or returned by the BofA Agent and/or any of the BofA Lenders to the Borrower or to any other Person under any insolvency, bankruptcy or other federal and/or state laws or as a result of any dissolution, liquidation or reorganization of the Borrower or such other Person or upon, or as a result of, the appointment of any receiver, intervenor or conservator of, or trustee, or similar officer for, the Borrower or such Person or any substantial part of its or their properties or assets, the parties hereto agree that the BofA Agent shall be reinstated and shall continue as the Collateral Agent under the Security Documents all as though such payment(s) had not been made.

      "Collection" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Accounts or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to an Account, and other proceeds of Collateral; and "Collections" means the collective reference to all of the foregoing.

      "Commitment" means with respect to each Lender, such Lender's Term Loan Commitment, and "Commitments" means the collective reference to the Term Loan Commitments of all of the Lenders.

      "Commitment Fee" has the meaning described in Section 2.3.3 (the Commitment Fee).

      "Committed Amount" means with respect to each Lender, such Lender's Term Loan Committed Amount, and "Committed Amounts" means collectively the Term Loan Committed Amount of each of the Lenders.

      "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code.

      "Compliance Certificate" means a periodic Compliance Certificate described in Section 6.1.1(a) (Financial Statements).

      "Copyrights" means and includes, in each case whether now existing or hereafter arising, all of the Borrower's or any Subsidiary's rights, title and interest in and to (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, copyright applications, and all renewals of any of the foregoing, (b) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past, current or future infringements of any of the foregoing, (c) the right to sue for past, present and future infringements of


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any of the foregoing, and (d) all rights corresponding to any of the foregoing throughout the world.

      "CPI" means CPI Holding Corporation, a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns.

      "Debt Service" means for any period of determination thereof an amount equal to the total of the aggregate amount of all payments of principal and interest with respect to Indebtedness for Borrowed Money of the Borrower, the Subsidiary Guarantors, Berry UK, NIM Holdings and, upon closing and consummation of the Italian Target Stock Purchase Transaction, the Italian Holding Company, Capsol Italy and Ociesse, as appropriate, scheduled to be due and payable during such period, excluding any "Term Loan B Mandatory Prepayments" with respect to "Excess Cash Flow" (as defined in the BofA Financing Agreement), any "UK Term Loan Mandatory Prepayment" with respect to "UK Excess Cash Flow" (as defined in the BofA Financing Agreement), and any Term Loan Mandatory Prepayment with respect to Excess Cash Flow."

      "Debt Service Coverage Ratio" means as to the Borrower, each of the Subsidiary Guarantors, Berry UK, NIM Holdings, and, upon closing and consummation of the Italian Target Stock Purchase Transaction, the Italian Holding Company, Capsol Italy and Ociesse, on a consolidated basis, for any period of determination thereof the ratio of (a) EBITDA to (b) Debt Service.

      "Deed of Trust - Arlington Heights" means that certain amended and restated deed of trust or mortgage dated as of May 9, 2000 from Knight to or for the benefit of the Collateral Agent, as the same has been amended and may from time to time be further amended, restated, supplemented or modified, which Deed of Trust - Arlington Heights grants to the Collateral Agent for the benefit of the BofA Lenders ratably and the BofA Agent, a first priority Lien on that certain property located in Arlington Heights, Illinois as further described therein and which grants to the Collateral Agent for the benefit of the Lenders ratably and the Agent, a second priority Lien on such property.

      "Deed of Trust - Baltimore" means that certain deed of trust or mortgage dated as of May 9, 2000 from Poly-Seal to or for the benefit of the Collateral Agent, as the same has been amended and may from time to time be further amended, restated, supplemented or modified, which Deed of Trust - Baltimore grants to the Collateral Agent for the benefit of the BofA Lenders ratably and the BofA Agent, a first priority Lien on that certain property located in Baltimore, Maryland as further described therein and which grants to the Collateral Agent for the benefit of the Lenders ratably and the Agent, a second priority Lien on such property.

      "Deed of Trust - Indian Trail" means that certain amended and restated deed of trust or mortgage dated as of May 9, 2000 from BTP to or for the benefit of the Collateral Agent, as the same has been amended and may from time to time be further amended, restated, supplemented or modified, which Deed of Trust - Indian Trail grants to the Collateral Agent for the benefit of the BofA Lenders ratably and for the benefit of the BofA Agent, a first priority Lien on that certain property known generally as Wesley Chapel-Stouts Road, Indian Trail, North Carolina


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28079 and which grants to the Collateral Agent for the benefit of the Lenders ratably and the Agent, a second priority Lien on such property.

      "Deed of Trust - Evansville" means that certain amended and restated deed of trust or mortgage dated as of May 9, 2000 from the Borrower to or for the benefit of the Collateral Agent, as the same has been amended and may from time to time be further amended, restated, supplemented or modified, which Deed of Trust - Evansville grants to the Collateral Agent for the benefit of the BofA Lenders ratably and for the benefit of the BofA Agent, a first priority Lien on that certain property known generally as 101 Oakley Street, Evansville, Indiana 47710 and which grants to the Collateral Agent for the benefit of the Lenders ratably and the Agent, a second priority Lien on such property.

      "Deed of Trust - Henderson" means that certain amended and restated deed of trust or mortgage dated as of May 9, 2000 from the Borrower to or for the benefit of the Collateral Agent, as the same has been amended and may from time to time be further amended, restated, supplemented or modified, which Deed of Trust - Henderson grants to the Collateral Agent for the benefit of the BofA Lenders ratably and for the benefit of the BofA Agent, a second priority Lien on that certain property known generally as 800 East Horizon Drive, Henderson, Nevada 89009 and which grants to the Collateral Agent for the benefit of the Lenders ratably and the Agent, a third priority Lien on such property.

      "Deed of Trust - Iowa Falls" means that certain amended and restated deed of trust or mortgage dated as of May 9, 2000 from BIC to or for the benefit of the Collateral Agent, as the same has been amended and may from time to time be further amended, restated, supplemented or modified, which Deed of Trust - Iowa Falls grants to the Collateral Agent for the benefit of the BofA Lenders ratably and for the benefit of the BofA Agent, a first priority Lien on that certain property known generally as 1036 Industrial Park Road, Iowa Falls, Iowa 50126 and which grants to the Collateral Agent for the benefit of the Lenders ratably and the Agent, a second priority Lien on such property.

      "Deed of Trust - Lawrence" means that certain amended and restated deed of trust or mortgage dated as of May 9, 2000 from PackerWare to or for the benefit of the Collateral Agent, as the same has been amended and may from time to time be further amended, restated, supplemented or modified, which Deed of Trust - Lawrence grants to the Collateral Agent for the benefit of the BofA Lenders ratably and for the benefit of the BofA Agent, a first priority Lien on that certain property known generally as 2330 Packer Road, Lawrence, Kansas 66044 and which grants to the Collateral Agent for the benefit of the Lenders ratably and the Agent, a second priority Lien on such property.

      "Deed of Trust - Monroeville" means that certain amended and restated deed of trust or mortgage dated as of May 9, 2000 from Venture Midwest to or for the benefit of the Collateral Agent, as the same has been amended and may from time to time be further amended, restated, supplemented or modified, which Deed of Trust - Monroeville grants to the Collateral Agent for the benefit of the BofA Lenders ratably and for the benefit of the BofA Agent, a first priority Lien on that certain property located in Huron County, Ohio, as further described therein and which grants to the Collateral Agent for the benefit of the Lenders ratably and the Agent, a second priority Lien on such property.

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      "Deed of Trust - Streetsboro" means that certain amended and restated deed of trust or mortgage dated as of May 9, 2000 from Cardinal to or for the benefit of the Collateral Agent, as the same has been amended and may from time to time be further amended, restated, supplemented or modified, which Deed of Trust - Streetsboro grants to the Collateral Agent for the benefit of the BofA Lenders ratably and the BofA Agent, a first priority Lien on that certain property located in Streetsboro, Ohio as further described therein and which grants to the Collateral Agent for the benefit of the Lenders ratably and the Agent, a second priority Lien on such property.

      "Deed of Trust - Suffolk" means that certain amended and restated credit line deed of trust, assignment and security agreement dated as of May 9, 2000 from Berry Design to or for the benefit of the Collateral Agent, as the same may from time to time be amended, restated, supplemented or modified, which Deed of Trust - Suffolk grants to the Collateral Agent for the benefit of the BofA Lenders ratably and for the benefit of the BofA Agent, a first priority Lien on that certain property known generally as 1401 Progress Road, Suffolk, Virginia and which grants to the Collateral Agent for the benefit of the Lenders ratably and the Agent, a second priority Lien on such property.

      "Deed of Trust - Woodstock" means that certain amended and restated deed of trust or mortgage dated as of May 9, 2000 from Knight to or for the benefit of the Collateral Agent, as the same has been amended and may from time to time be further amended, restated, supplemented or modified, which Deed of Trust - Woodstock grants to the Collateral Agent for the benefit of the BofA Lenders ratably and the BofA Agent, a first priority Lien on that certain property located in Woodstock, Illinois as further described therein and which grants to the Collateral Agent for the benefit of the Lenders ratably and the Agent, a second priority Lien on such property.

      "Deeds of Trust" means the collective reference to the Deed of Trust - Arlington Heights, the Deed of Trust - Baltimore, the Deed of Trust - Streetsboro, the Deed of Trust - Woodstock, the Deed of Trust - Indian Trail, the Deed of Trust - Evansville, the Deed of Trust - Henderson, the Deed of Trust
- Iowa Falls, the Deed of Trust - Lawrence, the Deed of Trust - Monroeville, and the Deed of Trust - Suffolk.

      "Default" means an event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Agreement.

      "Distribution" means (a) the payment of any dividends or other distributions on capital stock of the Borrower (except distributions in any class of capital stock) and (b) the redemption or acquisition of capital stock or Subordinated Indebtedness of the Borrower unless made contemporaneously from the Net Proceeds of the sale of capital stock (excluding the Preferred Stock) or the issuance of Subordinated Indebtedness to the extent permitted by the provisions of this Agreement or otherwise consented to by the BofA Agent at any time on or before the BofA Termination Date and, thereafter, the Agent.

      "Documents" means all documents of title, whether now existing or hereafter acquired or created, and all proceeds (cash and non-cash) of the foregoing.

      "Dollar" or "Dollars" means United States Dollars.

      "EBITDA" means as to the Borrower, Berry UK, NIM Holdings, the Subsidiary Guarantors, and, upon closing and consummation of the Italian Target Stock Purchase Transaction, the Italian Holding Company, Capsol Italy and Ociesse, on a consolidated basis, as of any date or for any period of determination, the sum of (a) the net profit (or loss) determined in accordance with GAAP consistently applied, plus (b) interest expense and income Taxes or alternative minimum Taxes for such period to the extent deducted in the calculation of net income (or loss), plus (c) depreciation and amortization of Assets for such period, plus
(d) unusual expenses associated with the write-off of the capitalized portion of financing costs, minus (e) non-cash gains from Asset sales other than sales of Inventory in the ordinary course of business, plus (f) non-cash losses from Asset sales other than sales of Inventory in the ordinary course of business, plus, (g) non-cash extraordinary losses, minus (h) extraordinary gains, minus
(i) interest income, minus (j) any gain relating to the accumulated effect of any change in accounting method, plus (k) any loss relating to the accumulated effect of any change in accounting method, each item in clauses (a) through (k) calculated pursuant to GAAP for such period, plus, (l) any non-cash compensation expenses, minus, (m) any non-cash compensation gains., plus (n) unusual or nonrecurring non-cash losses or expenses, plus (o) non-recurring acquisition-related cash expenses up to $5,000,000 for fiscal year 2000 only. In connection with the calculation of any financial covenant provided in Section
6.1.13 following the closing and consummation of any Permitted Acquisition, EBITDA shall include each Subject Transaction which constitutes a Permitted Acquisition, with such calculation to be based on a twelve (12) month trailing period reflecting actual and historical performance of the Subject Transaction.

      "Enforcement Costs" means all commercially reasonable expenses, charges, costs and fees whatsoever (including, without limitation, reasonable outside and allocated in-house counsel attorney's fees and expenses) of any nature whatsoever reasonably paid or incurred by or on behalf of the Agent and/or any of the Lenders in connection with (a) any or all of the Obligations, this Agreement and/or any of the other Financing Documents and (b) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, this Agreement or any of the other Financing Documents, including, without limitation, those costs and expenses more specifically enumerated in
Section 3.7 (Costs) and Section 9.10 (Enforcement Costs). The Lenders agree that the Borrower shall have no obligation to reimburse any Lender, other than the Agent, for legal fees and expenses incurred by such Lender in connection with its review, execution and delivery of any of the Financing Documents, to the extent such legal fees and expenses exceed Five Thousand Dollars ($5,000).

      "Equipment" means all equipment, machinery, computers, chattels, tools, parts, machine tools, furniture, furnishings, fixtures and supplies of every nature, presently existing or hereafter acquired or created and wherever located, whether or not the same shall be deemed to be affixed to real property, together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary or beneficial for the operation, use and/or disposition of such personal property, all licenses, warranties, franchises and general intangibles related thereto or necessary or beneficial for the operation, use and/or disposition of the same, together with all Accounts, Chattel Paper, Instruments and other consideration received by the Borrower or any

Subsidiary Guarantor on account of the sale, lease or other disposition of all or any part of the foregoing, and together with all rights under or arising out of present or future Documents and contracts relating to the foregoing and all proceeds (cash and non-cash) of the foregoing.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "Event of Default" has the meaning described in ARTICLE VII (Default and Rights and Remedies).

      "Excess Cash Flow" means for any annual period of determination thereof and with respect to the Borrower and the Subsidiary Guarantors only and not including Berry UK or NIM Holdings, an amount equal to fifty percent (50%) of the sum of (a) EBITDA, less (b) non-financed Capital Expenditures permitted by
Section 6.2.6 (Capital Expenditures), less (c) cash income Taxes and alternative minimum Taxes, less (d) increases in working capital, plus (e) decreases in working capital, less (f) Debt Service, as shown on the annual financial statements for such annual period, furnished to the Agent in accordance with
Section 6.1.1 (Financial Statements); or in the event that the Borrower fails to deliver such financial statements to the Agent as and when required, the Agent shall estimate, in its sole, but commercially reasonable discretion, the amount of Excess Cash Flow for such period.

      "Federal Funds Rate" means for any day of determination, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day) by the Federal Reserve Bank for the next preceding Business Day) by the Federal Reserve Bank of Richmond or, if such rate is not so published for any day that is a Business Day, the average of quotations for such day on such transactions received by the Agent from three
(3) Federal funds brokers of recognized standing selected by the Agent.

      "Fees" means the collective reference to each fee payable to the Agent, for its own account or for the ratable benefit of the Lenders, under the terms of this Agreement or under the terms of any of the other Financing Documents, including, without limitation, the Commitment Fee and the Closing Fee.

      "Financing Documents" means at any time collectively this Agreement, the Notes, the Security Documents, and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by the Borrower, any Subsidiary Guarantor, and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with this Agreement, any Note, any of the Security Documents, and/or any of the Obligations, all as the same may be amended, restated, supplemented, replaced or otherwise modified at any time and from time to time.

      "Fixed or Capital Assets" of a Person at any date means all assets which would, in accordance with GAAP consistently applied, be classified on the balance sheet of such Person as property, plant or equipment at such date.

      "Fixed Charges" means as to the Borrower, Berry UK, NIM Holdings, the Subsidiary Guarantors, and, upon closing and consummation of the Italian Target Stock Purchase

Transaction, the Italian Holding Company, Capsol Italy and Ociesse, on a consolidated basis, for any period of determination, the scheduled payments of principal and cash interest on account of all Indebtedness for Borrowed Money and on account of all Capital Leases, plus cash income Taxes, plus cash dividends declared or paid.

      "Fixed Charge Coverage Ratio" means for any period of determination with respect to the Borrower, Berry UK, NIM Holdings, the Subsidiary Guarantors, and, upon closing and consummation of the Italian Target Stock Purchase Transaction, the Italian Holding Company, Capsol Italy and Ociesse, on a consolidated basis, the ratio of (a) EBITDA, less the aggregate amount of all non-financed Capital Expenditures for such period, plus all cash proceeds from Permitted Asset Dispositions to the extent reinvested into Fixed or Capital Assets if and to the extent permitted by the provisions of this Agreement, to (b) Fixed Charges.

      "Funded Debt" means as to the Borrower, Berry UK, NIM Holdings, each of the Subsidiary Guarantors, and, upon closing and consummation of the Italian Target Stock Purchase Transaction, the Italian Holding Company, Capsol Italy and Ociesse, on a consolidated basis, as of any date of determination, (a) the aggregate of all Indebtedness for Borrowed Money of the Borrower, Berry UK, NIM Holdings, each of the Subsidiary Guarantors, and, upon closing and consummation of the Italian Target Stock Purchase Transaction, the Italian Holding Company, Capsol Italy and Ociesse, whether secured or unsecured (but excluding, without duplication, loans by the Borrower to one or more of the Subsidiary Guarantors, Berry UK, NIM Holdings, the Italian Holding Company, Capsol Italy and/or Ociesse), having a final maturity (or which by the terms thereof is renewable or extendible at the option of the obligor for a period ending) more than a year after that date, including current maturities of long-term Indebtedness for Borrowed Money (as determined in accordance with GAAP), less (b) the aggregate amount of all cash balances and Cash Equivalents of the Borrower, Berry UK, NIM Holdings, any of the Subsidiary Guarantors, and/or, upon closing and consummation of the Italian Target Stock Purchase Transaction, the Italian Holding Company, Capsol Italy and/or Ociesse.

      "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time, except that with respect to any Subsidiary Guarantor which is not a domestic Subsidiary, GAAP means generally accepted accounting principles in the jurisdiction of such Subsidiary's formation in effect from time to time. Notwithstanding the foregoing, with respect to (i) any financial statements which consolidate any foreign Subsidiary Guarantor with the Borrower or any other Subsidiary Guarantor or (ii) any financial covenant relating to any foreign Subsidiary, the Borrower and/or any Subsidiary Guarantor on a consolidated basis, GAAP shall mean generally accepted accounting principles in the United States of America in effect from time to time.

      "General Intangibles" means all general intangibles of every nature, whether presently existing or hereafter acquired or created, and without implying any limitation of the foregoing, further means all books and records, claims (including without limitation all claims for income tax and other refunds), choses in action, claims, causes of action in tort or equity, contract rights, judgments, customer lists, Patents, Trademarks, licensing agreements, rights in intellectual property, goodwill (including goodwill of the business of the Borrower or any Subsidiary Guarantor symbolized by and associated with any and all Trademarks, trademark licenses, Copyrights and/or service marks), royalty payments, licenses, rights as lessee under any lease of real or personal property, literary rights, Copyrights, service names, service marks, logos, trade secrets, amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures, general or limited partnerships, or limited liability companies or partnerships, rights in applications for any of the foregoing, books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all proceeds (cash and non-cash) of the foregoing.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any department, agency or instrumentality thereof.

      "Guarantor" means the Parent or any Subsidiary Guarantor or their respective successors and assigns, as the case may be; and "Guarantors" means the Parent, each and every Subsidiary Guarantor, and each of their respective successors and assigns.

      "Guaranty" means collectively each guaranty of payment for the benefit of the Lenders ratably and the Agent from any or all of the Guarantors, as the same may from time to time be amended, restated, supplemented or otherwise modified.

      "Hazardous Materials" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned, acquired or operated by the Borrower, Berry UK, NIM Holdings or any Subsidiary Guarantor is prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in its collection, storage, treatment or disposal.

      "Hazardous Materials Contamination" means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned, operated or controlled by the Borrower, Berry UK, NIM Holdings or any Subsidiary Guarantor or for which the Borrower, Berry UK, NIM Holdings or any Subsidiary Guarantor has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, acquired or operated by the Borrower, Berry UK, NIM Holdings or any Subsidiary Guarantor, and any other contamination by Hazardous Materials for which the Borrower, Berry UK, NIM Holdings or any Subsidiary Guarantor is, or is claimed to be, responsible.

      "Indebtedness" of a Person means at any date the total liabilities of such Person at such time determined in accordance with GAAP consistently applied.

      "Indebtedness for Borrowed Money" of a Person means at any time the sum at such time of (a) Indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) any obligations of such Person in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of such Person, (c) Lease Obligations of such Person with respect to Capital Leases, (d) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such Person's interest in such property, even though such Person has not assumed or become personally liable for the payment thereof, (e) obligations of third parties which are being guarantied or indemnified against by such Person or which are secured by the property of such Person; (f) any obligation of such Person or a Commonly Controlled Entity to a Multi-employer Plan; and (h) any obligations, liabilities or indebtedness, contingent or otherwise, under or in connection with, any interest rate or currency swap agreements, cap, floor, and collar agreements, currency spot, foreign exchange and forward contracts and other similar agreements and arrangements; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not more than thirty (30) days past due (as determined in accordance with customary trade practices) or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP.

      "Indenture" means collectively (i) that certain indenture dated as of April 21, 1994 by and between the Borrower and the United States Trust Company of New York, as trustee, entered into in connection with the Subordinated Debt,
(ii) that certain indenture dated as of August 24, 1998 by and between the Borrower and the United States Trust Company of New York, as trustee, with respect to the Additional Subordinated Debt, and (iii) that certain indenture dated as of July 6, 1999 by and between the Borrower and the United States Trust Company of New York, as trustee, entered into in connection with the Additional Subordinated Debt (Cardinal), each as the same may be amended, restated supplemented or otherwise modified.

      "Index Rate" means the higher of (a) the Prime Rate, or (b) the sum of (i) the Federal Funds Rate, plus (ii) fifty (50) basis points.

      "Index Rate Loan" means any Loan for which interest is to be computed with reference to the Alternate Index Rate.

      "Instrument" means a negotiable instrument (as defined under Article 3 of the Uniform Commercial Code), a "certificated security" (as defined under
Article 8 of the Uniform Commercial Code), or any other writing which evidences a right to payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement.

      "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of the date hereof by and among the Borrower, the Subsidiary Guarantors, the BofA Agent, the BofA Lenders, the Agent and the GE Lenders, as the same may be amended, restated, supplemented or otherwise modified at any time and from time to time.

      "Interest Coverage Ratio" means as to the Borrower, Berry UK, NIM Holdings, each of the Subsidiary Guarantors, and, upon closing and consummation of the Italian Target Stock Purchase Transaction, on a consolidated basis, for any period of determination thereof the ratio of (a) EBITDA to (b) cash interest expense, all determined on a consolidated basis in accordance with GAAP consistently applied.

      "Interest Period" means as to any LIBOR Loan, the period commencing on and including the date such LIBOR Loan is made (or on the effective date of the Borrower's election to convert any Index Rate Loan to a LIBOR Loan in accordance with the provisions of this Agreement) and ending on and including the day which is 30, 60 or 90 days thereafter, as selected by the Borrower in accordance with the provisions of this Agreement, and thereafter, each period commencing on the last day of the then preceding Interest Period for such LIBOR Loan and ending on and including the day which is 30, 60 or 90 days thereafter, as selected by the Borrower, in accordance with the provisions of this Agreement; provided, however that:

                  (a) the first day of any Interest Period shall be a Business Day;

                  (b) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Business Day; and

                  (c) no Interest Period shall extend beyond the Maturity Date.

      "Interest Rate Election Notice" has the meaning described in Section 2.2.2(e) (Selection of Interest Rates).

      "Interest Rate/Currency Protection Agreement" means, for any Person, interest rate swap, cap, floor or collar agreements, currency agreements, currency spot, foreign exchange and forward contracts or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest or currency risks either generally or under specific contingencies.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Income Tax Regulations issued and proposed to be issued thereunder.

      "Inventory" means all now owned and hereafter acquired inventory, goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work-in-progress, finished goods and materials and supplies of any kind, nature or description which are used or consumed in the business, or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other licenses, warranties, franchises, general intangibles, personal property and all Documents or documents relating to the same and all proceeds (cash and non-cash) of the foregoing.

      "Italian Holding Company" means Capsol-Berry Plastics, S.r.l., a limited liability company organized and existing under the laws of the Republic of Italy, and its successors and assigns.

      "Italian Target" means each of Capsol Italy and Ociesse, individually and collectively, and each of their successors and assigns.

      "Italian Target Stock" means all capital stock issued by the Italian Target acquired or to be acquired by the Italian Holding Company, all in accordance with the Italian Target Stock Purchase Agreement, together with any and all proceeds and products thereof.

      "Italian Target Stock Purchase Agreement" means that certain Share and Quota Purchase Agreement to be entered into by and among the Borrower, the Italian Holding Company and the shareholders of the Italian Target, as the same may from time to time be amended, restated, supplemented or modified, together with any and all exhibits and schedules thereto, amendments, modifications, and supplements thereto, restatements thereof, and substitutes therefor.

      "Italian Target Stock Purchase Documents" means collectively the Italian Target Stock Purchase Agreement and any and all other agreements, documents or instruments, previously, now or hereafter executed and delivered by the Borrower, or any other Person in connection with the Italian Target Stock Purchase Transaction, as the same may from time to time be amended, restated, supplemented and modified.

      "Italian Target Stock Purchase Transaction" means the acquisition of all issued and outstanding Italian Target Stock by the Italian Holding Company in accordance with the provisions of the Italian Target Stock Purchase Agreement.

      "Knight" means Knight Plastics, Inc., a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns.

      "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority or political subdivision or agency thereof, or any court or similar entity established by any thereof.

      "Lease Obligations" of a Person means for any period the rental commitments of such Person for such period under leases for real and/or personal property.

      "Liabilities" means at any date all liabilities that in accordance with GAAP consistently applied should be classified as liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries.

      "LIBOR Base Rate" means for any Interest Period with respect to any LIBOR Loan, the rate per annum (rounded upward, if necessary, to the nearest next 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Base Rate" shall mean, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBOR Page, the applicable rate shall be the arithmetic mean of all such rates. For purposes of this definition, Telerate Page 3750 refers to the British Bankers Association Libor Rates

(determined at approximately 11:00 a. m (London time)) that are published by Dow Jones Telerate, Inc.

      "LIBOR Loan" means any Loan for which interest is to be computed with reference to the LIBOR Rate.

      "LIBOR Rate" means for any Interest Period with respect to any LIBOR Loan,
(a) the Applicable Margin, plus (b) the per annum rate of interest calculated pursuant to the following formula:

                              LIBOR Base Rate
                              ---------------
                              1.00 - Reserve Percentage

      "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, lien, hypothecation, or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

      "Loan" means each of the Term Loans, and "Loans" means the collective reference to the Term Loans.

      "Maturity Date" means July 1, 2002.

      "Multi-employer Plan" means a Plan that is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

      "Net Casualty Proceeds", when used with respect to any condemnation awards or insurance proceeds allocable to any Collateral, means the gross proceeds from any casualty or condemnation remaining after payment of all expenses (including attorneys' fees) incurred in the collection of such gross proceeds and Taxes payable in connection therewith and payment of the BofA Obligations in full.

      "Net Proceeds" means gross proceeds (cash and non-cash) or other consideration paid to, or received by, the Borrower or any Subsidiary of the Borrower from (a) any Asset Disposition (including, without limitation, issuance or assumption of Indebtedness or the issuance of Securities), net of customary and reasonable settlement costs, fees, expenses and Taxes payable in connection with such Asset Disposition or (b) any sale, issuance or other offering of Indebtedness or Securities, net of customary and reasonable closing costs, fees and expenses.

      "NIM Holdings" means NIM Holdings Limited, a company organized and existing under the laws of England, and its successors and assigns.

      "Norwich" means Norwich Acquisition Limited, a company organized and existing under the laws of England and Wales, and its successors and assigns.

      "Note" means any Term Loan Note, and "Notes" means collectively each Term Loan Note, and any other promissory note which may from time to time evidence all or any portion of the Obligations.

      "Ociesse" means Ociesse S.r.l. - Officina Costruzione Stampi - Lavorazioni Meccaniche di Precisione, a limited liability company organized and existing under the laws of the Republic of Italy, and its successors and assigns.

      "Obligations" means and includes all present and future indebtedness, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of the Borrower to the Lenders and/or the Agent under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, each Note, each Security Document, and/or any of the other Financing Documents, and/or the Loans, including, without limitation, the principal of, and interest on, each Note, late charges, the Fees, Enforcement Costs, and prepayment fees (if any); and also means any and all renewals, extensions, substitutions, amendments, restatements and rearrangements of any such debts, obligations and liabilities. FOR PURPOSES OF THE INDENTURE, ALL OBLIGATIONS UNDER AND IN CONNECTION WITH THIS AGREEMENT CONSTITUTE AND ARE HEREBY DEEMED "DESIGNATED SENIOR INDEBTEDNESS" AS DEFINED IN THE INDENTURE.

      "PackerWare" means PackerWare Corporation, a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns.

      "Parent" means BPC Holding Corporation, a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns.

      "Patents" means and includes, in each case whether now existing or hereafter arising, all of the rights, title and interest of the Borrower and each Subsidiary Guarantor in and to (a) any and all patents and patent applications, (b) any and all inventions and improvements described and claimed in such patents and patent applications, (c) reissues, divisions, continuations, renewals, extensions and continuations-in-part of any patents and patent applications, (d) income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect to any patents or patent applications, including, without limitation, damages and payments for past and future infringements, (e) rights to sue for past, present and future infringements of patents, and (f) all rights corresponding to any of the foregoing throughout the world.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Permitted Acquisition" means the acquisition or purchase of, or investment in, any Person, any operating division or unit of any Person, or the capital stock or Assets of any Person or the combination with any Person by the Borrower or any Subsidiary Guarantor (each individually, a "Subject Transaction") regardless of the structure of the Subject Transaction, engaged principally in the lines of business set forth in Section 6.1.7 (Line of Business); provided, however that:

                  (i) the aggregate purchase price of, investment in, acquisition expenditures relating to (excluding customary and reasonable transaction costs) and assumed Liabilities in connection with any such Subject Transaction shall not exceed at any time or in any circumstance the lesser of:

                        (1) the product of (A) the actual EBITDA for (x) the
            Person which is the target of such Subject Transaction or (y) the seller or the division of the seller of the assets which is the target of such Subject Transaction, as applicable, for the then preceding twelve (12) month period after giving effect to such Subject Transaction (subject to such pro-forma adjustments as shall be reasonably acceptable to the BofA Agent (at any time on or before the BofA Termination Date and, thereafter, the Agent) in its sole and absolute discretion), and (B) 5, except that for the Italian Target, the required multiple shall be 6.0, or

                        (2) Twenty Million Dollars ($20,000,000) (excluding the
            Poly-Seal Stock Purchase Transaction),

                  (ii) the aggregate purchase prices of, investments in, acquisition expenditures relating to (excluding customary and reasonable transaction costs) and assumed Liabilities in connection with all Subject Transactions made on or after the Closing Date, excluding the "Poly-Seal Stock Purchase Transaction" (as defined in the BofA Financing Agreement), shall not exceed Thirty Million Dollars ($30,000,000),

                  (iii) such Subject Transaction shall not otherwise constitute or give rise to a Default or an Event of Default,

                  (iv) the Borrower shall have furnished financial projections in form and content reasonably acceptable to the BofA Agent (at any time on or before the BofA Termination Date and, thereafter, the Agent) which give effect to such Subject Transaction and which project that such Subject Transaction would not cause a Default or Event of Default (provided that the Agent and the Lenders agree that such projections shall not constitute a guaranty of actual performance),

                  (v) if requested by the BofA Agent or the Requisite Lenders, or at any time after the BofA Termination Date, the Agent, a Phase I environmental assessment of any real property to be acquired or purchased or owned by any Person to be acquired or purchased or owned by any Person in which the Borrower or any Subsidiary intends to make an investment, has been performed by a reputable and recognized environmental consulting firm engaged by the Borrower and reasonably acceptable to the BofA Agent or the Agent, as the case may be, and has revealed no material Hazardous Materials Contamination or material violations of any Environmental Laws, the non-remediation of or non-compliance with which would result in a material Liability not reflected in the purchase price,

                  (vi) if and to the extent the Subject Transaction consists of the purchase or acquisition of a Person which is to be a Subsidiary of the Borrower or another Subsidiary of the Borrower or merged into a Subsidiary of the Borrower created for the express purpose of consummating the proposed acquisition:

                        (1) the Borrower shall execute or cause its Subsidiary
            to execute all documents and take such other actions as the BofA Agent (at any time on or before the BofA Termination Date and, thereafter, the Agent) may reasonably require to grant to the Collateral Agent a first priority Lien on one hundred percent (100%) of the stock of such Subsidiary for the benefit of the BofA Agent and the BofA Lenders and to grant to the Collateral Agent for the benefit of the Agent and the Lenders a second priority Lien on one hundred percent (100%) of the stock of such Subsidiary, except that no pledge shall be required with respect to the stock of Berry UK or Norwich and no pledge shall be required with respect to the stock of any other foreign Subsidiary if such pledge would result in a materially adverse tax consequence for the Borrower under the Internal Revenue Code or would violate applicable law, and

                        (2) such Subsidiary (other than Berry UK, Norwich or NIM
            Holdings) shall be designated and qualify immediately after the closing of the Subject Transaction as a Subsidiary Guarantor in accordance with the terms of Section 6.2.2 (Subsidiaries), except that a foreign Subsidiary shall not be designated or required to qualify as a Subsidiary Guarantor if such designation would result in a materially adverse tax consequence for the Borrower under the Internal Revenue Code or violate applicable law,

                  (vii) after giving effect to any borrowings under the "Revolving Loan" (as defined in the BofA Financing Agreement), if any, needed to finance the Subject Transaction, the Borrower and the Subsidiary Guarantors shall have availability under the Revolving Loan in an amount at least equal to Twenty Million Dollars ($20,000,000) and are reasonably expected to have such minimum availability for a period of ten (10) Business Days after closing and consummation of the Subject Transaction,

                  (viii)all legal matters incident to the Subject Transaction shall be acceptable to the BofA Agent (at any time on or before the BofA Termination Date and, thereafter, the Agent) in its reasonable discretion,

                  (ix) the BofA Agent (at any time on or before the BofA Termination Date and, thereafter, the Agent) shall have been given no less than thirty (30) days prior written notice of any proposed Subject Transaction and shall have been provided with all information which it may have reasonably requested in connection with such proposed Subject Transaction,

                  (x) if requested by the BofA Agent (at any time on or before the BofA Termination Date and, thereafter, the Agent), the BofA Agent or the Agent, as the case may be, shall have received, prior to or simultaneously with the closing of a Subject Transaction, an opinion of counsel reasonably acceptable to the BofA Agent (at any time on or before the BofA Termination Date and, thereafter, the Agent) in all respects covering the Borrower's or the relevant Subsidiary's, as the case may be, due incorporation, valid existence, good standing and power and authority to enter into the documents contemplated by this Agreement and the Subject Transaction and such other matters as may be reasonably requested by the BofA Agent or, at any time after the BofA Termination Date, the Agent,

                  (xi) unless otherwise agreed by the Requisite Lenders, no Subject Transaction shall be permitted by the terms of this Agreement if the Borrower, Berry UK, NIM Holdings and the Subsidiary Guarantors, on a consolidated basis and taken as a whole, have had, immediately prior to the date of the closing of such Subject Transaction, three (3) consecutive months of net operating losses,

                  (xii) the aggregate purchase price of, investment in, acquisition expenditures relating to (excluding customary and reasonable transaction costs) and assumed Liabilities in connection with all Subject Transactions in any fiscal year (excluding the Poly-Seal Stock Purchase Transaction) shall not exceed Twenty Million Dollars ($20,000,000), and

                  (xiii)The Agent has consented to the Subject Transaction, which consent the Agent agrees shall not be unreasonably withheld, delayed or conditioned.

The Agent and the Lenders agree that the purchase of certain assets of Capsal-Certwood UK Ltd. by Berry UK shall constitute a Permitted Acquisition; provided that Berry UK and/or the Borrower satisfy subparts (ii), (iii), (vi),
(viii), (x), (xi) and (xii) of this definition of Permitted Acquisition.

      "Permitted Asset Disposition" means any one of the following Asset Dispositions; provided that no such Asset Disposition shall be permitted at any time following the occurrence of a Default or an Event of Default or if and to the extent any such Asset Disposition would give rise to a Default or an Event of Default, unless otherwise agreed in writing by the Requisite Lenders:

      (a) an Asset Disposition which satisfies the following conditions:

                  (i) the sum of (A) the Net Proceeds to be paid to or received by the Borrower and/or any Subsidiary with respect to such Asset Disposition, plus (B) the aggregate amount of all Net

            Proceeds paid to or received by the Borrower and/or any or all Subsidiaries, is less than or equal to One Million Dollars ($1,000,000) during any fiscal year, and

                  (ii) none of the Assets sold under this clause (a) constitute molds used in the business of the Borrower, NIM Holdings, Berry UK or any Subsidiary Guarantor.

      (b) sales of Inventory in the ordinary course of business,

      (c) the licensing of Patents, Trademarks and/or Copyrights, in the ordinary course of business,

      (d) dispositions of worn, used, surplus or obsolete tangible property in the ordinary course of business; provided that any the proceeds of any such disposition shall be subject to the Liens of the Collateral Agent as and to the extent provided in the BofA Financing Agreement and herein,

      (e) dispositions of Assets (including Net Casualty Proceeds) to the extent such Assets are replaced with Assets of similar kind and function, provided that the replacement Assets shall be purchased no later than ninety (90) days following the Asset Disposition, the replacement Assets (which shall constitute Collateral) shall be free and clear of Liens other than Permitted Liens that are not Liens securing purchase money or finance lease arrangements, the Borrower, Berry UK, NIM Holdings or the Subsidiary Guarantor, as the case may be, shall give the Collateral Agent at least ten (10) days prior written notice of such Asset Disposition, except for an Asset Disposition which constitutes a casualty.

      (f) intercompany sales, leases or other dispositions of Assets among and between the Borrower and any and all Subsidiary Guarantors; provided, that any such Assets sold, leased or otherwise disposed of as between the Borrower and any and all Subsidiary Guarantors shall remain subject to the Liens of the Collateral Agent; no intercompany sales, leases or other dispositions of Assets among and between Berry UK or NIM Holdings and the Borrower or any Subsidiary Guarantor shall be permitted without the prior written consent of the Collateral Agent, except that Berry UK and/or NIM Holdings may sell, lease or otherwise transfer Assets to the Borrower, provided that such Assets become subject to Liens of the Collateral Agent (subject only to Permitted Liens) immediately upon any sale or other transfer.

      (g) the sale of any Fixed or Capital Assets acquired by the Borrower, Berry UK, NIM Holdings or any Subsidiary Guarantor and the leaseback of such Assets within thirty (30) days of acquisition, but only as contemplated and required as part of an intended Capital Lease transaction at the time of acquisition,

      (h) the sale of molds by the Borrower, Berry UK, NIM Holdings or any Subsidiary Guarantor; provided that the aggregate Net Proceeds of any and all such molds outside the ordinary course of business shall not exceed Five Hundred Thousand Dollars ($500,000) in any fiscal year,

      (i) the sale of the real property and improvements subject to the Lien of the Deed of Trust - Arlington Heights, provided that the Net Proceeds of such sale are used within 180 days of their receipt to purchase other Fixed or Capital Assets which are to be subject to the Liens of the Collateral Agent,

      (j) the sale of a portion of the real property and improvements subject to the lien of the Deed of Trust - Evansville as more particularly described on Schedule 1.1B - Evansville Sale Leaseback attached hereto and made a part hereof, provided that the Net Proceeds of such sale are used within 180 days of their receipt to purchase other Fixed or Capital Assets which are to be subject to the Liens of the Collateral Agent; and

      (k) the sale of Fixed or Capital Assets that are sold in connection with a sale-leaseback transaction referred to in clause (A) of the last sentence of Section 6.2.16..

      "Permitted Liens" means: (a) Liens for Taxes (i) which are not delinquent or (ii) which (1) are being diligently contested in good faith and by appropriate proceedings, (2) the Borrower, Berry UK, NIM Holdings or the Subsidiary Guarantor, as appropriate, has the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting the Borrower, Berry UK, NIM Holdings or the Subsidiary Guarantor, as appropriate, and (3) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Collateral Agent unless and to the extent that a reserve has been established against the "Borrowing Base" (as defined in the BofA Financing Agreement) (or the "UK Borrowing Base" (as defined in the BofA Financing Agreement), as appropriate) in an amount equal to the maximum liability under and in connection with such Taxes, which reserve shall be established by the BofA Agent upon the Borrower's request; (b) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) Liens securing the BofA Obligations and the Obligations, which Liens securing the BofA Obligations shall be senior to the Liens securing the Obligations; (d) judgment Liens to the extent the entry of such judgment does not constitute an Event of Default under the terms of this Agreement or result in the sale or levy of, or execution on, any of the Collateral; (e) such other Liens, if any, as are set forth on Schedule 4.1.22 attached hereto and made a part hereof; (f) deposits, liens or pledges to secure payments of unemployment and other insurance, old-age pensions or other social security obligations, or the performance of bids, tenders, leases, contracts, public or statutory obligations, surety, stay or appeal bonds, or other similar obligations arising in the ordinary course of business; (g) statutory mechanics', workers', repairmen's, warehousemen's, vendors' or carriers' Liens or other similar statutory Liens arising in the ordinary course of business and securing sums which are not more than thirty
(30) days past due, provided that such statutory Liens do not materially impair or affect the use or value of any of the Collateral; (h) statutory landlord's Liens under leases to which the Borrower, Berry UK, NIM Holdings or any Subsidiary is a party; (i) zoning restrictions, easements, rights of way, licenses and restrictions on the use of real property or minor irregularities in title thereto which do not materially impair the use or value of any such real property; (j) "Permitted Encumbrances" (as defined in each of the Deeds of Trust); (k) Liens securing Indebtedness for Borrowed Money permitted by the provisions of Section 6.2.4(g) or

Refinancing Indebtedness with respect thereto permitted by the provisions of
Section 6.2.4(m); (l) Liens securing obligations under Capital Leases to the extent such Capital Leases are permitted by the provisions of this Agreement, and (m) any Lien arising under any retention of title arrangements entered into in the ordinary course of trading and not entered into primarily for the purposes of securing borrowings.

      "Permitted Uses" means the payment of outstanding obligations under the "Revolving Loan" (as defined in the BofA Financing Agreement).

      "Person" means and includes an individual, a corporation, a partnership, a joint venture, a limited liability company or partnership, a trust, an unincorporated association, a Governmental Authority, or any other organization or entity.

      "Plan" means any pension plan which is covered by Title IV of ERISA and in respect of which the Borrower, any Subsidiary of the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3 of ERISA.

      "Poly-Seal" means Poly-Seal Corporation, a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns.

      "Poly-Seal Stock" means all capital stock issued by Poly-Seal acquired or to be acquired by the Borrower, all in accordance with the Poly-Seal Stock Purchase Transaction, together with any and all proceeds and products thereof.

      "Poly-Seal Stock Purchase Agreement" means that certain Agreement and Plan of Merger dated as of May 9, 2000 by and among the Borrower, Berry Plastics Acquisition and the shareholders of Poly-Seal, as the same may from time to time be amended, restated, supplemented or modified, together with any and all exhibits and schedules thereto, amendments, modifications, and supplements thereto, restatements thereof, and substitutes therefor.

      "Poly-Seal Stock Purchase Documents" means collectively the Poly-Seal Stock Purchase Agreement and any and all other agreements, documents or instruments, previously, now or hereafter executed and delivered by the Borrower, or any other Person in connection with the Poly-Seal Stock Purchase Transaction, as the same may from time to time be amended, restated, supplemented and modified.

      "Poly-Seal Stock Purchase Transaction" means the acquisition of all issued and outstanding capital stock of Poly-Seal by the Borrower in accordance with the provisions of the Poly-Seal Stock Purchase Agreement.

      "Post-Default Rate" means with respect to the principal balance of any of the Obligations, the then applicable rate of interest on such Obligations, plus two percent (2%) per annum.

      "Preferred Stock" means the issued and outstanding class of Series A-1 Preferred Stock issued by the Parent for sale to one or more of the Parent's existing shareholders for an aggregate purchase price of Twenty-five Million Dollars ($25,000,000).

      "Prepayment" means a Term Loan Mandatory Prepayment or a Term Loan Optional Prepayment, and "Prepayments" mean collectively all Term Loan Mandatory Prepayments and all Term Loan Optional Prepayments.

      "Prime Rate" means the highest quoted annual rate of interest which is published from time to time in The Wall Street Journal listing of "Money Rates" as the "Prime Rate". If The Wall Street Journal listing of "Money Rates" is discontinued or substantially altered, the Agent may, in its sole discretion, chose another index of annual interest rates for non-consumer loans which is readily available and verifiable and beyond the control of the Agent; in this event, the substitute index therefore will be considered the Prime Rate although the Agent, in its sole discretion, may increase or decrease the Applicable Margin to make the interest rate comparable to the interest rate under the Prime Rate last in effect. The Borrower acknowledges and agrees that the Prime Rate is a reference used in determining interest rates on certain loans by the Agent, and that it is not intended to be the best or lowest rate of interest charged on any extension of credit to any customer.. The Prime Rate shall be adjusted automatically, without notice, as of the effective date of any change in such published Prime Rate.

      "Proposed Assignee" has the meaning described in Section 9.5 (Assignments by Lenders).

      "Pro-forma Financial Projections" has the meaning described in Section
4.1.12 (Pro-forma Financial Statements).

      "Pro-forma Financial Statements" has the meaning described in Section
4.1.12 (Pro-forma Financial Statements).

      "Pro Rata Share" means at any time and as to any Lender, the percentage derived by dividing the unpaid principal amount of the Loans owing to that Lender by the aggregate unpaid principal amount of all Loans then outstanding.

      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder.

      "Responsible Officer" means for the Borrower, its chief executive officer, any vice president or president or, with respect to financial matters, its chief financial officer.

      "Requisite Lenders" means at any time of determination one or more of the Lenders holding at least fifty-one percent (51%) of the Loans; except that at all times on or before the BofA Termination Date, "Requisite Lenders" means at any time of determination one or more of the Lenders and/or the BofA Lenders holding at least fifty-one percent (51%) of the sum of (i) the Loans and (ii) the BofA Commitments, in the aggregate.

      "Requisite Term Loan Lenders" means at any time of determination one or more Lenders holding at least fifty-one percent (51%) of the Loans.

      "Reserve Percentage" means, at any time, the then current maximum rate for which reserves (including any basic, supplemental, marginal and emergency reserves) are required to be maintained by member banks of the Federal Reserve System under Regulation D of the Board of

Governors of the Federal Reserve System against "Eurocurrency liabilities", as that term is defined in Regulation D. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage. The Agent hereby advises the Borrower that as of the date of this Agreement, the Reserve Percentage is equal to zero.

      "Right of First Refusal Notice" has the meaning described in Section 9.5 (Assignments by Lenders).

      "Securities" means the collective reference to each and every certificated or uncertificated security which constitutes a "security" under the provisions of Title 8 of the Uniform Commercial Code, and all proceeds (cash and non-cash) of the foregoing and to each and every "investment property" under the provisions of Title 9 of the Uniform Commercial Code (if that definition is included in that Title), and all proceeds (cash and non-cash) of the foregoing.

      "Security Documents" means the "Security Documents" as defined in the BofA Financing Agreement, as amended to secure the Obligations, all as the same may from time to time be further amended, restated, supplemented or otherwise modified.

      "Seller" means all of the shareholders of the Italian Target immediately prior to consummation of the Italian Target Stock Purchase Transaction.

      "Senior Secured Debt - Parent" means that certain Indebtedness for Borrowed Money of the Parent (and all guarantees thereof by the Borrower and its Subsidiaries) in favor of First Trust of New York, National Association, as trustee for the holders of the 12-1/2% Series A Senior Secured Notes due 2006 and the 12-1/2% Series B Secured Notes due 2006 in a stated principal amount of One Hundred Five Million Dollars ($105,000,000).

      "Senior Secured Debt Loan Documents" means any and all promissory notes, agreements, documents or instruments now or at any time evidencing, securing, guarantying or otherwise executed and delivered in connection with the Senior Secured Debt - Parent, as the same may from time to time be amended, restated, supplemented or modified.

      "State" means the State of Maryland.

      "Stockholder's Equity" means as to the Borrower, Berry UK, NIM Holdings, each of the Subsidiary Guarantors, and, upon closing and consummation of the Italian Target Stock Purchase Transaction, the Italian Holding Company, Capsol Italy and Ociesse, on a consolidated basis, for any date of determination thereof, the total of capital stock (except treasury stock and net of any note receivable received upon the issuance of any shares of capital stock) and contributed capital, as determined in accordance with GAAP consistently applied, after eliminating all intercompany items.

      "Subject Transaction" has the meaning given such term in the definition of Permitted Acquisition.

      "Subordinated Debt" means collectively (i) that certain Indebtedness for Borrowed Money of the Borrower (and all guarantees thereof by the Borrower and its Subsidiaries) in favor of United States Trust Company of New York, as trustee for the holders of the 12-1/4% Senior Subordinated Notes due 2004 in a stated principal amount of One Hundred Million Dollars ($100,000,000), (ii) the Additional Subordinated Debt, and (iii) the Additional Subordinated Debt (Cardinal).

      "Subordinated Debt Loan Documents" means any and all promissory notes, agreements, documents or instruments now or at any time evidencing, securing, guarantying or otherwise executed and delivered in connection with the Subordinated Debt, as the same may from time to time be amended, restated, supplemented or modified.

      "Subordinated Indebtedness" means all Indebtedness, including, without limitation, the Subordinated Debt, incurred at any time by the Borrower as and to the extent permitted by the provisions of Section 6.2.4 (Indebtedness), which is subordinated to the Obligations, as set forth in one or more written agreements, all in form and substance satisfactory to the Agent in its reasonable discretion. The Agent and the Lenders agree that Subordinated Indebtedness does not include the Senior Secured Debt - Parent.

      "Subsidiary" means with respect to any Person, any other Person owning the majority of the voting shares of such first Person.

      "Subsidiary Guarantor" means BIC, BTP, AeroCon, Berry Sterling, PackerWare, Berry Design, Berry Venture, Venture Southeast, Venture Midwest, Knight, CPI, Cardinal, Poly-Seal, or any other domestic Subsidiary (organized and existing under the laws of any state in the United States) of the Borrower or the Parent which is designated and qualifies as a Subsidiary Guarantor in accordance with the provisions of Section 6.2.2 (Subsidiaries), or any of their respective successors and assigns, as the case may be; and, "Subsidiary Guarantors" means BIC, BTP, AeroCon, Berry Sterling, Berry Design, PackerWare, Berry Venture, Venture Southeast, Venture Midwest, Knight, CPI, Cardinal, Poly-Seal, each other domestic Subsidiary of the Borrower designated and qualified as a "Subsidiary Guarantor" in accordance with the provisions of
Section 6.2.2 (Subsidiaries), and all of their respective successors and assigns. In addition, if and to the extent permitted by Italian law, "Subsidiary Guarantor" shall also include the Italian Holding Company, Ociesse and Capsol Italy. For purposes of this Agreement, however, the Agent and the Lenders agree that none of the tangible or intangible assets or properties (excluding capital stock) of Capsol Italy, Ociesse and/or the Italian Holding Company located in the Republic of Italy shall be pledged to the Collateral Agent, the Agent and/or the Lenders as collateral for any of the Obligations. Upon consummation of the Italian Stock Purchase Transaction, if and to the extent permitted by Italian law, all of the Obligations shall be secured by the grant to the Collateral Agent of a second priority assignment, pledge and grant of one hundred percent (100%) of the outstanding shares of capital stock now or at any time hereafter issued by Capsol Italy, Ociesse and/or the Italian Holding Company.

      "Substitute Purchaser" has the meaning described in Section 9.5 (Assignments by Lenders).

      "Tangible Capital Funds" means as to the Borrower, Berry UK, NIM Holdings, each of the Subsidiary Guarantors, and, upon closing and consummation of the Italian Target Stock Purchase Transaction, the Italian Holding Company, Capsol Italy and Ociesse, on a consolidated basis, for any date of determination thereof, the total of (a) all Stockholder's Equity, less (b) all Assets which would be classified as intangible assets under GAAP consistently applied, plus (c) Subordinated Indebtedness.

      "Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time shall be assessed, levied, confirmed or imposed by any Governmental Authority on the Borrower, any Subsidiary Guarantor, Berry UK, NIM Holdings or any of its or their properties or Assets or any part thereof or in respect of any of its or their franchises, businesses, income or profits.

      "Term Loan" and "Term Loans have the meanings described in Section 2.1 (Term Loan Facility).

      "Term Loan Commitment" and "Term Loan Commitments" have the meanings described in Section 2.1.1 (Term Loan Commitments).

      "Term Loan Committed Amount" has the meaning described in Section 2.1.1 (Term Loan Commitments).

      "Term Loan Facility" means the facility established by the Lenders pursuant to Section 2.1 (Term Loan Facility).

      "Term Loan Mandatory Prepayment" and "Term Loan Mandatory Prepayments" have the meanings described in Section 2.1.3 (Mandatory Prepayments of Term
Loan).

      "Term Loan Optional Prepayment" and "Term Loan Optional Prepayments" have the meanings described in Section 2.1.4 (Optional Prepayments of Term Loans).

      "Term Loan Pro Rata Share" has the meaning described in Section 2.1 (Term Loan Facility).

      "Term Loan Note" and "Term Loan Notes" have the meaning described in
Section 2.1.2 (Amortization of Term Loans).

      "Total Term Loan Committed Amount" has the meaning described in Section
2.1.1 (Term Loan Commitments).

      "Trademarks" means and includes in each case whether now existing or hereafter arising, all of the Borrower's or any Subsidiary Guarantor's rights, title and interest in and to (a) any and all trademarks (including service marks), trade names and trade styles, and applications for registration thereof and the goodwill of the business symbolized by any of the foregoing, (b) any and all licenses of trademarks, service marks, trade names and/or trade styles, whether as licensor or licensee, (c) any renewals of any and all trademarks, service marks, trade names, trade styles and/or licenses of any of the foregoing, (d) income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages, claims, and payments for past, present and future infringements thereof, (e) rights to sue for past, present and future infringements of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing, and (f) all rights corresponding to any of the foregoing throughout the world.

      "Uniform Commercial Code" means, unless otherwise provided in this Agreement, the Uniform Commercial Code as adopted by and in effect from time to time in the State or in any other jurisdiction, as applicable.

      "Venture Holdings" means Venture Packaging, Inc., a corporation organized and existing under the laws of the State Delaware, and its successors and assigns.

      "Venture Midwest" means Venture Packaging Midwest, Inc., a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns.

      "Venture Southeast" means Berry Plastics Technical Services, Inc., a corporation organized and existing under the laws of the State of Delaware, formerly known as Venture Packaging Southeast, Inc., and its successors and assigns.

      "Wholly Owned Subsidiary" means any domestic United States Person all the shares of stock or other equity interests of all classes of which (other than directors' qualifying shares) at the time are owned directly or indirectly by the Borrower and/or by one or more Wholly Owned Subsidiaries of the Borrower.

      Section 1.2 Accounting Terms and Other Definitional Provisions.

      Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP. Unless otherwise defined herein, all terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified. Notwithstanding the foregoing, the Agent and the Lenders agree that if GAAP at any time changes and such changes have an affect on the computation of any of the covenants contained in Section
6.1.13 (Financial Covenants), the Agent, the Lenders and the Borrower will negotiate in good faith to revise any such affected covenants so as to reverse the effect of such change in GAAP.

                                   ARTICLE II
                              THE CREDIT FACILITIES

      Section 2.1 The Term Loan Facility.

                  2.1.1 Term Loan Commitments.

                  Subject to and upon the terms of this Agreement, each Lender severally agrees to make a loan (each a "Term Loan"; and collectively, the "Term Loans") to the Borrower in the principal amount set forth below opposite such Lender's name (herein called such Lender's "Term Loan Committed Amount"). The total of each Lender's Term Loan Committed Amount is herein called the "Total Term Loan Committed Amount". The proportionate share set forth below opposite each Lender's name is herein called such Lender's "Term Loan Pro Rata Share":

                              Term Loan               Term Loan
      Lender                  Committed Amount        Pro Rata Share
      ------                  ----------------        --------------

      GE Capital              $25,000,000             100%

      Total Term Loan
      Committed Amount:       $25,000,000             100%

                  The obligation of each Lender to make a Term Loan is several and is limited to its Term Loan Committed Amount, and such obligation of each Lender is herein called its "Term Loan Commitment". The Term Loan Commitment of each of the Lenders are herein collectively referred to as the "Term Loan Commitments". The Agent shall not be responsible for the Term Loan Commitment of any Lender; and similarly, none of the Lenders shall be responsible for the Term Loan Commitment of any of the other Lenders; the failure, however, of any Lender to perform its Term Loan Commitment shall not relieve any of the other Lenders from the performance of their respective Term Loan Commitments.

                  2.1.2 Payment of Term Loans; the Term Loan Notes.

                  The unpaid principal balance of the Term Loans shall be due and payable in full on the Maturity Date. The obligation of the Borrower to pay the Term Loans, with interest, shall be evidenced by a series of promissory notes (each as from time to time extended, amended, restated, supplemented or otherwise modified, a "Term Loan Note" and collectively, the "Term Loan Notes"). Each Term Loan Note shall be dated as the Closing Date and shall be payable to the order of a Lender at the times provided in the Term Loan Note, and shall be in the principal amount of such Lender's Term Loan Committed Amount.

                  2.1.3 Mandatory Prepayments of Term Loans.

                  Subject to the provisions of Section 2.2.4 (Indemnity), the Borrower shall make the following mandatory prepayments (each a "Term Loan Mandatory Prepayment" and collectively the "Term Loan Mandatory Prepayments") of the Term Loans to the Agent for the ratable benefit of the Lenders:

                        (a) Following payment of the BofA Obligations in full, the Borrower shall make Term Loan Mandatory Prepayments of the Term Loans to the Agent for the ratable benefit of the Lenders annually. Each Term Loan Mandatory Prepayment shall be in the amount of the Excess Cash Flow for the then preceding fiscal year and shall be payable on the date the Borrower shall furnish to the Agent the annual financial statements referred to in Section 6.1.1 (Financial Statements). If, however, the Borrower fails to furnish such financial statements in any given year as and when required, the Borrower shall be required to pay the Term Loan Mandatory Prepayment payable during such calendar year on the date which is ninety (90) days after the close of the Borrower's then preceding fiscal year.

                        (b) To the extent the Net Proceeds of any Asset Disposition (excluding any Asset Disposition by Berry UK or NIM Holdings) (including the sale and issuance of any Securities) by the Borrower or any Subsidiary Guarantor cause the aggregate of all such Asset Dispositions in any fiscal year to exceed Five Hundred Thousand Dollars ($500,000), all of such excess, if any, remaining after payment of the BofA Obligations in full, shall be paid to the Agent as a Term Loan Mandatory Prepayment. Notwithstanding the foregoing, the Borrower shall not be required to make a Term Loan Mandatory Prepayment in connection with

                              (i) any public, private or Rule 144(A) offering of
            Securities which does not generate any proceeds (other than nominal proceeds), including, for example, the issuance or exercise of warrants with registration rights or the issuance of a resale prospectus for any existing shares of capital stock;

                              (ii) any non-cash Net Proceeds which are
            Indebtedness for Borrowed Money received by the Borrower or any Subsidiary Guarantor in payment of the purchase price of an Asset which is the subject of a Permitted Asset Disposition; provided that, upon the Collateral Agent's demand, the Borrower and/or the Subsidiary Guarantor, as the case may, on or before the BofA Termination Date, shall take all such actions as shall be reasonably requested by the Collateral Agent to grant to the Collateral Agent for the benefit of the BofA Agent and the ratable benefit of the BofA Lenders a first priority perfected Lien on any such Indebtedness for Borrowed Money and to grant to the Collateral Agent for the benefit of the Agent and the ratable benefit of the Lenders a second priority perfected Lien and at any time after the BofA Termination Date, shall take all such actions as shall be reasonably required by the Collateral Agent to grant to the Collateral Agent for the benefit of the Agent and the ratable benefit of the Lenders, a first priority perfected Lien on any such Indebtedness for Borrowed Money; provided further that the principal amount of all such Indebtedness for Borrowed Money shall not exceed at any time in the aggregate Five Hundred Thousand Dollars ($500,000);

                              (iii) the issuance and sale of the Preferred
            Stock; and

                              (iv) the sale of the property which is subject to
            the Lien of the Deed of Trust - Arlington Heights and/or the sale of a portion of the property which is subject to the Lien of the Deed of Trust - Evansville; provided that such sale or sales constitute a Permitted Asset Disposition.

                        (c) Immediately upon closing and consummation of any public or private offering of Indebtedness for Borrowed Money by the Borrower or any Subsidiary Guarantor on or after the Closing Date, the Borrower shall make a Term Loan Mandatory Prepayment in an amount equal to the balance, if any, of one hundred percent (100%) of the Net Proceeds of such public or private offering remaining after payment of the BofA Obligations in full; provided that a Term Loan Mandatory Prepayment shall not be required with respect to:

                  (i) Indebtedness for Borrowed Money permitted by Section 6.2.4
            (Indebtedness), other than subsection (d) of Section 6.2.4; and

                  (ii) the issuance of any Indebtedness by the Borrower or any
            Subsidiary Guarantor, if (A) such Indebtedness is issued pursuant to and is permitted by subsection (d) of Section 6.2.4 and such Indebtedness constitutes a "Refinancing Indebtedness" as defined in subsection (m) of Section 6.2.4 or (B) if the Net Proceeds of such Indebtedness are used, in whole, to finance a Permitted Acquisition or Capital Expenditures as and to the extent permitted by the provisions of this Agreement; and (C) the aggregate amount of Indebtedness under clauses (i) and (ii) of this subsection (b) does not exceed Twenty Million Dollars ($20,000,000).

      The Borrower shall pay to the Agent on the date of each required Term Loan Mandatory Prepayment accrued interest to such date on the amount prepaid. Each partial Term Loan Mandatory Prepayment shall be applied to the unpaid principal balance of the Term Loans due on the Maturity Date.

                  2.1.4 Optional Prepayments of Term Loans.

                  Subject to the provisions of Section 2.2.4 (Indemnity), the Borrower may, at its option, at any time and from time to time, prepay (each a "Term Loan Optional Prepayment" and collectively the "Term Loan Optional Prepayments") the Term Loans, in whole or in part, upon five (5) Business Days prior written notice, specifying the date and amount of prepayment. The amount to be so prepaid, together with interest accrued thereon to date of prepayment if the amount is intended as a prepayment of the Term Loans in whole, shall be paid by the Borrower to the Agent for the ratable benefit of the Lenders on the date specified for such prepayment. Partial Term Loan Optional Prepayments shall be in minimum amounts of Five

Million Dollars ($5,000,000) and shall be applied to the unpaid principal balance of the Term Loans due on the Maturity Date.

      Section 2.2 Interest.

                  2.2.1 Applicable Interest Rates.

                        (a) Each Loan shall bear interest until maturity (whether by acceleration, declaration, extension or otherwise) at either the Alternate Index Rate or the LIBOR Rate, as selected and specified by the Borrower, as appropriate, in an Interest Rate Election Notice furnished to the Agent in accordance with the provisions of Section 2.2.2(e) (Selection of Interest Rates), or as otherwise determined in accordance with the provisions of this Section 2.2, and as may be adjusted from time to time in accordance with the provisions of Section 2.2.3 (Inability to Determine LIBOR Base Rate).

                        (b) Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default, at the option of the Agent, all Loans and all other Obligations shall bear interest at the Post-Default Rate.

                        (c) The Applicable Margin for (i) LIBOR Loans shall be four hundred fifty (450) basis points per annum and (ii) Index Rate Loans shall be three hundred (300) basis points.

                  2.2.2 Selection of Interest Rates.

                        (a) The Borrower shall select the initial Applicable Interest Rate to be charged on the Term Loans .

                        (b) From time to time after the date of this Agreement as provided in this Section, by a proper and timely Interest Rate Election Notice furnished to the Agent in accordance with the provisions of Section 2.2.2(e), the Borrower may select an initial Applicable Interest Rate or Applicable Interest Rates for any Loans or may convert the Applicable Interest Rate and, when applicable, the Interest Period, for any existing Loan to any other Applicable Interest Rate or, when applicable, any other Interest Period.

                        (c) The selection of an Applicable Interest Rate and/or an Interest Period, the election to convert an Applicable Interest Rate and/or an Interest Period to another Applicable Interest Rate or Interest Period, and any other adjustments in an interest rate are subject to the following limitations:

                              (i) the Borrower shall not at any time select or
            change to an Interest Period that extends beyond the Maturity Date,

                              (ii) no change from the LIBOR Rate to the
            Alternate Index Rate shall become effective on a day other than a Business Day and unless the Agent or the Lenders, as appropriate, receive any compensation payable pursuant to Section 2.2.4 (Indemnity), on a day which is the last day of the then current Interest Period, no change of an Interest Period shall become effective on a day other than the last day of the then current

            Interest Period, and no change from the Alternate Index Rate to the LIBOR Rate shall become effective on a day other than a day which is a Business Day,

                              (iii) no more than two (2) different LIBOR Rates
            may be outstanding at any time and from time to time with respect to the Term Loans,

                              (iv) the first day of each Interest Period shall
            be a Business Day,

                              (v) the Borrower shall not be entitled to select
            the LIBOR Rate as the Applicable Interest Rate for any Loans following and during the continuance of a Default or an Event of Default, and

                              (vi) the minimum principal amount of a LIBOR Loan
            shall be One Million Dollars ($1,000,000).

                        (d) If a request for an advance under the Loans is not accompanied by an Interest Rate Election Notice or does not otherwise include a selection of an Applicable Interest Rate and, if applicable, an Interest Period, or if, after having made a selection of an Applicable Interest Rate and, if applicable, an Interest Period, the Borrower fails or is not otherwise entitled under the provisions of this Agreement to continue such Applicable Interest Rate or Interest Period, the Borrower shall be deemed to have selected the Alternate Index Rate as the Applicable Interest Rate until such time as the Borrower shall have selected a different Applicable Interest Rate and specified an Interest Period in accordance with, and subject to, the provisions of this Section.

                        (e) The Lenders will not be obligated to make Loans, to convert the Applicable Interest Rate on Loans to another Interest Rate, or to change Interest Periods, unless the Agent, shall have received an irrevocable written or telephonic notice (an "Interest Rate Election Notice") from the Borrower specifying the following information:

                              (i) the amount to be converted,

                              (ii) a selection of the Alternate Index Rate or
            the LIBOR Rate,

                              (iii) the length of the Interest Period if the
            Applicable Interest Rate selected is the LIBOR Rate, and

                              (iv) the requested date on which such election
            is to be effective.

Any telephonic notice must be confirmed in writing within three (3) Business Days. Each Interest Rate Election Notice for a Loan must be received by the Agent not later than 10:00 a.m. (New York City Time) on the Business Day of any requested borrowing or conversion in the case of a selection of the Alternate Index Rate and not later than 10:00 a.m. (New York City

Time) on the third Business Day before the effective date of any requested borrowing or conversion in the case of a selection of the LIBOR Rate..

                  2.2.3 Inability to Determine LIBOR Base Rate.

                  In the event that (a) the Agent shall have determined that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the LIBOR Base Rate for any requested Interest Period with respect to a Loan, the Borrower shall have requested to be made or to be converted to a LIBOR Loan or (b) the Agent shall determine that the LIBOR Base Rate for any requested Interest Period with respect to a Loan the Borrower shall have requested to be made or to be converted to a LIBOR Loan does not adequately and fairly reflect the cost to the Lenders of funding or converting such Loan, the Agent shall give telephonic or written notice of such determination to the Borrower at least one (1) day prior to the proposed date for funding or converting such Loan. If such notice is given, any request for a LIBOR Loan shall be made or converted to an Alternate Index Rate Loan. Until such notice has been withdrawn by the Agent, the Borrower will not request that any Loan be converted to a LIBOR Loan.

                  2.2.4 Indemnity.

                  The Borrower agrees to indemnify and reimburse the Agent and the Lenders and to hold the Agent and the Lenders harmless from any loss, cost (including administrative costs) or expense which any one or more of the Agent or the Lenders may sustain or incur as a consequence of (a) a default by the Borrower in payment when due of the principal amount of or interest on any LIBOR Loan, (b) the failure of the Borrower to make, or convert the Applicable Interest Rate of, a LIBOR Loan after the Borrower has given an Interest Rate Election Notice, (c) the failure of the Borrower to make any prepayment of a LIBOR Loan after the Borrower has given notice of such intention to make such a prepayment, and/or (d) the making by the Borrower of a prepayment of a LIBOR Loan on a day which is not the last day of the Interest Period for such LIBOR Loan, calculated as provided in the following paragraph, including, without limitation, any such loss or expense arising from the reemployment of funds obtained by the Agent and/or any of the Lenders to maintain any LIBOR Loan or from fees payable to terminate the deposits from which such funds were obtained. The foregoing agreements and covenants of the Borrower shall survive termination or expiration of this Agreement and payment of the Obligations.

                  Contemporaneously with any prepayment of principal of a LIBOR Loan, a prepayment fee shall be due and payable to the Lenders in an amount equal to any loss or expense (other than loss of anticipated profits) arising from the reemployment of funds obtained by any Lender to fund or maintain any LIBOR Loan or from fees payable to terminate the deposits from which such funds were obtained. Neither the Agent nor any of the Lenders shall be obligated to accept any prepayment of principal unless it is accompanied by the prepayment fee, if any, due in connection therewith as calculated pursuant to the provisions of this paragraph. No prepayment fee payable in connection herewith shall in any event or under any circumstances be deemed or construed as a penalty.

                  2.2.5 Payment of Interest.

                        (a) Unpaid and accrued interest on any Index Rate Loan shall be paid monthly, in arrears, on the first day of each calendar month, commencing on the first such date after the date of this Agreement, and on the first day of each calendar month thereafter, and at maturity (whether by acceleration, declaration, extension or otherwise).

                        (b) Notwithstanding the foregoing, any and all unpaid and accrued interest on any Index Rate Loan converted to a LIBOR Loan or prepaid shall be paid immediately upon such conversion and/or prepayment, as appropriate.

                        (c) Unpaid and accrued interest on any LIBOR Loan shall be paid, in arrears, on the last day of the applicable LIBOR Interest Period and at maturity (whether by acceleration, declaration, extension or otherwise). Notwithstanding anything to the contrary contained herein, the Agent agrees that the Borrower shall not have any obligation to make any payment pursuant to the provisions of Section 2.2.4 (Indemnity) resulting solely from the payment of accrued interest on a date other than the expiration date of an Interest Period.

      Section 2.3 General Financing Provisions.

                  2.3.1 Borrower's Representatives.

                        (a) The Borrower hereby represents and warrants to the Agent and the Lenders that the Borrower and each Subsidiary Guarantor will derive benefits, directly and indirectly, from the Loans, both in their separate capacity and as a member of the integrated group to which the Borrower and each Subsidiary Guarantor belongs and because (i) the successful operation of the integrated group is dependent upon the continued successful performance of the functions of the integrated group as a whole, (ii) the terms of the consolidated financing provided under this Agreement are more favorable than would otherwise would be obtainable by the Borrower and any Subsidiary Guarantor individually, and (iii) the Borrower's additional administrative and other costs and reduced flexibility associated with individual financing arrangements which would otherwise be required if obtainable would substantially reduce the value to the Borrower of such financings.

                        (b) The Borrower hereby irrevocably authorizes each of the Lenders to make the Loans to the Borrower, pursuant to the provisions of this Agreement upon the written, oral or telephone request of any one of the Persons who is from time to time a Responsible Officer of the Borrower under the provisions of the most recent certificate of corporate resolutions of the Borrower on file with the Agent.

                        (c) Neither the Agent nor any of the Lenders assumes any responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Agent and the Borrower or the Agent and any of the Lenders in connection with any Loan or any other transaction in connection with the provisions of this Agreement, except for acts of willful misconduct and gross negligence.

                  2.3.2 Use of Proceeds of the Loans.

                  The proceeds of each Loan shall be used by the Borrower for Permitted Uses, and for no other purposes except as may otherwise be agreed by the Requisite Term Loan Lenders in writing.

                  2.3.3 Commitment Fee.

                  The Borrower shall pay to the Agent a commitment fee (the "Commitment Fee") in the amount of One Hundred Thousand Dollars ($100,000). The Agent shall remit the Commitment Fee to those Lenders which have funded the Term Loans as of the Closing Date. The Commitment Fee shall be payable on or before the Closing Date and shall be deemed fully earned on the date paid and is non-refundable.

                  2.3.4 Closing Fee.

                  The Borrower shall pay to the Agent for the ratable benefit of the Lenders based on each Lender's Pro Rata Share of the Commitments, a closing fee (the "Closing Fee") in the amount of Seven Hundred Fifty Thousand Dollars ($750,000), less the amount of the Commitment Fee actually paid to and received by the Agent on or before the Closing Date. The Closing Fee shall be payable on or before the Closing Date and shall be deemed fully earned on the date paid and is non-refundable.

                  2.3.5 Computation of Interest.

                  All applicable interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Any change in the interest rate on any of the Obligations resulting from a change in the Alternate Index Rate shall become effective as of the opening of business on the day on which such change in the Alternate Index Rate is announced.

                  2.3.6 Payments.

                  All payments to be made by the Borrower to the Agent and/or any of the Lenders under this Agreement or any of the other Financing Documents with respect to the Obligations shall be made in Dollars, without set-off or counterclaim and free and clear of, and without deduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed against the Borrower, other than income and franchise taxes imposed on any Lender (the "Assessments"). If the Borrower fails to perform its obligations to the Agent and/or any of the Lenders under the foregoing, the Borrower shall indemnify the Agent and the Lenders for any such Assessments that are paid by the Agent and/or any of the Lenders, plus all incremental Assessments, interest or penalties that may become payable as a consequence of such failure. All payments of the Obligations, including, without limitation, principal, interest, Prepayments, and Fees, shall be paid by the Borrower to the Agent (except as otherwise provided herein) at the Agent's office specified in Section 9.1 (Notices) in immediately available funds not later than 2:00 p.m. (New York City
Time) on the due date of such payment. All payments received by the Agent after such time shall be deemed to have been received by the Agent for purposes of computing interest and otherwise as of the next Business Day. Payments shall not be considered received by the Agent until such payments are paid to the Agent in immediately available funds.

                  2.3.7 Liens; Setoff.

                  The Borrower hereby grants to the Agent and to the Lenders a continuing Lien for all of the Obligations (including, without limitation, the Agent's Obligations) upon any and all monies, securities, and other cash deposits of the Borrower and the proceeds thereof, now or hereafter held or received by or in transit to, the Agent, any of the Lenders, and/or any Affiliate of the Agent and/or any of the Lenders, from or for the Borrower, and also upon any and all deposit accounts (general or special) and credits of the Borrower, if any, with the Agent, any of the Lenders or any Affiliate of the Agent or any of the Lenders, at any time existing, excluding any deposit accounts held by the Borrower in its capacity as trustee for Persons who are not Affiliates or Subsidiaries of the Borrower. Without implying any limitation on any other rights the Agent and/or any of the Lenders may have under the Financing Documents or applicable Laws, during the continuance of an Event of Default, the Agent is hereby authorized by the Borrower at any time and from time to time, without notice to the Borrower, to set off, appropriate and apply any or all items hereinabove referred to against all Obligations (including, without limitation, the Agent's Obligations) then outstanding (whether or not then due), all in such order and manner as shall be determined by the Agent in its sole and absolute discretion. Notwithstanding the foregoing, the Agent and the Lenders acknowledge and agree that any Liens and rights of setoff under this
Section 2.3.7 are subordinate and junior to the Liens and rights of setoff securing the BofA Obligations; accordingly, the Agent and the Lenders agree that on or before the BofA Termination Date any amounts received by them on account of any such Liens or rights of setoff shall be remitted to the Collateral Agent for application to the BofA Obligations until such time as the BofA Obligations are paid in full. In addition, the Agent and the Lenders agree that any Liens and rights of setoff under this Section 2.3.7 shall be held for the benefit of, and as agent for, the Collateral Agent.

                  2.3.8 Requirements of Law.

                  In the event that any Lender shall have determined in good faith that (a) the adoption of any Laws after the Closing Date regarding capital adequacy, or (b) any change in or in the interpretation or application of any Laws, or (c) compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender, as a consequence of the obligations of the such Lender hereunder to a level below that which such Lender or any corporation controlling such Lender would have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender and the corporation controlling such Lender, with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower of a written request therefor and a statement of the basis for such determination, the Borrower shall pay to such Lender such additional amount or amounts in order to compensate for such reduction. The Agent and the Lenders agree that the Borrower shall be entitled, at its option, to require that any Lender which demands payment of any amounts under this Section 2.3.8 assign one hundred percent (100%) of its Obligations to one or more other lenders or financial institutions as shall be acceptable to the Borrower and the Agent; provided that any such assignment is effected in accordance with the provisions of Section 9.5 (Assignments by Lenders).

      Section 2.4 Settlement Among Lenders.

                  The Agent shall pay to each Lender on each date on which a payment of principal and/or interest on the Term Loans, such Lender's ratable share of all payments received by the Agent in immediately available funds on account of the Term Loans, net of any amounts payable by such Lender to the Agent, by wire transfer of same day funds; the amount payable to each Lender shall be based on the principal amount of the Term Loans owing to such Lender. All other amounts received by the Agent on account of, or applied by the Agent to the payment of, any Obligation owed to the Lenders (including, without limitation, proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default and payment of the BofA Obligations in full) that are received by the Agent not later than 11:00 a.m. (New York City Time) on a Business Day will be paid by the Agent to each Lender on the same Business Day, and any such amounts that are received by the Agent after 11:00 a.m. (New York City Time) will be paid by the Agent to each Lender on the following Business Day. Unless otherwise stated herein, the Agent shall distribute proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default ratably to the Lenders based on the amount of the Obligations then owing to each Lender.

      Section 2.5 Presumption of Payment.

                  Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent in its sole discretion may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent and the Agent shall have distributed to any Lender all or any portion of such amount, such Lender shall repay to the Agent on demand the amount so distributed to such Lender, together with interest thereon at the Federal Funds Rate, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent.

                                   ARTICLE III
                                 THE COLLATERAL

      Section 3.1 Debt and Obligations Secured.

      All property and Liens assigned, pledged or otherwise granted under or in connection with this Agreement (including, without limitation, those under Section 3.2 (Grant of Liens)) or any of the Financing Documents shall, subject to the terms, conditions and limitations, if any, set forth in this Agreement or in any of the Financing Documents, secure (a) the payment of all of the Obligations and (b) the performance, compliance with and observance by the Borrower of the provisions of this Agreement and all of the other Financing Documents or otherwise under the Obligations. The security interest and Lien of the Collateral Agent for the benefit of each Lender in such property shall rank equally in priority with the Lien for the benefit of each other Lender, but the security interest and Lien of the Collateral Agent for the benefit of the Agent with respect to the Agent's Obligations shall be superior to the security interest and Lien of the Lender.

      Section 3.2 Grant of Liens.

      The Borrower hereby assigns, pledges and grants to the Collateral Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, and agrees that the Collateral Agent shall have a perfected and continuing security interest in, and Lien on, (a) all of the Borrower's Accounts, Inventory, Chattel Paper, Documents, Instruments, Equipment, Securities, and General Intangibles, whether now owned or existing or hereafter acquired or arising, (b) all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an Account or Chattel Paper, (c) all insurance policies relating to the foregoing, (d) all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and (e) all cash and non-cash proceeds and products of the foregoing. The Borrower further agrees that the Collateral Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code as well as those provided in this Agreement, under each of the other Financing Documents and under applicable Laws in each case subject to the provisions of the Financing Documents, including, without limitation, the Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, the Collateral shall not include (i) any rights of the Borrower under any Capital Leases of Equipment or any other agreements if and to the extent any such Capital Leases or other agreements prohibit the collateral assignment or pledge of the Borrower's interest therein, and such prohibition has not been waived by the respective Person or (ii) any assets or properties of the Borrower or any Subsidiary which are not subject to a prior and senior perfected Lien in favor of the Collateral Agent with respect to the BofA Obligations. Notwithstanding anything to the contrary contained herein, the Collateral shall not include any item of tangible or intangible property to the extent the grant of a security interest pursuant hereto in the Borrower's right, title and interest in such item of property is prohibited by an applicable contractual obligation or requirement of law or would give any other Person the right to terminate its obligations with respect to such item (it being understood and agreed, however, that notwithstanding the foregoing, all rights to payment for money due or to become due pursuant to any such excluded item of property shall be subject to the security interests created hereby and it being further understood and agreed that any such excluded item shall be included as part of the Collateral if and to the extent any applicable prohibition on the collateral assignment of such item shall be unenforceable under the applicable Uniform Commercial Code as now or hereafter in effect).

      The Agent and the Lenders acknowledge and agree that all Liens and security interests granted by the Borrower and/or any of the Subsidiary Guarantors to the Collateral Agent pursuant to this Agreement or any of the other Financing Documents shall at all times be junior and subordinate to the Liens and security interests of the Collateral Agent with respect to the BofA Obligations, except as set forth in the Intercreditor Agreement. The Agent, the Lenders and the Borrower further understand and agree that notwithstanding any provision herein to the contrary or in any of the Financing Documents, all Liens and security interests shall be granted to the Collateral Agent for the benefit of the Agent and the Lenders and that at no time prior to the BofA Termination Date shall any such Liens or security interests be granted to or otherwise held in the name of the Agent and/or any of the Lenders.

      Section 3.3 Personal Property.

      The Borrower acknowledges and agrees that it is the intention of the parties to this Agreement that (i) the Collateral Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, except as otherwise expressly provided in Section 3.2 (Grant of Liens), shall have a second priority, perfected Lien (except that the Collateral Agent acknowledges and agrees that the Lien on the Fixed and Capital Assets of the Borrower located in the State of Nevada, including, without limitation, the real property owned by the Borrower in the State of Nevada shall be a third priority Lien, subject to first priority Liens as set forth in Schedule 4.1.22), in form and substance reasonably satisfactory to the Collateral Agent and its counsel, on all of the personal property of the Borrower and of each Subsidiary Guarantor of any kind and nature whatsoever which is subject to the Liens and security interests of the Collateral Agent with respect to the BofA Obligations, whether now owned or hereafter acquired, as security for all of the Obligations, subject only to the Permitted Liens. In furtherance of the foregoing:

                  3.3.1 Securities, Chattel Paper, Promissory Notes, etc.

                        (a) As of the date of this Agreement and without implying any limitation on the scope of Section 3.2 (Grant of Liens), the Borrower shall deliver and shall cause each Subsidiary Guarantor that owns Collateral to deliver (or shall have delivered or caused to be delivered) to the Collateral Agent, all originals of all of letters of credit, Securities, Chattel Paper, Documents and Instruments owned or held by the Borrower and/or any Subsidiary Guarantor, and, if the Collateral Agent, so requires, shall execute and deliver and, shall cause each such Subsidiary Guarantor to execute and deliver (or shall have executed and delivered or caused to be delivered), a separate pledge, assignment and security agreement in form and content acceptable to the Collateral Agent, which pledge, assignment and security agreement shall assign, pledge and grant a first priority Lien to the Collateral Agent, for the ratable benefit of the BofA Lenders and for the benefit of the BofA Agent with respect to the "Agent's Obligations" (as defined in the BofA Financing Agreement) and a second priority Lien to the Collateral Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, on all of the letters of credit, Securities, Chattel Paper, Documents and Instruments of the Borrower and each such Subsidiary Guarantor, as the case may be; provided that at all times after the BofA Termination Date, any required Lien for the benefit of the Agent and the Lenders shall be a first priority Lien. In addition, the Borrower agrees to endorse to the order of the Collateral Agent any and all Instruments that constitute or evidence all or any portion of the Collateral.

                        (b) In the event that the Borrower or any such Subsidiary Guarantor shall acquire (or have acquired) after the Closing Date any letters of credit, Securities, Chattel Paper, Documents or Instruments, the Borrower shall promptly so notify the Collateral Agent and deliver the originals of all of the foregoing to the Collateral Agent, promptly and in any event within thirty (30) days of each acquisition.

                        (c) All letters of credit, Securities, Chattel Paper, Documents and Instruments to be delivered hereunder shall be delivered to the Collateral Agent endorsed and/or assigned as required by the pledge, assignment and security agreement and/or as the Collateral Agent may require and, if applicable, shall be accompanied by blank irrevocable and unconditional stock or bond powers.

                  3.3.2 Patents, Copyrights and Other Property Requiring Additional Steps to Perfect.

                  As of the date of this Agreement and without implying any limitation on the scope of Section 3.2 (Grant of Liens), the Borrower shall execute and deliver and, shall cause each Subsidiary Guarantor that owns Collateral, as appropriate, to execute and deliver (or shall have executed and delivered or caused to be executed and delivered), all Financing Documents and take all actions requested by the Collateral Agent in order to perfect an assignment of Patents, Copyrights, Trademarks, customer lists or any other type or kind of intellectual property acquired by the Borrower or any such Subsidiary Guarantor after the Closing Date, which assignment shall grant to the Collateral Agent for the benefit of the BofA Agent and the BofA Lenders a first priority assignment of the foregoing and shall grant to the Collateral Agent for the benefit of the Agent and the Lenders a second priority assignment; except that at all times after the BofA Termination Date any assignment given for the benefit of the Agent and the Lenders under this Section shall be a first priority assignment.

      Section 3.4 Record Searches.

      As determined by the Collateral Agent, at the time any Financing Document is executed and delivered by the Borrower pursuant to the BofA Financing Agreement or this ARTICLE III or any other Section of this Agreement, the Collateral Agent shall, in its reasonable discretion and if requested, have received, in form and substance satisfactory to the Collateral Agent, such Lien or record searches with respect to the Borrower, each Subsidiary Guarantor and/or any other Person who may be an obligor or pledgor with respect to any of the Obligations, as appropriate, and the property covered by such Financing Document showing that the Lien of such Financing Document will be a perfected first priority Lien on the property covered by such Financing Document with respect to the BofA Obligations and a second priority Lien with respect to the Obligations, subject only to Permitted Liens or to such other Liens or matters as the Collateral Agent may approve. The Agent agrees that it shall not require Lien or record searches if and to the extent the BofA Agent has obtained such Lien and record searches and, if requested by the Agent, has furnished copies of such Lien or record searches to the Agent promptly upon request. In addition, notwithstanding the foregoing, the Agent acknowledges and agrees that the Borrower shall be obligated to reimburse the Agent only for actual out-of-pocket costs and expenses relating to Lien and record searches and only to the extent ordered by the Agent (a) one-time only after the Closing Date to confirm the due filing and Lien priority of the Agent and the Lenders, (b) not more frequently than once in any given calendar year after the Closing Date prior to the occurrence of a Default or an Event of Default, and (c) in addition, at any time following the occurrence of a Default or an Event of Default.

      Section 3.5 Real Property.

      The Borrower acknowledges and agrees that it is the intention of the parties to this Agreement that the Collateral Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, shall have a second priority, perfected Lien, in form and substance satisfactory to the Collateral Agent and its counsel, on all real property of any kind and nature whatsoever, whether now owned or hereafter acquired by the Borrower or any Subsidiary Guarantor, subject to a first priority Lien in favor of the Collateral Agent for the benefit of the BofA Agent and the BofA Lenders and to the Permitted Liens, excluding, however, any real property leased by the Borrower or any Subsidiary Guarantor.

      With respect to each parcel of real property now owned by the Borrower and/or a Subsidiary Guarantor that owns Collateral), the Borrower shall execute and deliver and, subject to the terms of Section 3.6 (Subsidiary Guarantor Assets), shall cause each such Subsidiary Guarantor, as appropriate, to execute and deliver (or to have executed and delivered), as of the date of this Agreement, a deed of trust or a mortgage or other document, including, any amendments or confirmations of the existing Deeds of Trust as may be required by the Collateral Agent, which deed of trust, mortgage and/or other document shall be included among the Financing Documents. With respect to real property acquired in fee by the Borrower or any such Subsidiary Guarantor after the Closing Date (whether by merger or otherwise), the Borrower shall grant and shall cause each such Subsidiary Guarantor, as appropriate, to grant (or shall have granted or caused to be granted), promptly after acquisition thereof, a Lien covering such real property to the Collateral Agent, for the benefit of the BofA Agent, the BofA Lenders, the Agent and the Lenders, under the provisions of a mortgage, deed of trust or other document, as appropriate. Each Financing Document to be executed and delivered pursuant hereto shall:

                  (a) be in form and substance reasonably satisfactory to the Collateral Agent;

                  (b) create a first priority Lien in such real property in favor of the Collateral Agent, for the ratable benefit of the BofA Lenders and for the benefit of the BofA Agent with respect to the "Agent's Obligations" (as defined in the BofA Financing Agreement) and a second priority Lien in such real property in favor of the Collateral Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, subject only to Permitted Liens, zoning ordinances, and such other matters as the Collateral Agent may approve, except that at all times after the BofA Termination Date, any Lien for the benefit of the Agent and the Lenders shall be a first priority Lien;

                  (c) be accompanied by a current survey reasonably satisfactory in all respects to the Collateral Agent of the subject real property, prepared by a registered land surveyor or engineer reasonably satisfactory to the Collateral Agent;

                  (d) be accompanied by evidence reasonably satisfactory to the Collateral Agent, regarding the current and past pollution control practices at such real property in connection with the discharge, emission, handling, disposal or existence of Hazardous Materials, which may include, at the request of the Collateral Agent, an environmental audit of such real property prepared by a person or firm reasonably acceptable to the Collateral Agent;

                  (e) be accompanied by a mortgagee's title insurance policy or marked-up commitment or binder for such insurance in form and substance reasonably satisfactory to the Collateral Agent insuring the Lien in the real property granted by Borrower and/or the Subsidiary Guarantors in favor of the Collateral Agent, for the benefit of the BofA Lenders, the BofA Agent, the Agent and the Lenders, and issued by a title insurance company reasonably satisfactory to the Collateral Agent, except for any real property located in a jurisdiction outside of the United States unless mortgagee's title insurance coverage is customary in such jurisdiction; and

                  (f) upon request of the Collateral Agent be accompanied by a signed opinion of counsel addressed to the BofA Agent, the BofA Lenders, the Agent and each of the Lenders, as appropriate, in form and substance reasonably satisfactory to the Collateral Agent or the Agent, as the case may be.

      Section 3.6 Subsidiary Guarantor Assets.

      The Borrower agrees that all Obligations are and shall continue to be fully and unconditionally and jointly and severally guaranteed by each Subsidiary Guarantor and that, except as expressly provided in the Financing Documents, the joint and several obligations of each Subsidiary Guarantor under the Guaranty are and shall continue to be secured by a second priority Lien (subject only to the first priority Lien in favor of the Collateral Agent with respect to the BofA Obligations and to Permitted Liens) on all Assets and properties of each Subsidiary Guarantor.

      Section 3.7 Costs.

      The Borrower agrees to pay, as part of the Enforcement Costs and to the fullest extent permitted by applicable Laws, on demand all reasonable costs, fees and expenses incurred by the Collateral Agent, the Agent and the Lenders in connection with the taking, perfection, preservation, protection and/or release of a Lien on the Collateral, including, without limitation, with respect to all actions required to effect any of the provisions of Section 3.6 (Subsidiary Guarantor Assets), and any of the following:

                  (a) customary reasonable fees and expenses incurred by the Collateral Agent, the Agent and/or any of the Lenders in preparing, reviewing, negotiating and finalizing the Financing Documents from time to time (including, without limitation, reasonable attorneys' fees incurred in connection with preparing, reviewing, negotiating, and finalizing any of the Financing Documents, including, any amendments and supplements thereto);

                  (b) all filing and/or recording taxes or fees;

                  (c) all title insurance premiums and costs;

                  (d) all costs of Lien and record searches;

                  (e) reasonable attorneys' fees in connection with all legal opinions required;

                  (f) appraisal and/or survey costs; and

                  (g) all related reasonable costs, fees and expenses.

      Section 3.8 Release.

      Upon the payment and performance of all Obligations (other than contingent indemnification and expense reimbursement obligations for which no claim has been made) of the Borrower and termination of this Agreement and all obligations and liabilities of each other Subsidiary Guarantor, under this Agreement and/or under any or all other Financing Documents, the termination and/or expiration of all of the Commitments, upon the Borrower's request and at the Borrower's sole cost and expense, the Collateral Agent shall release and/or terminate the Liens of any and all of the Financing Documents.

      Section 3.9 Inconsistent Provisions.

      In the event that the provisions of any Financing Document directly conflict with any provision of this Agreement, the provisions of this Agreement shall govern.

      Section 3.10 Collateral Agency. The Borrower, the Agent and the Lenders acknowledge and agree that in order to minimize the cost of obtaining, perfecting and continuing certain Liens and security interests of the Agent and the Lenders as required by the terms of this Agreement and as required by the Intercreditor Agreement, the BofA Agent shall be and remain the Collateral Agent at all times on or before the BofA Termination Date. Accordingly, neither the Agent nor the Lenders will require at any time on or before the BofA Termination Date that the Borrower execute and deliver any Financing Document to create, perfect or maintain any Liens or security interests required by the terms of this Agreement if and to the extent the BofA Financing Documents give rise to and perfect such required Liens and security interests.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

      Section 4.1 Representations and Warranties.

      The Borrower represents and warrants to the Agent and the Lenders, as follows (any of the following relating to the Italian Target Stock Purchase Transaction being made only at and after the time the same is consummated):

                  4.1.1 Subsidiaries.

                  The Borrower owns the Subsidiaries listed on the "Collateral Disclosure List" attached to, and made a part of, the BofA Financing Agreement and no others, as updated from time to time pursuant to the provisions of this Agreement. Each of the Subsidiaries is a Wholly Owned Subsidiary except as shown on the Collateral Disclosure List, as updated from time to time pursuant to the provisions of the BofA Financing Agreement, which correctly indicates the nature and amount of the Borrower's ownership interests therein, as applicable.

                  4.1.2 Good Standing.

                  Each of the Borrower and its Subsidiaries (a) is a corporation duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary or where such non-qualification would have a materially adverse effect on the Borrower and its Subsidiaries taken as a whole or would otherwise impair the ability of the Agent to collect or realize upon any of the Collateral.

                  4.1.3 Power and Authority.

                  Each of the Borrower and its Subsidiaries has full corporate power and authority to execute and deliver this Agreement, the other Financing Documents, and the Italian Target Stock Purchase Documents to which it is a party, to make the borrowings under this Agreement, to close and consummate each aspect of the Italian Target Stock Purchase Transaction, as appropriate and to incur and perform the Obligations whether under this Agreement, the other Financing Documents, the Italian Target Stock Purchase Documents, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders or any creditors of the Borrower or any Subsidiary, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of the Borrower or any Subsidiary, is required as a condition to the execution, delivery, validity or enforceability of this Agreement, the other Financing Documents, any of the Italian Target Stock Purchase Documents, the performance by the Borrower of the Obligations or the closing and consummation of the Italian Target Stock Purchase Transaction, in each case, if required, the same has been duly obtained.

                  4.1.4 Binding Agreements.

                  This Agreement and the other Financing Documents executed and delivered by the Borrower and/or any of its Subsidiaries have been properly executed and delivered and constitute the valid and legally binding obligations of the Borrower and its Subsidiaries, respectively, and are fully enforceable against the Borrower and its Subsidiaries in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applications affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law.

                  4.1.5 No Conflicts.

                  Neither the execution, delivery and performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by the Borrower or any of the Subsidiaries nor the consummation of the transactions contemplated by this Agreement will conflict with, violate or be prevented by (a) the charter or bylaws of the Borrower or any of the Subsidiaries, (b) any existing mortgage, indenture, contract or agreement binding on the Borrower or any of the Subsidiaries or affecting any of its or their property, or (c) any Laws.

                  4.1.6 No Defaults, Violations. As of the date of this
Agreement:

                        (a) No Default or Event of Default has occurred and is continuing.

                        (b) Neither the Borrower nor any of the Subsidiaries is in material default under any existing mortgage, indenture, contract or agreement binding on it or them or affecting its or their property in any respect which would be materially adverse to the business, operations, property or financial condition of the Borrower and the Subsidiaries, taken as a whole, or which would materially adversely affect the ability of the Borrower and the Subsidiaries, taken as a whole to perform their obligations under this Agreement or under any of the other Financing Documents to which the Borrower and/or any of the Subsidiaries is a party.

                  4.1.7 Compliance with Laws.

                  Neither the Borrower nor any of the Subsidiaries is in violation of any applicable Laws (including, without limitation, any Laws relating to employment practices, to environmental, occupational and health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting the Borrower, any Subsidiary or any of its or their properties, the violation of which, considered in the aggregate, would materially adversely affect the business, operations or properties of the Borrower and/or any Subsidiary taken as a whole.

                  4.1.8 Margin Stock.

                  None of the proceeds of the Loans will be used, directly or indirectly, by the Borrower or any Subsidiary for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin stock" within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System or for any other purpose which would make the transactions contemplated in this Agreement a "purpose credit" within the meaning of said Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

                  4.1.9 Investment Company Act; Margin Securities.

      Neither the Borrower nor any Subsidiary is an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of said Act. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System.

                  4.1.10 Litigation.

                  Except as otherwise disclosed on Schedule 4.1.10 attached to and made a part of this Agreement, there are no proceedings, actions or investigations pending or, so far as the Borrower knows, threatened before or by any court, arbitrator any Governmental Authority which, in any one case or in the aggregate, could reasonably be expected to have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of the Borrower or any of the Subsidiaries taken as a whole.

                  4.1.11 Financial Condition.

                  The audited consolidated annual financial statements of the Borrower and the Subsidiaries dated as of December 31, 1999 and, subject to audit adjustments and the absence of footnotes, the unaudited quarterly financial statements of the Borrower and the Subsidiaries dated as of March 31, 2000, are complete and correct and fairly present the financial position of the Borrower and the Subsidiaries and the results of their operations as of the date and for the period referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no material liabilities, direct or indirect, fixed or contingent, of the Borrower or any Subsidiary as of the date of such financial statements that are not reflected therein. There has been no materially adverse change in the financial condition or operations of the Borrower or any Subsidiary since the date of such financial statements and to the Borrower's knowledge no such materially adverse change is pending. Except as permitted by the provisions of Section 6.2.5 (Investments), neither the Borrower nor any Subsidiary has guaranteed the obligations of, or made any investment in or advances to, any Person (other than the Borrower or any Subsidiary Guarantor), except as disclosed in such financial statements and except that the Borrower and/or any or all of the Subsidiary Guarantors may have guaranteed one or more leases under which the Borrower and/or a Subsidiary Guarantor is a tenant or lessee, as of the date of this Agreement.

                  4.1.12 Pro-forma Financial Statements.

                  The Borrower has furnished to the Agent a pro-forma consolidated balance sheet of the Borrower and the Subsidiaries as of end of the most recent fiscal month giving effect to the Italian Target Stock Purchase Agreement Transaction and the transactions incident thereto (the "Pro-forma Balance Sheet") together with pro-forma financial projections of the Parent for the five-year period subsequent to the Italian Target Stock Purchase Transaction (the "Pro-forma Financial Projections"). A copy of the Pro-forma Balance Sheet and the Pro-forma Financial Projections are attached hereto as Exhibits A-1 and A-2, respectively. The Pro-forma Balance Sheet is correct and complete, has been prepared in accordance with GAAP, and fairly presents in all material respects the consolidated financial condition of the Borrower and the Subsidiaries as of the end of the most recent fiscal month giving effect to the Italian Target Stock Purchase Transaction, after giving effect to the Italian Target Stock Purchase Transaction and the transactions incident thereto. The Pro-forma Financial Projections represent the best estimate of the future operations of the Parent (assuming the Italian Target Stock Purchase

Transaction is consummated) and are based on reasonable and conservative assumptions, but do not constitute a guaranty of actual performance.

                  4.1.13 Full Disclosure.

                  The financial statements referred to in Section 4.1.11 (Financial Condition) of this Agreement and the statements, reports or certificates furnished by the Borrower in connection with the Financing Documents (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading. There is no fact known to the Borrower which the Borrower has not disclosed to the Agent and the Lenders in writing prior to the date of this Agreement with respect to the transactions contemplated by the Financing Documents which materially and adversely affects or in the future would, in the reasonable opinion of the Borrower materially adversely affect the condition, financial or otherwise, results of operations, business, or assets of the Borrower and the Subsidiaries, taken as a whole.

                  4.1.14 Indebtedness for Borrowed Money.

                  As of the date of this Agreement, except for the Obligations and except as set forth in Schedule 4.1.14 attached to and made a part of this Agreement, the Borrower does not have any Indebtedness for Borrowed Money. The BofA Agent (at any time on or before the BofA Termination Date and, thereafter, the Agent) has received photocopies of all promissory notes evidencing any Indebtedness for Borrowed Money set forth in Schedule 4.1.14, together with any and all material subordination agreements, other agreements, documents, or instruments securing, evidencing, guarantying or otherwise executed and delivered in connection therewith.

                  4.1.15 Subordinated Debt; Senior Secured Debt; BofA Financing Agreement.

                  None of the Subordinated Debt Loan Documents nor any of the Senior Secured Debt Loan Documents in effect prior to the date of this Agreement have been amended, supplemented, restated or otherwise modified except as otherwise disclosed to the Agent in writing on or before the date of this Agreement. In addition, the Borrower has furnished to the BofA Agent copies of each amendment, supplement, restatement or other modification to any of the Subordinated Debt Loan Documents executed on or before the date of this Agreement. In addition, there does not exist any default or any event which upon notice or lapse of time or both would constitute a default under the terms of any of the Subordinated Debt Loan Documents , any of the Senior Secured Debt Loan Documents, the BofA Financing Agreement and/or any of the BofA Financing Documents.

                  4.1.16 Taxes.

                  The Borrower and the Subsidiaries have filed all returns, reports and forms for all material Taxes which, to the knowledge of the Borrower, are required to be filed, and have paid all such material Taxes as shown on such returns or on any assessment received by it, to the extent that such Taxes have become due, unless and to the extent only that such Taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by the Borrower, such Taxes are not the subject of any Liens other than Permitted

Liens, and adequate reserves therefor have been established as required under GAAP. All tax liabilities of the Borrower and the Subsidiaries were as of the date of the audited financial statements referred to in Section 4.1.11 (Financial Condition), and are now, adequately provided for on the books of the Borrower and the Subsidiaries, as appropriate. No material tax liability has been asserted by the Internal Revenue Service or any state or local authority against the Borrower or any Subsidiary for Taxes in excess of those already paid.

                  4.1.17 ERISA.

                  With respect to any "pension plan" as defined in SECTION 3(2) of ERISA, which plan is now or previously has been maintained or contributed to by the Borrower and/or any Subsidiary and/or by any commonly controlled entity:
(a) no "accumulated funding deficiency" as defined in Code ss.412 or ERISA ss.302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no Reportable Event has occurred; (c) no termination of any plan subject to Title IV of ERISA has occurred; (d) no Borrower, Subsidiary nor any commonly controlled entity (as defined under ERISA) has incurred a "complete withdrawal" within the meaning of ERISA ss.4203 from any Multi-employer Plan;
(e) no Borrower, Subsidiary nor any commonly controlled entity has incurred a "partial withdrawal" within the meaning of ERISA ss.4205 with respect to any Multi-employer Plan; (f) no Multi-employer Plan to which the Borrower, any Subsidiary or any commonly controlled entity has an obligation to contribute is in "reorganization" within the meaning of ERISA ss.4241 nor has notice been received by the Borrower, any Subsidiary or any commonly controlled entity that such a Multi-employer Plan will be placed in "reorganization".

                  4.1.18 Title to Properties.

                  Each of the Borrower and the Subsidiaries has good title to all of its and their respective properties, including, without limitation, the Collateral and the properties and assets reflected in the balance sheets described in Section 4.1.11 (Financial Condition), subject to any minor imperfections in title which do not significantly detract from the use thereof. The Borrower and each Subsidiary have legal, enforceable and uncontested rights to use freely such property and assets.

                  4.1.19 Patents, Trademarks, Etc.

                  Each of the Borrower and the Subsidiaries owns, possesses, or has the right to use all necessary Patents, licenses, Trademarks, Copyrights, permits and franchises to own its properties and to conduct its business as now conducted, without known conflict with the rights of any other Person. Any and all obligations to pay royalties or other charges with respect to such properties and assets are properly reflected on the financial statements described in Section 4.1.11 (Financial Condition).

                  4.1.20 Employee Relations.

                  Except as disclosed on Schedule 4.1.20 attached hereto and made a part hereof, as updated from time to time, (a) neither the Borrower nor any Subsidiary nor the Borrower's or any Subsidiary's employees is subject to any collective bargaining agreement, (b) to the Borrower's knowledge, no petition for certification or union election is pending with respect to the employees of the Borrower or any Subsidiary and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of the Borrower, and (c) as of the date of this Agreement, there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of the Borrower after due inquiry, threatened between the Borrower and its employees. Hours worked and payments made to the employees of any one or more of the Borrower have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Borrower or any Subsidiary or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on its or their books, as appropriate.

                  4.1.21 Presence of Hazardous Materials or Hazardous Materials Contamination.

                  To the best of the Borrower's knowledge and except as disclosed in writing to the Agent in Schedule 4.1.21 hereof with respect to any matters existing as of the date of this Agreement and except as hereafter disclosed in writing to the Agent with respect to any matters arising after the date of this Agreement, (a) no Hazardous Materials are located on any real property owned, controlled or operated by the Borrower or any Subsidiary or for which the Borrower or any Subsidiary is, or is claimed to be, responsible, except for reasonable quantities of necessary supplies for use by the Borrower and/or the Subsidiaries any of their respective tenants in the ordinary course of its or their lines of business as permitted by this Agreement and stored, used and disposed in accordance with applicable Laws; and (b) no property owned, controlled or operated by the Borrower or any Subsidiary or for which the Borrower or any Subsidiary has, or is claimed to have, responsibility is affected by any material Hazardous Materials Contamination at any other property.

                  4.1.22 Perfection and Priority of Collateral.

                  The Collateral Agent, for the benefit of the Agent and the Lenders, has, or upon execution and recording of the Collateral Agent's UCC-1 financing statements and possession of Securities, Documents, Instruments, Chattel Paper and Instruments will have, and will continue to have as security for the Obligations, a valid and perfected Lien on and security interest in all Collateral, free of all other Liens, claims and rights of third parties whatsoever except Liens in favor of the Collateral Agent and other Permitted Liens, including, without limitation, those described on Schedule 4.1.22.

                  4.1.23 Places of Business and Location of Collateral.

                  The information contained in the Collateral Disclosure List provided to the Collateral Agent, as updated annually and at such other times as shall be determined by the Borrower at any time prior to the occurrence of a Default or an Event of Default and as shall be determined by the Collateral Agent at any time following the occurrence of a Default or an Event of Default, is complete and correct in all material respects. The Collateral Disclosure List completely and accurately identifies the address of (a) the chief executive office of the Borrower and each of the Subsidiary Guarantors, (b) any and each other place of business of the Borrower or any of the Subsidiary Guarantors, (c) the location of all books and records pertaining to the

Collateral, and (d) each location, other than the foregoing, where any of the Collateral is located. The legally required places to file financing statements with respect to the Collateral within the meaning of the Uniform Commercial Code are the filing offices for those jurisdictions in which the Borrower and/or any Subsidiary Guarantor, as appropriate, maintains a place of business as identified on the Collateral Disclosure List.

                  4.1.24 Business Names and Addresses.

                  Except as set forth in Schedule 4.1.24 attached hereto and made a part hereof, in the five (5) years preceding the date hereof, neither the Borrower nor any of its Subsidiaries has changed its name, identity or corporate structure, has conducted business under any name other than its current name, and has conducted its business in any jurisdiction other than those disclosed on the Collateral Disclosure List.

                  4.1.25 Equipment.

                  No equipment is held by the Borrower or any Subsidiary Guarantor on a sale on approval basis.

                  4.1.26 Italian Target Stock Purchase Transaction.

                  The BofA Agent and the Agent have received true and correct photocopies of the Italian Target Stock Purchase Agreement and each of the other Italian Target Stock Purchase Documents, executed, delivered and/or furnished on or before the date of this Agreement in connection with the Italian Target Stock Purchase Transaction. Neither the Italian Target Stock Purchase Agreement nor any of the other Italian Target Stock Purchase Documents have been modified, changed, supplemented, canceled, amended or otherwise altered, except as otherwise disclosed to the BofA Agent and the Agent in writing. The Italian Target Stock Purchase Transaction will be effected, closed and consummated pursuant to, and in accordance with, the terms and conditions of the Italian Target Stock Purchase Agreement and with all applicable Laws. As of closing and consummation of the Italian Target Stock Purchase Transaction, each of Capsol Italy and Ociesse will be a Wholly-Owned Subsidiary of the Italian Holding Company and the Italian Holding Company will be a Wholly-Owned Subsidiary of the Borrower.

                  4.1.27 Hart-Scott-Rodino.

                  The Borrower, the Seller and all other necessary Persons, as appropriate, have made such filings as may be required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and have provided such supplemental information, if any, that may be required by such Act, with respect to the acquisition contemplated by the Italian Target Stock Purchase Transaction. The waiting periods, if any, under such Act have terminated or expired.

                  4.1.28 Term Loans.

                  The Borrower hereby represents and warrants that neither the Term Loans nor the obligations of the Borrower and the Subsidiary Guarantors under and with respect to the Term Loans are in violation of or otherwise constitute a default under the provisions of the

Indenture. In particular, the Term Loans constitute "Senior Indebtedness" under the provisions of the Indenture.

                  Section 4.2 Survival

                  All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the date of this Agreement, the making of the Loans and extensions of credit made hereunder, and the incurring of any other Obligations.

                                    ARTICLE V
                              CONDITIONS PRECEDENT

      Section 5.1 Conditions to the Making of the Loans.

      The making of the initial advance under the Loans is subject to the fulfillment on or before the date of this Agreement of the following conditions precedent in a manner reasonably satisfactory in form and substance to the Agent and its counsel:

                  5.1.1 Organizational Documents - Borrower.

                  The Agent shall have received for the Borrower:

                        (a) a certificate of good standing certified by the Secretary of State, or other appropriate Governmental Authority, of the state of incorporation of the Borrower, if applicable;

                        (b) a certificate dated as of the date of this Agreement by the Secretary or an Assistant Secretary of the Borrower covering:

                              (i) true and complete copies of its corporate charter, bylaws, and all amendments thereto;

                              (ii) true and complete copies of the resolutions of its Board of Directors authorizing (A) the execution, delivery and performance of the Financing Documents and, if the Italian Target Stock Purchase Transaction is being consummated concurrently, the Italian Target Stock Purchase Documents to which it is a party, (B) the borrowings hereunder, (C) the granting of the Liens contemplated by this Agreement and the Financing Documents to which it is a party and (D) if the Italian Target Stock Purchase Transaction is being consummated concurrently, the Italian Target Stock Purchase Transaction;

                              (iii) the incumbency, authority and signatures of the officers authorized to sign this Agreement and the other Financing Documents to which it is a party; and


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
                  5.1.2 Opinion of Counsel.

                  The Agent shall have received such favorable opinions of counsel for the Borrower and the Subsidiary Guarantors addressed to the Agent and the Lenders, in form and substance satisfactory to the Agent and as requested by the Agent.

                  5.1.3 Organizational Documents - Guarantors.

                  The Agent shall have received for each Guarantor:

                        (a) a certificate of good standing, certified by the Secretary of State, or other appropriate Governmental Authority, of the state of incorporation;

                        (b) a certificate dated as of the date of this Agreement by the Secretary or an Assistant Secretary of each Guarantor covering:

                              (i) true and complete copies of the resolutions of it's Board of Directors authorizing the execution, delivery and performance of the Financing Documents to which it is a party and the granting of the Liens contemplated by any of the Financing Documents to which it is a party;

                              (ii) the incumbency, authority and signatures of its officers to sign the Guaranty and all other Financing Documents to which it is a party;

                  5.1.4 Consents, Licenses, Approvals, Etc.

                  The BofA Agent and the Agent shall have received copies of all consents, licenses and approvals, required in connection with the execution, delivery, performance, validity and enforceability of the Financing Documents, and, if the Italian Target Stock Purchase Transaction is being consummated concurrently or prior to the date hereof, the Italian Target Stock Purchase Documents, and such consents, licenses and approvals shall be in full force and effect.

                  5.1.5 Notes.

                  The Agent shall have received for delivery to each of the Lenders the Term Notes, each conforming to the requirements hereof and executed by a Responsible Officer of the Borrower, and attested by a duly authorized representative of the Borrower.

                  5.1.6 Financing Documents.

                  The Borrower and each Subsidiary Guarantor shall have executed and delivered the Financing Documents to be executed by it.

                  5.1.7 Other Financing Documents.

                  In addition to the Financing Documents to be delivered by the Borrower, the Agent shall have received the Financing Documents duly executed and delivered by parties thereto other than the Borrower, including, without limitation the Intercreditor Agreement.

                  5.1.8 Other Documents, Etc.

                  The Agent shall have received such other certificates, opinions, documents and instruments confirmatory of or otherwise relating to the transactions contemplated hereby as may have been reasonably requested by the Agent.

                  5.1.9 Payment of Fees.

                  The Agent and the Lenders shall have received payment of any Fees due on or before the date of this Agreement.

                  5.1.10 Recordings and Filings.

                  The Borrower and each Subsidiary Guarantor, as appropriate, shall have: (a) executed and delivered all Financing Documents (including, without limitation, UCC-1 and UCC-3 statements) required to be filed, registered or recorded in order to create, in favor of the Collateral Agent for the benefit of the Agent and the Lenders, a perfected Lien in the Collateral (subject only to the Permitted Liens) in form and in sufficient number for filing, registration, and recording in each office in each jurisdiction in which such filings, registrations and recordations are required, and (b) delivered such evidence as the Agent may deem satisfactory that all necessary filing fees and all recording and other similar fees, and all Taxes and other expenses related to such filings, registrations and recordings will be or have been paid in full.

                  5.1.11 Pro-forma Balance Sheet and Projections.

                  The BofA Agent and the Agent shall have received and approved the Borrower's Pro-forma Balance Sheet and Pro-forma Financial Projections, which Pro-forma Balance Sheet and Pro-forma Financial Projections must be in form and content acceptable to the BofA Agent and the Agent in their sole and absolute discretion.

                  5.1.12 Stock Certificates and Stock Powers.

                  The Collateral Agent shall have received (a) all of the original stock certificates, if any, of (i) each Subsidiary Guarantor and (ii) if the Italian Target Stock Purchase Transaction is being consummated concurrently or prior to the date hereof, the Italian Holding Company and each Italian Target and (b) fully executed irrevocable stock powers from the holders of all such stock certificates.

                                   ARTICLE VI
                            COVENANTS OF THE BORROWER

      Section 6.1 Affirmative Covenants.

      So long as any of the Obligations shall be outstanding hereunder, the Borrower agrees with the Agent and the Lenders as follows:

                  6.1.1 Financial Statements.

                  The Borrower shall furnish to the Agent for distribution to the Lenders:

                        (a) Annual Statements and Certificates. The Borrower shall furnish to the Agent for distribution to the Lenders as soon as available, but in no event more than ninety (90) days after the close of the Borrower's fiscal years, (i) a copy of the annual consolidated and consolidating financial statements in reasonable detail satisfactory to the Agent relating to the Borrower and all Subsidiaries, prepared in accordance with GAAP and examined and certified (as to consolidated statements) by independent certified public accountants satisfactory to the Agent, which financial statements shall include a consolidated and consolidating balance sheet of the Borrower and all Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income, cash flows and changes in shareholders equity of the Borrower and all Subsidiaries for such fiscal year, and (ii) a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT B, containing a detailed computation of each financial covenant in this Agreement which is applicable for the period reported, a certification that no change has occurred to the information contained in the Collateral Disclosure List furnished to the Collateral Agent (except as set forth any schedule attached to the certification) and (iii) a management letter in the form prepared by the Borrower's independent certified public accountants, but only if and to the extent customarily obtained by the Borrower. The Agent agrees that any one of the "Big 5" accounting firms is satisfactory to the Agent for purposes of this Section 6.1.1(a), except to the extent the Agent in its reasonable discretion and based on good faith and legitimate concerns determines that any such accounting firm would be unacceptable because of any conflict of interest or any material adverse change affecting such firm's reliability or financial viability.

                        (b) Annual Opinion of Accountant. The Borrower shall furnish to the Agent for distribution to the Lenders as soon as available, but in no event more than ninety (90) days after the close of the Borrower's fiscal years, a letter or opinion of the accounting firm which examined and certified the annual financial statement relating to the Borrower and all Subsidiaries stating whether anything in such accounting firm's examination has revealed the occurrence of a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

                        (c) Quarterly Statements and Certificates. The Borrower shall furnish to the Agent for distribution to the Lenders as soon as available, but in no event more than forty-five (45) days after the close of the Borrower's fiscal quarters (other than the final fiscal quarter), consolidated and consolidating balance sheets of the Borrower and all Subsidiaries as of the close of such period, consolidated and consolidating income, cash flows and changes in shareholders equity statements for such period, and a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT B, containing a detailed computation of each financial covenant in this Agreement which is applicable for the period reported, each prepared by a Responsible Officer of or on behalf of the Borrower in a format acceptable to the Agent, all as prepared and certified by a Responsible Officer of the Borrower and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

                        (d) Monthly Statements and Certificates. The Borrower shall furnish to the Agent for distribution to the Lenders as soon as available, but in no event more than thirty-five (35) days after the close of the Borrower's fiscal months, consolidated and consolidating balance sheets of the Borrower and all other Subsidiaries as of the close of such period, consolidated and consolidating income, cash flows and changes in shareholders equity statements for such period, and a detailed computation of each financial covenant in this Agreement which is applicable for the period reported, all as prepared and certified by a Responsible Officer of the Borrower and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

                        (e) Annual Budget and Projections. The Borrower shall furnish to the Agent for distribution to the Lenders as soon as available, but in no event later than the 10th day before the end of each fiscal year;

                              (i) a consolidated and consolidating budget and
            pro forma financial statements on a month to month basis, and

                              (ii) three year financial projections or financial
            projections for such lesser or greater period to the extent routinely prepared by the Borrower in the ordinary course of its business, which projections shall include both consolidated and consolidating projections with respect to the Borrower and all Subsidiaries.

                        (f) Amendments to Subordinated Debt Loan Documents; Senior Secured Debt Loan Documents. The Borrower will furnish to the Agent copies of each amendment, supplement, restatement or other modification to any of the Subordinated Debt Loan Documents and/or the Senior Secured Debt Loan Documents executed at any time after the Closing Date on or before the effective date of such amendment, supplement, restatement or other modification.

                        (g) Additional Reports and Information. The Borrower shall furnish to the Agent for distribution to the Lenders promptly, such additional information, reports or statements as the Agent and/or any of the Lenders may from time to time reasonably request.

                  6.1.2 Reports to SEC and to Stockholders.

                  The Borrower will furnish to the Agent for distribution to the Lenders, promptly upon the filing or making thereof, at least one (1) copy of all reports, notices and proxy statements sent by the Parent, the Borrower or any of their respective Subsidiaries to its stockholders, and of all regular and other reports filed by the Parent, the Borrower or any of their respective Subsidiaries with the Securities and Exchange Commission.

                  6.1.3 Recordkeeping, Rights of Inspection, Field Examination, Etc.

                              (a) The Borrower shall, and shall cause each of
the Subsidiaries to, maintain (i) a standard system of accounting in accordance with GAAP, and (ii) proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its properties, business and activities.

                              (b) The Borrower shall, and shall cause each of
the Subsidiaries to, permit authorized representatives of the Agent and any of the Lenders to visit and inspect the properties of the Borrower and the Subsidiaries, to review, audit, check and inspect the Collateral at any time with reasonable prior notice prior to the occurrence of an Event of Default, and without notice at any time on or after the occurrence of an Event of Default, to review, audit, check and inspect the other books of record of the Borrower and the Subsidiaries at any time with or without notice and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of the Borrower and the Subsidiaries, with the officers, directors, employees and other representatives of the Borrower and the Subsidiaries and their respective accountants, all at such times during normal business hours and other reasonable times and as often as the Agent and/or any of the Lenders may reasonably request.

                              (c) The Borrower hereby irrevocably authorizes and
directs all accountants and auditors employed by the Borrower and/or any Subsidiary, or from any Governmental Authority, at any time prior to the repayment in full of the Obligations to exhibit and deliver to the Agent for distribution to the Lenders copies of any and all of the financial statements, trial balances, management letters, or other accounting records of any nature of the Borrower and/or any or all Subsidiaries in the accountant's or auditor's possession, and to disclose to the Agent and any of the Lenders any information they may have concerning the financial status and business operations of the Borrower and/or any or all Subsidiaries. Further, the Borrower hereby authorizes all Governmental Authorities to furnish to the Agent for distribution to the Lenders copies of reports or examinations relating to the Borrower and/or any or all Subsidiaries, whether made by the Borrower or otherwise. The Agent agrees that it shall not request any of the foregoing items directly from any accountants or auditors employed by the Borrower or any Subsidiary or from any Governmental Authority at any time prior to the occurrence of an Event of Default unless (i) the Agent shall have first requested such items from the Borrower and the Borrower shall have failed or is unable to furnish the requested items promptly and (ii) the Agent shall have notified the Borrower and/or the respective Subsidiary, as appropriate. Upon the Borrower's request, the Agent will furnish copies of all items obtained by the Agent from any accountants or auditors for the Borrower unless the Agent is legally prohibited from so doing.


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

                              (d) All reasonable costs and expenses incurred by,
or on behalf of, the Agent in connection with the conduct of any of the foregoing shall be part of the Enforcement Costs and shall be payable to the Agent upon demand. The Borrower acknowledges and agrees that such expenses may include, but shall not be limited to, any and all out-of-pocket costs and expenses of the Agent's employees and agents in, and when, travelling to any of the facilities of the Borrower or any Subsidiary Guarantor.

                  6.1.4 Corporate Existence.

                  Except in connection with consummation of those transactions permitted by Section 6.2.1 (Capital Structure), the Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, its corporate existence in good standing in the jurisdiction in which it is incorporated and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction would have a material adverse effect
(a) on the ability of the Borrower and the Subsidiary Guarantors, taken as a whole, to perform the Obligations, (b) on the conduct of the operations of the Borrower and the Subsidiary Guarantors, taken as a whole, (c) on the consolidated financial condition of the Borrower and the Subsidiaries, taken as a whole, or (d) on the value of, or the ability of the Agent and the Lenders to realize upon, any of the Collateral, subject to the terms of the Intercreditor Agreement.

                  6.1.5 Compliance with Laws.

                  The Borrower shall comply, and shall cause each of its Subsidiaries to comply, with all applicable Laws and observe the valid requirements of all Governmental Authorities, the noncompliance with or the nonobservance of which would have a material adverse effect (a) on the ability of the Borrower and the Subsidiary Guarantors, taken as a whole, to perform the Obligations, (b) on the conduct of the operations of the Borrower and the Subsidiary Guarantors, taken as a whole, (c) on the consolidated financial condition of the Borrower and the Subsidiaries, taken as a whole, or (d) on the value of, or the ability of the Agent and the Lenders to realize upon, any of the Collateral, subject to the terms of the Intercreditor Agreement.

                  6.1.6 Preservation of Properties.

                  Except as otherwise expressly permitted by the provisions of this Agreement, the Borrower will, and will cause each of its Subsidiaries to, at all times (a) maintain, preserve, protect and keep its material properties, whether owned or leased, in good operating condition, working order and repair (ordinary wear and tear excepted), and from time to time will make all proper repairs, maintenance, replacements, additions and improvements thereto needed to maintain such properties in good operating condition, working order and repair, and (b) do or cause to be done all things necessary to preserve and to keep in full force and effect its material franchises, leases of real and personal property, trade names, patents, trademarks and permits which are necessary for the orderly continuance of its business.

                  6.1.7 Line of Business.

                  The Borrower will continue and, will cause its Subsidiaries to continue, to engage substantially only in the business of manufacturing, marketing, selling and distributing plastic products or in a business related thereto.

                  6.1.8 Insurance.

                  The Borrower will, and will cause each of its Subsidiaries to, at all times maintain with "A" or better rated insurance companies such insurance as is required by applicable Laws and such other insurance, in such amounts, of such types and against such risks, hazards, liabilities, casualties and contingencies as are usually insured against in the same geographic areas by business entities engaged in the same or similar business. Without limiting the generality of the foregoing, the Borrower will, and will cause each of its Subsidiaries to, keep adequately insured all of their property against loss or damage resulting from fire or other risks insured against by extended coverage and maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in or about any properties occupied or controlled by them, or arising in any manner out of the businesses carried on by them. If requested by the Agent, the Borrower shall deliver to the Agent on the Closing Date (and thereafter on each date there is a material change in the insurance coverage) a certificate of a Responsible Officer of the Borrower containing a detailed list of the insurance then in effect and stating the names of the insurance companies, the types, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby.

                  6.1.9 Taxes.

                  Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings, the Borrower will, and will cause each of its Subsidiaries, to pay and discharge all Taxes prior to the date when the failure to pay such Taxes will give rise to a Default or an Event of Default. The Borrower shall furnish to the Agent at such times as the Agent may require proof satisfactory to the Agent of the making of payments or deposits required by applicable Laws including, without limitation, payments or deposits with respect to amounts withheld by the Borrower and/or any Subsidiary Guarantor from wages and salaries of employees and amounts contributed by the Borrower and/or any Subsidiary Guarantor on account of federal and other income or wage taxes and amounts due under the Federal Insurance Contributions Act, as amended.

                  6.1.10 ERISA.

                  The Borrower will, and will cause each of its Subsidiaries and Affiliates to, comply with the funding requirements of ERISA with respect to employee pension benefit plans for its respective employees. The Borrower will not permit, and will not allow any Subsidiary to permit, with respect to any employee benefit plan or plans covered by Title IV of ERISA (a) any prohibited transaction or transactions under ERISA or the Internal Revenue Code, which results, or would result, in any material liability of the Borrower and/or any of its Subsidiaries and Affiliates, or (b) any Reportable Event if, upon termination of the plan or plans with respect to which one or more such Reportable Events shall have occurred, there is or would be any material liability of the Borrower and/or any of the Subsidiaries and Affiliates to the PBGC. Upon the Agent's request, the Borrower will deliver to the Agent a copy of the most recent actuarial report, financial statements and annual report completed with respect to any "defined benefit plan", as defined in ERISA.

                  6.1.11 Notification of Events of Default and Adverse Developments.

                  The Borrower shall promptly notify the Agent and the Lenders upon obtaining knowledge of the occurrence of:

                        (a) any Event of Default;

                        (b) any Default;

                        (c) any litigation instituted or threatened against the Borrower or any of its Subsidiaries and of the entry of any judgment or Lien (other than any Permitted Liens) against any of the assets or properties of the Borrower or any Subsidiary where the claims against the Borrower or any Subsidiary exceed One Million Dollars ($1,000,000) and are not covered by insurance;

                        (d) the receipt by the Borrower or any Subsidiary Guarantor of any notice, claim or demand from any Governmental Authority which alleges that the Borrower or any Subsidiary Guarantor is in material violation of any of the terms of, or has failed to comply with any applicable material Laws regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act and the Environmental Protection Act, the noncompliance with which would have a materially adverse effect on the Borrower and the Subsidiary Guarantors, taken as a whole;

                        (e) any other development in the business or affairs of the Borrower or any of their Subsidiaries which is materially adverse to the Borrower and its Subsidiaries taken as a whole; and

in each case describing in detail satisfactory to the Agent the nature thereof and the action the Borrower or any Subsidiary, as the case may be, proposes to take, if any, with respect thereto.

                  6.1.12 Hazardous Materials; Contamination.

                  The Borrower agrees to:

                        (a) give notice to the Agent immediately upon acquiring knowledge of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by the Borrower, Berry UK, NIM Holdings or any Subsidiary Guarantor or for which the Borrower or any Subsidiary Guarantor is, or is claimed to be, responsible (provided that such notice shall not be required for Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course (including, without limitation, quantity) of the line of business permitted by this Agreement or as described in any Phase I environmental assessments expressly referenced herein or in any schedule attached hereto), with a full description thereof;

                        (b) promptly comply with any Laws, the noncompliance with which would have a materially adverse effect on the Borrower and the Subsidiary Guarantors, taken as a whole or on the value of any material portion of the Collateral or the ability of the Agent to realize upon the value of any such Collateral requiring the removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and provide the Agent with reasonably satisfactory evidence of such compliance;

                        (c) as part of the Obligations, defend, indemnify and hold harmless the Agent, each of the Lenders and each of their respective agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by the Borrower or any Subsidiary Guarantor for which the Borrower or any Subsidiary Guarantor is, or is claimed to be, responsible which claims relate to the financing and/or Liens contemplated by this Agreement or the Financing Documents, but which claims do not arise out of the gross negligence or willful misconduct of the Agent or any of the Lenders. The Borrower acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the Commitments and the payment and performance of all of the other Obligations.

                  6.1.13 Financial Covenants.

                        (a) Tangible Capital Funds. The Borrower, Berry UK, NIM Holdings and the Subsidiary Guarantors, on a consolidated basis, will attain a Tangible Capital Funds of not less than the following amounts as of the following dates:

                  Date                                 Amount
                  ----                                 ------

            June 30, 2000                           $80,000,000
            September 30, 2000                      $83,000,000
            December 31, 2000                       $85,000,000
            March 31, 2001                          $87,000,000
            June 30, 2001                           $92,500,000
            September 30, 2001                      $98,000,000
            December 31, 2001 and all              $100,000,000
            times thereafter

The Agent and the Lenders agree that if the Italian Target Stock Purchase Transaction is closed and consummated in accordance with the terms of the Italian Target Stock Purchase Agreement, the required level of Tangible Capital Funds for each measurement period after closing and consummation of the Italian Target Stock Purchase Transaction set forth above shall be decreased by Ten Million Dollars ($10,000,000) effective as of the first measurement period following the closing and consummation of the Italian Target Stock Purchase Transaction. In addition, (i) if the amount of actual goodwill attributed to Poly-Seal at the time of closing and consummation of the Poly-Seal Stock


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

Purchase Transaction exceeds $27,000,000 (the "Excess Poly-Seal Goodwill"), the required levels of Tangible Capital Funds set forth above shall be reduced by the amount of such Excess Poly-Seal Goodwill; alternatively, if the amount of actual goodwill attributed to Poly-Seal at the time of closing and consummation of the Poly-Seal Stock Purchase Transaction is less than $27,000,000 (the "Deficiency Poly-Seal Goodwill"), the required levels of Tangible Capital Funds as set forth above shall be increased by the amount of such Deficiency Poly-Seal Goodwill and (ii) if the amount of actual goodwill attributed to Capsol Italy and/or Ociesse at the time of closing and consummation of the Italian Target Stock Purchase Transaction exceeds $10,000,000 (the "Excess Italian Goodwill"), the required levels of Tangible Capital Funds set forth above shall be reduced by the amount of such Excess Italian Goodwill; alternatively, if the amount of actual goodwill attributed to Capsol Italy and/or Ociesse at the time of closing and consummation of the Italian Stock Purchase Transaction is less than $10,000,000 (the "Deficiency Italian Goodwill"), the required levels of Tangible Capital Funds as set forth above shall be increased by the amount of such Deficiency Italian Goodwill.

                        (b) Funded Debt to EBITDA. The Borrower, Berry UK, NIM Holdings and the Subsidiary Guarantors, on a consolidated basis, will not permit the ratio of (x) Funded Debt to (y) EBITDA, for the prior twelve (12) month period, to be greater than the following amounts as of the following dates:

                  Date                                  Ratio
                  ----                                  -----

            June 30, 2000                            4.75 to 1.00
            September 30, 2000                       4.25 to 1.00
            December 31, 2000                        4.00 to 1.00
            March 31, 2001                           3.75 to 1.00
            June 30, 2001                            3.50 to 1.00
            September 30, 2001                       3.50 to 1.00
            December 31, 2001                        3.50 to 1.00
            and thereafter

The Agent and the Lenders agree that if the Italian Target Stock Purchase Transaction is closed and consummated in accordance with the terms of the Italian Target Stock Purchase Agreement, the required ratio of Funded Debt to EBITDA for the measurement periods ending June 30, 2000, September 30, 2000, and December 31, 2000 shall be increased by .25, but only if and to the extent each such measurement period ends after closing and consummation of the Italian Target Stock Purchase Transaction.

                        (c) Interest Coverage Ratio. The Borrower, Berry UK, NIM Holdings and the Subsidiary Guarantors will maintain, on a consolidated basis and tested as of the last day of each fiscal quarter in each fiscal year, on a rolling four (4) quarter basis, an Interest Coverage Ratio of not less than the following amounts as of the following dates:


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

                  Date                                 Ratio
                  ----                                 -----

            June 30, 2000                            2.00 to 1.00
            September 30, 2000                       2.00 to 1.00
            December 31, 2000                        2.00 to 1.00
            March 31, 2001                           2.25 to 1.00
            June 30, 2001                            2.25 to 1.00
            September 30, 2001                       2.25 to 1.00
            December 31, 2001                        2.50 to 1.00
            and thereafter

                        (d) Fixed Charge Coverage Ratio. The Borrower, Berry UK, NIM Holdings and the Subsidiary Guarantors will maintain, on a consolidated basis and tested as of the last day of each fiscal year, a Fixed Charge Coverage Ratio of not less 1.00 to 1.00.

                        (e) Debt Service Coverage Ratio. The Borrower, Berry UK, NIM Holdings and the Subsidiary Guarantors will maintain, on a consolidated basis and tested as of the last day of each fiscal quarter in each fiscal year, on a rolling four (4) quarter basis, ending on that date, a Debt Service Coverage Ratio of not less than 1.50 to 1.0.

                  6.1.14 Insurance With Respect to Equipment and Inventory.

                  The Borrower will (a) maintain and cause each of their the Subsidiaries to maintain hazard insurance with fire and extended coverage and naming the Collateral Agent as an additional insured with loss payable to the Collateral Agent as its respective interest may appear on the Equipment and Inventory that constitutes Collateral in an amount at least equal to the fair market value of such Equipment and Inventory (but in any event sufficient to avoid any co-insurance obligations) and with a specific endorsement to each such insurance policy pursuant to which the insurer agrees to give the Collateral Agent at least thirty (30) days written notice before any alteration or cancellation of such insurance policy and that no act or default of the Borrower or any Subsidiary shall affect the right of the Collateral Agent to recover under such policy in the event of loss or damage; and (b) file, and cause each of its Subsidiaries to file, with the Collateral Agent, upon its request, a detailed list of the insurance then in effect and stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby.

                  6.1.15 Maintenance of the Collateral.

                  Except as permitted by Section 6.2.1 (Capital Structure), the Borrower will maintain, and will cause each of the Subsidiary Guarantors to maintain, the Collateral in good working order, saving and excepting ordinary wear and tear.

                  6.1.16 Defense of Title and Further Assurances.

                  At its expense, the Borrower will defend the title to the Collateral (and any part thereof), and, subject to the terms of this Agreement, will immediately execute, acknowledge and deliver and, cause each Subsidiary Guarantor which owns Collateral to


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

execute, acknowledge and deliver, any financing statement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate or other document which the Agent may require in order to perfect, preserve, maintain, continue, protect and/or extend the Lien or security interest granted or required to be granted to the Collateral Agent, for the benefit of the Lenders ratably and the Agent, under the terms of this Agreement and/or under any of the other Financing Documents and the second priority of that Lien, subject only to first priority Lien securing the BofA Obligations and to the other Permitted Liens. The Borrower will from time to time do, and, the Borrower will cause each of the Subsidiary Guarantors which owns Collateral to do, whatever the Collateral Agent may reasonably require by way of obtaining, executing, delivering, and/or filing financing statements, landlords' or mortgagees' waivers, notices of assignment and other notices and amendments and renewals thereof and the Borrower will take and, the Borrower will cause each of the Subsidiary Guarantors which owns Collateral to take, any and all steps and observe such formalities as the Collateral Agent may require, in order to create and maintain a valid Lien upon, pledge of, or security interest in (subject only to Permitted Liens), the Collateral, subject only to the Permitted Liens. The Agent understands and will require that the Borrower only use commercially reasonable efforts to obtain landlord's and mortgagee's waivers requested by the Collateral Agent. The Borrower shall pay to the Collateral Agent on demand all taxes, costs and expenses incurred by the Collateral Agent in connection with the preparation, execution, recording and filing of any such document or instrument. To the extent that the proceeds of any of the Accounts are expected to become subject to the control of, or in the possession of, a party other than the Borrower or a Subsidiary Guarantor or the Collateral Agent, the Borrower shall use commercially reasonable efforts to cause all such parties to execute and deliver security documents, financing statements or other documents as requested by the Collateral Agent and as may be necessary to evidence and/or perfect the security interest of the Collateral Agent, for the benefit of the Agent, the BofA Lenders, the Lenders and the BofA Agent in those proceeds. The Borrower agrees that a copy of a fully executed security agreement and/or financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article 9 of the applicable Uniform Commercial Code. The Borrower hereby irrevocably appoints the Collateral Agent as its attorney-in-fact, with power of substitution, in the name of the Collateral Agent, or in the name of the Borrower or otherwise, for the use and benefit of the BofA Agent, the BofA Lenders, the Agent and the Lenders, but at the cost and expense of the Borrower and without notice to the Borrower, to execute and deliver any and all of the instruments and other documents and take any action which the Collateral the Agent may require pursuant to the foregoing provisions of this Section 6.1.16.

                  6.1.17 Business Names; Locations.

                  The Borrower will notify and the Borrower will cause each of the Subsidiary Guarantors which owns Collateral to notify the Collateral Agent not less than thirty (30) days prior to (a) any change in the name under which the Borrower or the applicable Subsidiary Guarantor conducts its business, (b) any change of the location of the chief executive office of the Borrower or the applicable Subsidiary Guarantor, and (c) the opening of any new place of business, and (d) any change in the location of the places where the Collateral, or any part thereof, or the books and records, or any part thereof, are kept to the extent any such change in location would in and of itself then or with the passage of time result in any Lien of the

Collateral Agent not being perfected unless action is taken by the Collateral Agent and/or any other Person to continue, extend or effect the perfection of such Lien.

                  6.1.18 Subsequent Opinion of Counsel as to Recording Requirements.

                  In the event that the Borrower or any Subsidiary Guarantor which owns Collateral shall transfer its principal place of business or the office where it keeps its records pertaining to the Collateral, upon the Collateral Agent's reasonable request the Borrower will provide to the Collateral Agent a subsequent opinion of counsel as to the filing, recording and other requirements with which the Borrower and the Subsidiary Guarantors have complied to maintain the Lien and security interest in favor of the Collateral Agent, for the benefit of the BofA Agent, the BofA Lenders, the Agent and the Lenders, in the Collateral, as appropriate.

                  6.1.19 Use of Premises and Equipment.

                  The Borrower agrees that until the Obligations are fully paid, subject to the terms of the Intercreditor Agreement, the Collateral Agent after and during the continuance of a Default or an Event of Default, (a) may use all owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (b) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through their owned or, subject to the terms of any applicable lease, leased property.

                  6.1.20 Protection of Collateral.

                  The Borrower agrees that, subject to the terms of the Intercreditor Agreement, the Collateral Agent may at any time following an Event of Default take such steps as the Collateral Agent deems reasonably necessary to protect the interest of the Collateral Agent in, and to preserve the Collateral, including, the hiring of such security guards or the placing of other security protection measures as the Collateral Agent deems appropriate, may employ and maintain at their premises a custodian who shall have full authority to do all acts necessary to protect the interests of the Collateral Agent in the Collateral. The Borrower agrees to cooperate fully with the Collateral Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Collateral Agent may reasonably direct. All of the Collateral Agent's reasonable expenses of preserving the Collateral, including any reasonable expenses relating to the compensation and bonding of a custodian, shall part of the Enforcement Costs.

                  6.1.21 Application of Net Casualty Proceeds.

                  The Borrower agrees that Net Casualty Proceeds with respect to any Assets of the Borrower must be applied to either (a) the payment of the Obligations after payment of the BofA Obligations or (b) the repair, replacement and/or restoration of the Assets affected, and without the prior written consent of the Collateral Agent for no other purpose. If the BofA Obligations have been paid in full and all "Commitments" and "Letters of Credit" under the BofA Financing Agreement have been terminated, the Collateral Agent shall determine, in its sole discretion, the manner in which Net Casualty Proceeds are to be applied if the amount of the Net Casualty Proceeds exceeds, individually or in the aggregate, One Million Dollars ($1,000,000) or if there exists a Default or an Event of Default.

      Section 6.2 Negative Covenants.

      So long as any of the Obligations shall be outstanding, the Borrower agrees with the Agent and the Lenders that:

                  6.2.1 Capital Structure, Merger, Acquisition or Sale of
Assets.

                  Except as otherwise permitted by the provisions of Section
6.2.3 (Purchase or Redemption of Securities), neither the Borrower, Berry UK nor NIM Holdings will alter or amend, nor will the Borrower permit any Subsidiary Guarantor to alter or amend, its equity capital structure, authorize any additional class of equity, issue any stock or equity of any class, enter into any merger or consolidation or amalgamation, windup or dissolve themselves (or suffer any liquidation or dissolution) or acquire all or substantially all the Assets of any Person, or sell, lease or otherwise dispose of any of its Assets; provided however that, except following the occurrence and during the continuation of a Default or an Event of Default, the following shall be permitted:

                        (a) Permitted Acquisitions;

                        (b) Permitted Asset Dispositions;

                        (c) mergers or consolidations (i) among and between the Borrower and/or any Subsidiary Guarantor, (ii) among and between Berry UK and NIM Holdings, (iii) among and between the Italian Holding Company, Capsol Italy and Ociesse, and (iv) among and between any Subsidiaries of the Borrower other than Subsidiary Guarantors, Berry UK and/or NIM Holdings; provided, that after closing and consummation of any such merger or consolidation involving the Borrower or any Subsidiary Guarantor (A) the Borrower is the surviving entity if the Borrower is a party to such merger or consolidation, (B) Collateral Agent for the benefit of the Agent and the Lenders retains a second priority Lien on, and assignment of, one hundred percent (100%) of the capital stock of all surviving Subsidiary Guarantors, subject only to Permitted Liens and to the Liens of the Collateral Agent on the assets of the Borrower and of each surviving Subsidiary Guarantor which had been pledged or required to be pledged under the provisions of this Agreement prior to such merger or consolidation, subject only to Permitted Liens and to Liens of the Collateral Agent, and (C) in any merger or consolidation involving only Subsidiary Guarantors, the surviving entity qualifies or continues to qualify as a Subsidiary Guarantor in accordance with the provisions of Section 6.2.2 (Subsidiaries);

                        (d) investments as and to the extent permitted by the provisions of Section 6.2.5 (Investments, Loans and Other Transactions), including, without limitation, the issuance of equity (including of a new class) by any Subsidiary to the Borrower or another Subsidiary;

                        (e) the use and disposition of Net Casualty Proceeds, but only as and to the extent permitted by the provisions of Section 6.1.21 (Application of Net Casualty Proceeds);


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

                        (f) with respect to each Subsidiary Guarantor which is incorporated in a jurisdiction other than the State of Delaware, the formation of a corporation under the laws of the State of Delaware (each referred to herein as "Delaware NewCo") and the merger of such Subsidiary Guarantor into such Delaware NewCo; provided that (i) the Delaware NewCo, as the surviving corporation (1) shall be a Wholly-Owned Subsidiary of the Borrower, (2) shall have the same name as its predecessor Subsidiary Guarantor, (3)shall be the successor to such Subsidiary Guarantor in all respects, (4) shall have assumed all liabilities and obligations of its predecessor Subsidiary Guarantor, including, without limitation, the Obligations, (5) shall, at the time of merger, have no assets or liabilities other than those of its predecessor Subsidiary Guarantor, (6) shall be considered a Subsidiary Guarantor, and (7) shall execute and deliver to the Agent any and all agreements, documents and instruments as may be reasonably requested by the Agent confirming its obligations and liabilities to the Agent and the Lenders, (ii) the formation of Delaware NewCo and the merger of a Subsidiary Guarantor into Delaware NewCo shall not have any material adverse effect on the Agent or the Lenders or the obligations and liabilities of the Subsidiary Guarantor, as reasonably determined by the Agent, and (iii) the Borrower shall furnish or cause to be furnished to the Agent such due diligence items with respect to the Delaware NewCo and its merger with a Subsidiary Guarantor as may be reasonably requested by the Agent.

                  6.2.2 Subsidiaries.

                  The Borrower will not create or acquire, or permit any Subsidiary to create or acquire, any Subsidiaries other than (a) the Subsidiaries identified on the Collateral Disclosure List, as provided to the Collateral Agent and (b) the creation or acquisition of Subsidiary Guarantors, including, without limitation, each Delaware NewCo; provided that no assets or properties may be transferred to any Subsidiary unless such Subsidiary constitutes a Subsidiary Guarantor. In order to qualify, after the Closing Date, as a Subsidiary Guarantor under the provisions of this Agreement, a Subsidiary must (i) be an acquisition permitted by the provisions of this Agreement or be created solely to consummate an acquisition permitted by the provisions of this Agreement, (ii) execute and deliver to the Agent a guaranty agreement substantially in the form of the Guaranty, (iii) except as expressly otherwise provided herein, grant to the Collateral Agent, for the benefit of the BofA Agent and the BofA Lenders, a first priority Lien on all Assets and property of such Subsidiary and grant to the Collateral Agent, for the benefit of the Agent and the Lenders, a second priority Lien on all Assets and property of such Subsidiary, subject only to Permitted Liens, all in accordance with the terms of one or more Financing Documents as and to the extent reasonably required by the Collateral Agent, and (iv) be a domestic Subsidiary (organized and existing under the laws of a state in the United States) or, if acceptable to the BofA Agent (at all times prior to the BofA Termination Date and thereafter, the Agent) in its sole and absolute discretion, a foreign Subsidiary. The Borrower understands and agrees that the BofA Agent or the Agent, as the case may be, may condition its consent to the formation of a foreign Subsidiary on such terms, conditions, and restrictions as the BofA Agent or the Agent, as the case may be, may determine in its discretion. In addition, the Agent and the Lenders hereby consent to the acquisition of the Italian Holding Company, Capsol Italy and Ociesse; provided that (i) if and to the extent permitted by applicable Italian law, the Collateral Agent for the benefit of the BofA Agent and the BofA Lenders is granted a first priority Lien on and assignment and the Collateral Agent for the benefit of the Agent and the Lenders is granted a second priority Lien on and assignment of one hundred percent (100%) of the shares of the

Italian Holding Company and each of Capsol Italy and Ociesse and (ii) if and to the extent permitted by applicable Italian laws, the Italian Holding Company and each of Capsol Italy and Ociesse unconditionally and irrevocably and jointly and severally guaranty payment and performance of all of the BofA Obligations and the Obligations.

                  6.2.3 Purchase or Redemption of Securities, Dividend Restrictions.

                  The Borrower will not (a) purchase, redeem or otherwise acquire, or permit any Subsidiary to purchase, redeem or otherwise acquire, any shares of the Borrower's capital stock or warrants now or hereafter outstanding,
(b) declare or pay any Distributions (other than stock dividends) or set aside any funds therefor, or (c) apply any of its property or Assets to the purchase, redemption or other retirement of, set apart any sum for the payment of any Distributions on, or for the purchase, redemption, or other retirement of, make any Distributions by reduction of capital or otherwise in respect of, any shares of any class of capital stock or warrants of the Borrower, except for (i) Distributions by the Borrower to the Parent pursuant to a certain Tax Sharing Agreement dated as of April 21, 1994 by and between the Borrower and the Parent, as amended through the Closing Date, and as the same may be further amended from time to time in a manner that is not materially adverse to the Borrower, (ii) Distributions by the Borrower to the Parent to enable the Parent to pay its operating and administrative expenses, including, without limitation, directors fees, legal and audit expenses, Securities and Exchange Commission compliance expenses and corporate franchise and other Taxes, not to exceed in any fiscal year Five Hundred Thousand Dollars ($500,000), (iii) Distributions by the Borrower to the Parent to pay management fees not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) in any fiscal year of the Borrower, (iv) Distributions by the Borrower to the Parent to enable the Parent to repurchase any capital stock owned by any Person employed by the Parent and/or the Borrower if such Person is no longer so employed, provided, that the aggregate amount of Distributions for this purpose shall not exceed One Million Dollars ($1,000,000) per annum, and (v) Distributions to the Borrower or to any Subsidiary Guarantor from its Subsidiaries.

                  6.2.4 Indebtedness.

                  The Borrower will not create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Indebtedness for Borrowed Money, except:

                        (a) the Obligations and the BofA Obligations (subject to the limitations contained in the Intercreditor Agreement);

                        (b) current accounts payable arising in the ordinary course;

                        (c) Indebtedness secured by Permitted Liens;

                        (d) Subordinated Indebtedness; provided that the principal amount of all such Subordinated Indebtedness shall not at any time exceed, in the aggregate, Two Hundred Million Dollars ($200,000,000), and provided further that no portion of the Subordinated Indebtedness previously advanced and then repaid may be reborrowed without the prior written consent of the BofA Agent (at any time on or before the BofA Termination Date and, thereafter, the Agent);

                        (e) Indebtedness of the Borrower and/or any Subsidiary existing on the date hereof and reflected on the financial statements furnished pursuant to Section 4.1.11 (Financial Condition);

                        (f) Unsecured letters of credit, bankers' acceptances and/or (i) secured Interest Rate/Currency Protection Agreements between the Borrower, Berry UK, NIM Holdings or a Subsidiary Guarantor and Bank of America and/or (ii) unsecured Interest Rate Protection/Currency Agreements between the Borrower, Berry UK, NIM Holdings or a Subsidiary Guarantor and any other financial institution, providing for the transfer or mitigation of foreign exchange risks or interest rate risks either generally or under specific contingencies;

                        (g) Indebtedness for Borrowed Money incurred by the Borrower, NIM Holdings, Berry UK or any Subsidiary Guarantor incurred after the Closing Date; provided, that (i) such Indebtedness for Borrowed Money is incurred on account of purchase money or finance lease arrangements of Assets (other than real property) acquired by the Borrower, NIM Holdings, Berry UK or a Subsidiary Guarantor after the Closing Date, (ii) each such purchase money or finance lease arrangement does not exceed the cost of the Assets acquired or leased, (iii) any Lien securing such purchase money or finance lease arrangement does not extend to any Assets or property other than that purchased or leased and other property similarly financed from the same financing source, and (iv) the aggregate amount of Indebtedness for Borrowed Money under and in connection with all such purchase money and/or finance lease arrangements shall not exceed, in the aggregate, the sum of One Million Dollars ($1,000,000);

                        (h) Capital Leases;

                        (i) Indebtedness for Borrowed Money of the Borrower to any Subsidiary Guarantor or of any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor and Indebtedness for Borrowed Money of Berry UK, NIM Holdings, Norwich, the Italian Holding Company, Capsol Italy and/or Ociesse to the Borrower or any other domestic Subsidiary Guarantor (the "Foreign Intercompany Indebtedness"), provided that the aggregate amount of such Foreign Intercompany Indebtedness (excluding intercompany allocations of expenses and charges), together with any investment by the Borrower and/or any domestic Subsidiary Guarantor in Berry UK, NIM Holdings, Norwich, the Italian Holding Company, Capsol Italy and/or Ociesse permitted by the terms of this Agreement, shall not exceed, in the aggregate, Four Million Dollars ($4,000,000) and provided further that any such Foreign Intercompany Indebtedness shall be permitted with the Italian Holding Company, Capsol Italy and Ociesse only if the Italian Target Stock Purchase Transaction is closed and consummated. Notwithstanding the foregoing, upon closing and consummation of the Italian Target Stock Purchase Transaction, the $4,000,000 limitation on Foreign Intercompany Indebtedness shall be increased to Twenty-two Million Dollars ($22,000,000) if and to the extent the Borrower makes loans and advances to the Italian Holding Company to finance the Italian Target Stock Purchase Transaction.

                        (j) Indebtedness for Borrowed Money as set forth on
Schedule 4.1.14;


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

                        (k) Other unsecured Indebtedness for Borrowed Money in aggregate principal amount not to exceed at any time One Million Dollars ($1,000,000);

                        (l) Indebtedness permitted under the provisions of
Section 6.2.5 (Investments, Loans and Other Transactions), and

                        (m) any refinancing, replacement, repurchase, defeasance, redemption or refunding of any existing Indebtedness for Borrowed Money permitted by the provisions of this Agreement; provided, that (i) the principal amount of any Indebtedness for Borrowed Money used to refinance, replace, repurchase, defease, redeem or refund such existing Indebtedness for Borrowed Money (each a "Refinancing Indebtedness") does not exceed the then outstanding principal balance of the Indebtedness for Borrowed Money so refinanced, replaced, repurchased, defeased, redeemed or refunded, (ii) the Weighted Average Life to Maturity of any Refinancing Indebtedness is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness for Borrowed Money being so refinanced, replaced, repurchased, defeased, redeemed or refunded by the Refinancing Indebtedness, (iii) the terms of the Refinancing Indebtedness are not materially more restrictive or limiting on the Borrower, Berry UK, NIM Holdings or any Subsidiary Guarantor, as the case may be, than the terms of the Indebtedness for Borrowed Money being refinanced, replaced, repurchased, defeased, redeemed or refunded, as determined by the BofA Agent (at any time on or before the BofA Termination Date and, thereafter, the Agent) in its reasonable discretion, and (iv) if and to the extent the Refinancing Indebtedness is intended to refinance, replace, repurchase, defeasance, redemption or refund Subordinated Indebtedness, then the Refinancing Indebtedness is subordinated in right of payment to the Obligations on terms at least as favorable to the Agent and the Lenders as those then governing the Subordinated Indebtedness to be refinanced, replaced, repurchased, defeased, redeemed or refunded. As used herein, the term "Weighted Average Life to Maturity" when applied to any Indebtedness for Borrowed Money (including any Refinancing Indebtedness) means at any date, the number of years obtained by dividing (A) the sum of the products obtained by multiplying (1) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (2) the number of years (calculated to the nearest one-twelfth) that will elapse between each such date and the making of each such payment, by (B) the then outstanding principal amount of such Indebtedness for Borrowed Money.

                  Notwithstanding the foregoing, neither the Borrower nor any Subsidiary Guarantor shall be permitted to create, incur, assume or suffer to exist any additional Indebtedness for Borrower Money at any time after the occurrence of a Default or an Event of Default or if and to the extent any such additional Indebtedness for Borrowed Money would give rise to a Default or an Event of Default.

                  6.2.5 Investments, Loans and Other Transactions.

                  Except as otherwise provided in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, (a) make, assume, acquire or continue to hold any investment in any real property (unless used in connection with their business) or any Person, whether by stock purchase, capital contribution, acquisition of Indebtedness of such Person or otherwise (including, without limitation, investments in any joint venture or partnership), except for (i) Permitted Acquisitions, (ii) replacements of Assets which are the subject of a Permitted Asset Disposition made pursuant to clause (f) of the definition of Permitted Asset Disposition, (iii) those investments existing as of the Closing Date and reflected on the financial statements furnished pursuant to Section 4.1.11 (Financial Condition), (iv) any investments in Cash Equivalents, which, if requested by the Collateral Agent, are pledged to the Collateral Agent, for the benefit of the BofA Agent, the BofA Lenders, the Agent and the Lenders, as appropriate, as collateral and security for the BofA Obligations and the Obligations (v) those investments more particularly set forth in Schedule 6.2.5 attached hereto and made a part hereof (the "Permitted Investments"), (vi) the Borrower's acquisition, creation or ownership of any Subsidiary Guarantor, including, the Borrower's existing or additional capital contributions (including purchases of equity securities) in any such Subsidiary Guarantor, (vii) the Borrower's acquisition, creation and ownership of NIM Holdings and the Italian Holding Company and any existing or additional capital contributions in Berry UK, NIM Holdings, the Italian Holding Company, Capsol and Ociesse; provided that the aggregate amount of any such existing or additional capital contributions, together with any Foreign Intercompany Indebtedness (excluding intercompany allocations of expenses and charges) permitted by the terms of this Agreement, may not exceed at any time in the aggregate Four Million Dollars ($4,000,000) (which amount, upon closing and consummation of the Italian Target Stock Purchase Transaction shall be increased to Twenty-two Million Dollars ($22,000,000) if and to the extent the Borrower makes loans and advances to the Italian Holding Company to finance the Italian Target Stock Purchase Transaction, (viii) the receipt of Indebtedness for Borrowed Money by the Borrower or any Subsidiary Guarantor which represents payment to the Borrower or a Subsidiary Guarantor, as the case may be, of a portion of the purchase price payable to the Borrower in connection with a Permitted Asset Disposition; provided that, upon the Collateral Agent's demand, the Borrower and/or the Subsidiary Guarantor, as the case may, shall take all such actions as shall be reasonably requested by the Collateral Agent to grant to the Collateral Agent for the benefit of the BofA Agent, the BofA Lenders, the Agent and the Lenders, as appropriate, a perfected Lien on any such Indebtedness for Borrowed Money and provided further that the principal amount of all such Indebtedness for Borrowed Money shall not exceed at any time in the aggregate Five Hundred Thousand Dollars ($500,000), (ix) investments permitted by Section 6.2.1 (Capital Structure), (x) Indebtedness for Borrowed Money permitted by Section 6.2.4(i), and (xi) the receipt of securities in connection with the settlement of claims against any customer, supplier or vendor or as a result of the bankruptcy of any such customer, supplier or vendor; provided that the Collateral Agent shall be granted a perfected first priority Lien on any such securities with respect to the BofA obligations and a second priority Lien with respect to the Obligations, except that at all times after the BofA Termination Date, the Lien securing the Obligations shall be a first priority Lien, (b) guaranty or otherwise become contingently liable for the Indebtedness or obligations of any Person, except that the Borrower and any Subsidiary Guarantor shall be permitted to guaranty (i) any Indebtedness for Borrowed Money of the Borrower, any Subsidiary Guarantor, Berry UK, NIM Holdings, the Italian Holding Company, Capsol Italy or Ociesse otherwise permitted by the provisions of
Section 6.2.4 (Indebtedness), (ii) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (iii) the obligations of the Borrower under the Subordinated Debt and the Senior Secured Debt, (iv) the Obligations and (v) the BofA Obligations, or
(c) make any loans or advances, or otherwise extend credit to any Person, except
(i) any advance to an officer or employee of the Borrower or any Subsidiary for travel or other


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business expenses in the ordinary course of business, provided that the aggregate amount of all such advances by all of the Borrower and its Subsidiaries (taken as a whole) outstanding at any time shall not exceed Five Hundred Thousand Dollars ($500,000), (ii) trade credit extended to customers in the ordinary course of business, (iii) ordinary course advances to customers in connection with the production of molds and related materials, and (iv) ordinary course working capital advances and loans to and from the Borrower to any Guarantor and to and from any Guarantor to the Borrower or any other Guarantor.

                  6.2.6 Capital Expenditures.

                  Except for Permitted Acquisitions, permitted reinvestments of Permitted Asset Dispositions and Capital Expenditures made for the acquisition or construction of Fixed or Capital Assets that are contemplated to be sold in connection with a sale-leaseback transaction referred to in clause (A) of the last sentence of Section 6.2.16, the Borrower will not and will not permit any Subsidiary to, directly or indirectly, make any Capital Expenditures in the aggregate for the Borrower, Berry UK, NIM Holdings and their respective Subsidiaries (taken as a whole) in amount which exceed Thirty-six Million Dollars ($36,000,000) (the "Capital Expenditure Ceiling") during any fiscal year. If in any given fiscal year, the total Capital Expenditures of the Borrower, Berry UK, NIM Holdings and its or their Subsidiaries, taken as a whole, are less than the applicable Capital Expenditure Ceiling for that fiscal year, the unused portion of the amount permitted for Capital Expenditures (the "Carry Forward Amount') may be used to increase the applicable Capital Expenditure Ceiling for the then next succeeding fiscal year. The Carry Forward Amount for any given fiscal year cannot be carried forward for more than one (1) fiscal year.

                  6.2.7 Stock of Subsidiaries.

                  The Borrower will not sell or otherwise dispose of any shares of capital stock of any Subsidiary (except as necessary or incident to any transaction permitted by Section 6.2.1 (Capital Structure) or Section 6.2.6 (Capital Expenditures)) or permit any Subsidiary to issue any additional shares of its capital stock except pro rata to its stockholders.

                  6.2.8 Subordinated Indebtedness.

                  The Borrower will not and will not permit any Subsidiary to make:

                        (a) (i) any payment on account of the Subordinated Debt in violation of the subordination provisions or agreements relating to such Subordinated Debt, or (ii) any payment on account of any other Subordinated Indebtedness in violation of the subordination provisions relating to such Subordinated Indebtedness;

                        (b) any amendment or modification of to the documents evidencing or securing the Subordinated Indebtedness; and

                        (c) any payment of principal or interest on the Subordinated Indebtedness other than when due, except that Subordinated Indebtedness may be prepaid, redeemed, repurchased, refinanced, replaced, refunded or defeased from the proceeds of any offering of Securities or Indebtedness by the Parent or the Borrower; provided that at the time of


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such prepayment there does not exist a Default or an Event of Default and provided that such offering of Securities or Indebtedness is otherwise permitted by the provisions of this Agreement.

                  6.2.9 Liens.

                  The Borrower agrees that it (a) will not create, incur, assume or suffer to exist any Lien upon any of its properties or Assets, whether now owned or hereafter acquired, or permit any Subsidiary so to do, except for (i) Liens securing the BofA Obligations and the Obligations with the Liens securing the BofA Obligations to be at all times and in all respects senior to the Liens securing the Obligations, and (ii) Permitted Liens, (b) will not allow or suffer to exist any Permitted Liens to be superior to Liens securing the Obligations and the BofA Obligations, or permit any Subsidiary so to do, except for (i) statutory landlord's Liens with respect to which the Collateral Agent has not obtained a landlord's waiver and subordination, (ii) existing Liens securing Indebtedness for Borrowed Money under and in connection with the "Bonds" (as defined in the BofA Financing Agreement), and (iii) Liens which have priority as a matter of law and which do not otherwise constitute or give rise to a Default or an Event of Default and for which the BofA Agent has established a reserve against the "Borrowing Base" (as defined in the BofA Financing Agreement) in an amount to be determined by the BofA Agent in its reasonable discretion, (c) except as otherwise permitted by the provisions of this Agreement, will not enter into any contracts for the consignment of goods, will not execute or suffer the filing of any financing statements or the posting of any signs giving notice of consignments, and will not, as a material part of its business, engage in the sale of goods belonging to others, or permit any Subsidiary so to do, and
(d) will not allow or suffer to exist the failure of any Lien described in the Security Documents to attach to, and/or remain at all times perfected on, any of the property described in the Security Documents, except with respect to any Assets disposed of as part of a Permitted Asset Disposition.

                  6.2.10 Transactions with Affiliates.

                  Neither the Borrower nor any of its Subsidiaries will enter into any transaction with any Affiliate except in the ordinary course of business, in each case, upon terms no less favorable to the Borrower or any Subsidiary than would be obtained in an arms-length, third party transaction. The foregoing provision shall not restrict (a) any employment agreement entered into by the Borrower or any of its Subsidiaries in the ordinary course of business and consistent with the past practices of the Borrower and/or any such Subsidiary, (b) transactions between or among the Borrower and/or the Subsidiary Guarantors, (c) transactions between First Atlantic Capital, Ltd. ("First Atlantic"), pursuant to the Second Amended and Restated Management Agreement dated as of June 18, 1996, as amended to the date hereof or otherwise amended with the BofA Agent's prior written consent (at any time on or before the BofA Termination Date and, thereafter, the Agent) (solely for purposes of this
Section 6.2.10) between the Borrower and First Atlantic, (d) the payment of Distributions permitted by Section 6.2.3 (Purchase or Redemption of Securities),
(e) any transaction fee payable to First Atlantic not to exceed $1,250,000 per transaction and (f) intercompany investments and loans between and among the Borrower, Berry UK, NIM Holdings, the Italian Holding Company, Capsol Italy and Ociesse as and to the extent permitted by the provisions of this Agreement.


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                  6.2.11 ERISA Compliance.

                  Neither the Borrower nor any Commonly Controlled Entity shall:
(a) engage in or permit any "prohibited transaction" (as defined in ERISA); (b) cause any "accumulated funding deficiency" as defined in ERISA and/or the Internal Revenue Code; (c) terminate any pension plan in a manner which could result in the imposition of a lien on the property of the Borrower pursuant to ERISA; (d) terminate or consent to the termination of any Multi-employer Plan; or (e) incur a complete or partial withdrawal with respect to any Multi-employer Plan.

                  6.2.12 Prohibition on Hazardous Materials.

                  The Borrower shall not place, manufacture or store or permit to be placed, manufactured or stored any Hazardous Materials on any property owned, operated or controlled by the Borrower or for which the Borrower is responsible other than Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course of the Borrower's or any tenant's business expressly described in this Agreement, or permit any Subsidiary to do so.

                  6.2.13 Amendments.

                  The Borrower will not amend or agree to amend any of the Subordinated Debt Loan Documents or any of the Senior Secured Debt Loan Documents, other than in the normal course of business unless otherwise agreed by the BofA Agent in accordance with the terms of the BofA Financing Agreement at any time on or before the BofA Termination Date and, thereafter unless otherwise agreed by the Agent.

                  6.2.14 Method of Accounting; Fiscal Year.

                  The Borrower agrees that:

                        (a) it shall not change, or permit any Subsidiary to change, the method of accounting employed in the preparation of any financial statements furnished to the Agent under the provisions of Section 6.1.1 (Financial Statements), unless required to conform to GAAP and on the condition that the Borrower's accountants shall furnish such information as the Agent may request to reconcile the changes with the Borrower's prior financial statements; and

                        (b) it will not change or permit any Subsidiary to change, its fiscal year from a year ending on or about December 31.

                  6.2.15 Transfer of Collateral.

                  Neither the Borrower nor any of its Subsidiaries will transfer, or permit the transfer, to another location of any of the Collateral or the books and records related to any of the Collateral, except (a) for transfers among the Borrower and the Subsidiary Guarantors, if and to the extent the priority of the Liens of the Collateral Agent (subject to Permitted Liens) would be unaffected by any such transfers, (b) transfers of Inventory in the ordinary course of business to bailees, warehousemen, consignees or similar third parties if and to the extent that either (i)


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such bailees, warehousemen, consignees or similar third parties have entered into an agreement with the Collateral Agent in which such bailees, warehousemen, consignees or similar third parties consent and agree to the superior Liens of the Collateral Agent on such Inventory and to such other terms and conditions as may be reasonably required by the Collateral Agent or (ii) the BofA Agent has established reserves against the Borrowing Base with respect to any such Inventory so transferred in accordance with the provisions set forth in the definition of "Eligible Domestic Inventory" (as defined in the BofA Financing Agreement), which reserves the BofA Agent shall establish upon the Borrower's request, (d) temporary transfers of Equipment offsite for repairs; provided that such Equipment is promptly upon repair returned to a location in which the Collateral Agent has perfected its Liens (subject only to Permitted Liens), and
(e) usual and customary transfers of mobile Equipment (such as laptop computers) by employees of the Borrower and/or a Subsidiary Guarantor in the ordinary course of their employment.

                  6.2.16 Sale and Leaseback.

                  Neither the Borrower nor any of the Subsidiaries will directly or indirectly enter into any arrangement to sell or transfer all or any substantial part of its fixed assets and thereupon or within one year thereafter rent or lease the assets so sold or transferred, except as contemplated by clause (k) of the definition of Permitted Asset Disposition. Notwithstanding the foregoing, the Borrower and its Subsidiaries shall be permitted to enter into one or more such sale-leaseback transactions involving Fixed or Capital Assets, including, without limitation the property described in clause (k) of the definition of Permitted Asset Dispositions; provided that in each case, either
(A) in the case of the real property, improvements and fixtures subject to the lien of the Deed of Trust - Evansville as more particularly described on
Schedule 1.1B - Evansville Sale Leaseback attached to and made a part of the BofA Financing Agreement (i) such transaction is consummated prior to the date 120 days following the date the Borrower or the applicable Subsidiary has acquired and/or completed construction of all the assets to which such transaction relates, (ii) the aggregate cost of the assets (other than the property described in such clause (k)) sold in all transactions covered by this clause (A) does not exceed $7,000,000, and (iii) such transaction shall be reasonably satisfactory to the BofA Agent (at any time on or before the BofA Termination Date and, thereafter, the Agent) or (B) such transaction complies with the provisions of clause (g) of the definition of Permitted Asset Disposition.

                                   ARTICLE VII
                         DEFAULT AND RIGHTS AND REMEDIES

      Section 7.1 Events of Default.

                  The occurrence of any one or more of the following events shall constitute an "Event of Default" under the provisions of this Agreement:

                  7.1.1 Failure to Pay.

                  The failure of the Borrower to pay any of the Obligations to be paid by them under the terms of this Agreement within three (3) days of the date as and when due and payable in accordance with the provisions of this Agreement, the Notes and/or any of the other Financing Documents;


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                  7.1.2 Breach of Representations and Warranties.

                  Any representation or warranty made by or on behalf of the Borrower or any Subsidiary Guarantor in this Agreement, in any of the other Financing Documents, or in any report, statement, schedule, certificate, opinion, financial statement or other document furnished in connection with this Agreement, any of the other Financing Documents, or the Obligations, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect.

                  7.1.3 Failure to Comply with Certain Covenants.

                  The failure of the Borrower to perform, observe or comply, or the Borrower to cause any Subsidiary Guarantor to perform, observe or comply, as appropriate, with any covenant, condition or agreement contained in Section
6.1.1 (Financial Statements), Section 6.1.3(a) (Bookkeeping, Rights of Inspection, Field Examination, Etc.) with respect to inspection rights only,
Section 6.1.8 (Insurance), Section 6.1.13 (Financial Covenants), Section 6.1.14 (Insurance with Respect to Equipment), Section 6.1.16 (Defense of Title and Further Assurances), Section 6.1.17 (Business Names; Locations), or Section 6.2 (Negative Covenants).

                  7.1.4 Failure to Comply with Other Covenants.

                  The failure of the Borrower to perform, observe or comply, or the Borrower to cause any Subsidiary Guarantor to perform, observe or comply, as appropriate, with any covenant, condition or agreement contained in this Agreement other than those set forth in Section 7.1.1 (Failure to Pay), Section
7.1.2 (Breach of Representations and Warranties) or Section 7.1.3 (Failure to Comply with Certain Covenants), which failure shall remain unremedied for a period of thirty (30) days after written notice thereof to the Borrower by the Agent.

                  7.1.5 Default Under Other Financing Documents or Obligations.

                  The failure of the Borrower and/or any other Person (other than the BofA Agent, any of the BofA Lenders, the Agent or any of the Lenders) which is a party to any of the Financing Documents, to perform, observe or comply with any covenant, condition or agreement contained in any such Financing Documents which is not otherwise covered by any other Section of this ARTICLE VII, which failure shall remain unremedied for a period of thirty (30) days after written notice thereof to the Borrower by the Agent or the occurrence of an Event of Default under any of the other Financing Documents as defined therein.

                  7.1.6 Receiver; Bankruptcy.

                  The Borrower, Berry UK, NIM Holdings or any Guarantor shall
(a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent under any applicable Laws,
(e) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or


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

statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing under any applicable Laws, or (f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days, or (g) by any act indicate its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental Authority enjoining or otherwise prohibiting the operation of all or substantially all of the Borrower's or any Guarantor's business or the use or disposition of all or substantially all of its or their respective assets.

                  7.1.7 Involuntary Bankruptcy, etc.

                  (a) An order for relief shall be entered in any involuntary case brought against the Borrower, Berry UK, NIM Holdings or any Guarantor under the Bankruptcy Code or comparable Law, or (b) any such case shall be commenced against the Borrower, Berry UK, NIM Holdings or any Guarantor and shall not be dismissed within sixty (60) days after the filing of the petition, or (c) an order, judgment or decree under any other Law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than the Borrower, Berry UK, NIM Holdings or any Guarantor (i) adjudicating the Borrower, Berry UK, NIM Holdings or any Guarantor bankrupt or insolvent, or (ii) appointing a receiver, trustee or liquidator of the Borrower, of Berry UK, of NIM Holdings or of any Guarantor, or of a material portion of its or their assets, or (iii) enjoining, prohibiting or otherwise limiting the operation of all or substantially all of its or their business or the use or disposition of all or substantially all of its or their assets, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days from the date entered.

                  7.1.8 Judgment.

                  Unless adequately insured in the reasonable opinion of the BofA Agent (at any time on or before the BofA Termination Date and, thereafter, the Agent), the entry of a final judgment for the payment of money involving more than $1,000,000 (individually and in the aggregate) against the Borrower, Berry UK, NIM Holdings and/or any or all of the Guarantors, and the failure by the Borrower, Berry UK, NIM Holdings or such Guarantor to discharge the same, or cause it to be discharged, within sixty (60) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

                  7.1.9 Execution; Attachment.

                  Any execution or attachment shall be levied against the Collateral, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within sixty (60) days after the same shall have been levied.


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

                  7.1.10 Default Under Other Borrowings.

                  An event of default shall be made with respect to any Indebtedness for Borrowed Money in a principal amount in excess of Two Million Dollars ($2,000,000), either individually or in the aggregate, of the Borrower, Berry UK, NIM Holdings and/or any or all of the Guarantors, other than the Loans, if such Indebtedness for Borrowed Money was not paid when due, after giving effect to any applicable notice and cure period, or if the effect of such event of default is to accelerate the maturity of such Indebtedness for Borrowed Money or to permit the holder or obligee thereof or other party thereto to cause such Indebtedness for Borrowed Money to become due prior to its stated maturity.

                  7.1.11 Challenge to Agreements.

                  The Borrower, Berry UK, NIM Holdings or any Guarantor shall challenge the validity and binding effect of any provision of any of the Financing Documents or any of the Financing Documents shall for any reason (except to the extent permitted by its express terms) cease to be effective or to create a valid and perfected second priority Lien (except for Permitted Liens, certain of which Permitted Liens, to the extent expressly permitted by the provisions of this Agreement, may constitute superior and prior Liens) on, or security interest in, any of the Collateral purported to be covered thereby, unless due to the gross negligence or willful misconduct of the Collateral Agent or the Agent.

                  7.1.12 Material Adverse Change.

                  The Requisite Lenders, in their sole discretion, determine in good faith that a material adverse change has occurred in the financial condition of the Borrower, Berry UK, NIM Holdings and the Subsidiary Guarantors, taken as a whole.

                  7.1.13 Change in Ownership.

                  (a) The Borrower shall cease to own and control, beneficially and of record, directly or indirectly, at least one hundred percent (100%) of the issued and outstanding capital stock of NIM Holdings and each Subsidiary Guarantor (except pursuant to any transaction permitted by Section 6.2.1 (Capital Structure) or Section 6.2.2 (Subsidiaries)), (b) NIM Holdings shall cease to own and control, beneficially and of record, directly or indirectly, at least one hundred percent (100%) of the issued and outstanding capital stock of Berry UK, (C) the Parent shall cease to own and control, beneficially and of record, directly or indirectly, at least one hundred percent (100%) of the issued and outstanding capital stock of the Borrower, or (c) Atlantic Equity Partners International II, L. P. ("AEP"), Chase Capital Partners, and their respective Affiliates shall cease to own and control, beneficially and of record, at least fifty-one percent (51%) or more of the issued and outstanding voting capital stock of the Parent.

                  7.1.14 Liquidation, Termination, Dissolution, Change in Management, etc.

                  The Borrower, Berry UK, NIM Holdings or any Guarantor shall liquidate, dissolve or terminate its existence, except as otherwise expressly permitted by the provisions of Section 6.2 (Negative Covenants).


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                  7.1.15 Parent Line of Business.

                  At any time the Parent engages in any business other than the ownership of capital stock of the Borrower or any other Wholly-Owned Subsidiary or such other business as shall be mandatory under the provisions of applicable Laws.

                  7.1.16 Failure to Pay Senior Secured Debt - Parent.

                  The failure of the Parent to make any scheduled interest payment on account of the Senior Secured Debt - Parent as and when such payment is due and payable, regardless of any applicable notice, grace or cure period.

      Section 7.2 Remedies.

      Upon the occurrence of any Event of Default and subject to the terms and conditions of the Intercreditor Agreement, the Agent, may, in the exercise of its sole and absolute discretion from time to time, and shall, at the direction of the Requisite Term Loan Lenders, at any time thereafter exercise any one or more of the following rights, powers or remedies:

                  7.2.1 Acceleration.

                  The Agent may declare any or all of the Obligations to be immediately due and payable, notwithstanding anything contained in this Agreement or in any of the other Financing Documents to the contrary, without presentment, demand, protest, notice of protest or of dishonor, or other notice of any kind, all of which the Borrower hereby waives.

                  7.2.2 Uniform Commercial Code.

                  Subject to the terms and conditions of the Intercreditor Agreement, the Collateral Agent shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code and other applicable Laws. Upon demand by the Collateral Agent, the Borrower shall assemble the Collateral and make it available to the Collateral Agent at a place designated by the Collateral Agent. The Collateral Agent, or its agents may without notice from time to time enter upon the Borrower's premises to take possession of the Collateral, to remove it, to render it unusable, to process it or otherwise prepare it for sale, or to sell or otherwise dispose of it.

                  Any written notice of the sale, disposition or other intended action by the Collateral Agent with respect to the Collateral which is sent by regular mail, postage prepaid, to the Borrower at the address set forth in
Section 9.1 (Notices), or such other address of the Borrower which may from time to time be shown on the Collateral Agent's records, at least ten (10) days prior to such sale, disposition or other action, shall constitute commercially reasonable notice to the Borrower. The Collateral Agent may alternatively or additionally give such notice in any other commercially reasonable manner.

                  If any consent, approval, or authorization of any state, municipal or other Governmental Authority or of any other Person or of any Person having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, the Borrower


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

agrees to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

                  The Borrower recognizes that the Collateral Agent may be unable to effect a public sale of all or a part of the Collateral consisting of Securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and other applicable Federal and state Laws. The Collateral Agent may, therefore, in its discretion, take such steps as it may deem appropriate to comply with such Laws and may, for example, at any sale of the Collateral consisting of securities restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the Persons making such purchases represent and agree to the satisfaction of the Collateral Agent, that they are purchasing such securities for their account, for investment, and not with a view to the distribution or resale of any thereof. The Borrower covenants and agrees to do or cause to be done promptly all such acts and things as the Collateral Agent may request from time to time and as may be necessary to offer and/or sell the Securities or any part thereof in a manner which is valid and binding and in conformance with all applicable Laws. Upon any such sale or disposition, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral consisting of securities so sold.

                  7.2.3 Specific Rights With Regard to Collateral.

                  In addition to all other rights and remedies provided -hereunder or as shall exist at law or in equity from time to time, but subject to the terms and conditions of the Intercreditor Agreement, the Collateral Agent may (but shall be under no obligation to), without notice to the Borrower and upon the occurrence of an Event of Default the Borrower hereby irrevocably appoints the Collateral Agent, as its attorney-in-fact, with power of substitution, in the name of the Collateral Agent, the Agent and/or any or all of the Lenders and/or in the name of the Borrower or otherwise, for the use and benefit of the Collateral Agent, the Agent and the Lenders, but at the cost and expense of the Borrower, as and to the extent permitted by the provisions of this Agreement:

                        (a) request any Account Debtor obligated on any of the Accounts to make payments thereon directly to the Collateral Agent, with the Collateral Agent taking control of the cash and non-cash proceeds thereof;

                        (b) compromise, extend or renew any of the Collateral or deal with the same as it may deem advisable,

                        (c) make exchanges, substitutions or surrenders of all or any part of the Collateral;

                        (d) copy, transcribe, or remove from any place of business of the Borrower or any Subsidiary all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Collateral Agent, the Agent or any of the Lenders, make such use of the Borrower's or any Subsidiary's place(s) of business as may be reasonably necessary to administer, control and collect the Collateral;


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                        (e) repair, alter or supply goods if necessary to
fulfill in whole or in part the purchase order of any Account Debtor;

                        (f) demand, collect, receipt for and give renewals, extensions, discharges and releases of any of the Collateral;

                        (g) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

                        (h) settle, renew, extend, compromise, compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

                        (i) endorse or sign the name of the Borrower upon any items of payment, certificates of title, instruments, securities, stock powers, documents, documents of title, financing statements, assignments, notices or other writing relating to or part of the Collateral and on any proof of claim in bankruptcy or comparable Laws against an Account Debtor;

                        (j) notify the Post Office authorities to change the address for the delivery of mail to the Borrower to such address or Post Office Box as the Collateral Agent may designate and receive and open all mail addressed to the Borrower; and

                        (k) take any other action necessary or beneficial to realize upon or dispose of the Collateral or to carry out the terms of this Agreement.

                  7.2.4 Application of Proceeds.

                  Unless otherwise required by applicable Laws and subject to the terms and conditions of the Intercreditor Agreement, any proceeds of sale or other disposition of the Collateral received by the Collateral Agent will be applied by the Collateral Agent first to the payment of any and all BofA Obligations then outstanding, second to the Agent's Obligations, third to any and all Enforcement Costs, and any balance of such proceeds will be remitted to the Lenders, in like funds received ratably in accordance with their respective Pro Rata Shares of such balance. Each Lender shall apply any such proceeds received from the Collateral Agent or the Agent to its Obligations in such order and manner as such Lender shall determine. If the sale or other disposition of the Collateral fails to fully satisfy the Obligations, the Borrower shall remain liable to the Agent and the Lenders for any deficiency.

                  7.2.5 Performance by Collateral Agent.

                  If the Borrower shall fail to pay the Obligations, or otherwise fail to perform, observe or comply with any of the conditions, covenants, terms, stipulations or agreements contained in this Agreement or any of the other Financing Documents, the Collateral Agent without notice to or demand upon the Borrower and without waiving or releasing any of the Obligations or any Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrower and may enter upon the premises of the Borrower, for that purpose and take all


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such action thereon as the Collateral Agent may consider necessary or appropriate for such purpose and the Borrower hereby irrevocably appoints the Collateral Agent as its attorney-in-fact upon the occurrence of an Event of Default to do so, with power of substitution, in the name of the Collateral Agent, the Agent, in the name of any or all of the Lenders, or in the name of the Borrower or otherwise, for the use and benefit of the Collateral Agent, but at the cost and expense of the Borrower and without notice to the Borrower. All sums so paid or advanced by the Collateral Agent together with interest thereon from the date of payment, advance or incurring until paid in full at the Post-Default Rate and all costs and expenses, shall be deemed part of the Enforcement Costs, shall be paid by the Borrower to the Collateral Agent on demand, and shall constitute and become a part of the Agent's Obligations.

                  7.2.6 Other Remedies.

                  Subject to the terms and conditions of the Intercreditor Agreement, the Agent may from time to time proceed to protect or enforce the rights of the Agent and/or any of the Lenders by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Financing Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Financing Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Financing Documents, and/or applicable Laws. If the BofA Obligations have been paid in full and all "Commitments" and "Letters of Credit" under the BofA Financing Agreement have been terminated or have expired, the Agent and each of the Lenders are authorized to offset and apply to all or any part of the Obligations (but subject to the provisions of Section 7.2.4 (Application of Proceeds) all moneys, credits and other property of any nature whatsoever of the Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Agent, any of the Lenders or any Affiliate of the Agent or any of the Lenders.

                                  ARTICLE VIII
                                    THE AGENT

      Section 8.1 Appointment.

      Each Lender hereby designates and appoints GE Capital as its agent under this Agreement and the Financing Documents, and each Lender hereby irrevocably authorizes the Agent to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the Financing Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this ARTICLE VIII. The provisions of this ARTICLE VIII are solely for the benefit of the Agent and the Lenders and neither the Borrower nor any Person shall have any rights as a third party beneficiary of any of the provisions hereof, except for those rights expressly granted to the Borrower pursuant to Section 8.7.1 (Resignation), Section 8.8 (Collateral Matters), Section 8.11 (Consents) and Section 8.12 (Circumstances Where All Lenders Required). In performing its functions and duties under this Agreement, the Agent shall act solely as an administrative representative of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Lenders, the Borrower or any Person. The Agent


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may perform any of its duties hereunder, or under the Financing Documents, by or through its agents or employees.

      Section 8.2 Nature of Duties.

                  8.2.1 In General.

                  The Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the Financing Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrower in connection with the extension of credit hereunder and shall make its own appraisal of the credit worthiness of the Borrower and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter. If the Agent seeks the consent or approval of any of the Lenders to the taking or refraining from taking of any action hereunder, then the Agent shall send notice thereof to each Lender. The Agent shall promptly notify each Lender any time that the applicable percentage of the Lenders have instructed the Agent to act or refrain from acting pursuant hereto.

                  8.2.2 Express Authorization.

                  The Agent is hereby expressly and irrevocably authorized by each of the Lenders, as agent on behalf of itself and the other Lenders:

                        (a) To receive on behalf of each of the Lenders any payment or collection on account of the Obligations and to distribute to each Lender its Pro Rata Share of all such payments and collections so received as provided in this Agreement;

                        (b) To receive all documents and items to be furnished to the Lenders under the Financing Documents;

                        (c) To act or refrain from acting in this Agreement and in the other Financing Documents with respect to those matters so designated for the Agent;

                        (d) To act as nominee for and on behalf of the Lenders in and under this Agreement and the other Financing Documents;

                        (e) To arrange for the means whereby the funds of the Lenders are to be made available to the Borrower;

                        (f) To distribute promptly to the Lenders, if required by the terms of this Agreement, all written information, requests, notices, Loan Notices, payments, Prepayments, documents and other items received from the Borrower;

                        (g) To amend, modify, or waive any provisions of this Agreement or the other Financing Documents on behalf of the Lenders subject to the


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requirements that all or certain of the Lenders' consent be obtained in certain instances as provided in Section 8.12 (Circumstances All Lenders Required) and
Section 9.2 (Amendments; Waivers);

                        (h) To deliver to the Borrower and other Persons, all requests, demands, approvals, notices, and consents received from any of the Lenders;

                        (i) To exercise on behalf of each Lender all rights and remedies of the Lenders upon the occurrence of any Event of Default and/or Default specified in this Agreement and/or in any of the other Financing Documents or applicable Laws;

                        (j) To execute any of the Security Documents and any other documents on behalf of the Lenders as the secured party for the benefit of the Collateral Agent, the Agent and the Lenders; and

                        (k) To take such other actions as may be requested by the Requisite Lenders.

      The Collateral Agent is hereby expressly and irrevocably authorized by the Agent and each of the Lenders, as agent on behalf of the Collateral Agent, the Agent and the Lenders to execute any of the Security Documents and any other documents on behalf of the Agent and the Lenders, as the secured party for the benefit of the Collateral Agent, the BofA Lenders, the Agent and the Lenders.

      Section 8.3 Rights, Exculpation, Etc.

      Neither the Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Financing Documents, or in connection herewith or therewith, except that the Agent shall be obligated on the terms set forth herein for performance of its express obligations hereunder, and except that the Agent shall be liable with respect to its own gross negligence or willful misconduct. The Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other the Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectible, or sufficiency of this Agreement or any of the Financing Documents or the transactions contemplated thereby, or for the financial condition of any Person. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Financing Documents or the financial condition of any Person, or the existence or possible existence of any Default or Event of Default. The Agent agrees to use its reasonable efforts to notify the Lenders as to the occurrence of any material Event of Default promptly upon obtaining actual knowledge thereof, provided, however, that the failure in good faith of the Agent to so notify any Lender shall not give rise to any liability on the part of the Agent nor shall it waive, discharge or otherwise adversely affect the Agent's ability to exercise and enforce any


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rights or remedies resulting from such Event of Default. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Financing Documents the Agent is permitted or required to take or to grant, and the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Financing Documents until it shall have received such instructions from the applicable percentage of the Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Financing Documents in accordance with the instructions of the applicable percentage of the Lenders and notwithstanding the instructions of the Lenders, the Agent shall have no obligation to take any action if it, in good faith believes that such action exposes the Agent to any liability.

      Section 8.4 Reliance.

      The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Financing Documents and its duties hereunder or thereunder, upon advice of counsel selected by it. The Agent may deem and treat the original Lenders as the owners of the respective Notes for all purposes until receipt by the Agent of a written notice of assignment, negotiation or transfer of any interest therein by the Lenders in accordance with the terms of this Agreement. Any interest, authority or consent of any holder of any of the Notes shall be conclusive and binding on any subsequent holder, transferee, or assignee of such Notes. The Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by the Agent in its sole discretion.

      Section 8.5 Indemnification.

      Each Lender, severally, agrees to reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements including, without limitation, Enforcement Costs, of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the Financing Documents or any action taken or omitted by the Agent under this Agreement for any of the Financing Documents, in proportion to each Lender's Pro Rata Share, all of the foregoing as they may arise, be asserted or be imposed from time to time; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from the Agent's gross negligence or willful misconduct. The obligations of the Lenders under this
Section 8.5 shall survive the payment in full of the Obligations and the termination of this Agreement.

      Section 8.6 GE Capital Individually.

      With respect to its Commitment and the Loans made by it, and the Note issued to it, GE Capital shall have and may exercise the same rights and powers hereunder and is subject to the


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

same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "the Lenders", "Requisite Lenders" or "Requisite Term Loan Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include GE Capital in its individual capacity as a Lender, one of the Requisite Lenders or one of the Requisite Term Loan Lenders. GE Capital and its Affiliates may lend money to, accept deposits from and generally engage in any kind of banking, trust or other business with the Borrower, any Affiliate of the Borrower, or any other Person or any of their officers, directors and employees as if GE Capital were not acting as the Agent pursuant hereto and the Agent may accept fees and other consideration from the Borrower, any Affiliate of the Borrower or any of their officers, directors and employees (in addition to the Fees or other arrangements or fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or otherwise without having to account for or share the same with the Lenders.

      Section 8.7 Successor Agent.

                  8.7.1 Resignation.

                  The Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to
Section 8.7.2 (Appointment of Successor) or as otherwise provided below.

                  8.7.2 Appointment of Successor.

                  Upon any such notice of resignation pursuant to Section 8.7.1 (Resignation), the Requisite Term Loan Lenders, with the consent of GE Capital and the Borrower, shall appoint a successor to the Agent. If a successor to the Agent shall not have been so appointed within said thirty (30) Business Day period, the Agent retiring, upon notice to the Borrower, shall then appoint a successor Agent who shall serve as the Agent until such time, as the Requisite Term Loan Lenders appoint a successor the Agent as provided above.

                  8.7.3 Successor Agent.

                  Upon the acceptance of any appointment as the Agent under the Financing Documents by a successor Agent, such successor to the Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Agent retiring, and the Agent retiring shall be discharged from its duties and obligations under the Financing Documents. After any Agent's resignation as the Agent under the Financing Documents, the provisions of this
ARTICLE VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under the Financing Documents.


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      Section 8.8 Collateral Matters.

                  8.8.1 Release of Collateral.

                  The Agent and the Lenders, as appropriate, hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any property covered by this Agreement or the Financing Documents:

                        (a) upon termination of the Commitments and this Agreement and payment and satisfaction of all Obligations (other than contingent indemnification and expense reimbursement obligations for which no claim has been made);

                        (b) constituting property being sold or disposed of if the Borrower certifies to the Collateral Agent that the sale or disposition is made in compliance with the provisions of this Agreement and the Collateral Agent and the Agent may rely in good faith conclusively on any such certificate, without further inquiry);

                        (c) constituting property leased to the Borrower or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or the Subsidiary to be, renewed or extended; or

                        (d) constituting property covered by Permitted Liens with lien priority superior to those Liens in favor or for the benefit of the Collateral Agent.

                  In addition during any fiscal year of the Borrower on or before the BofA Termination Date (x) the Collateral Agent may release Collateral having a book value of not more than 5% of the book value of all Collateral, (y) the Collateral Agent, with the consent of the Requisite Lenders, may release Collateral having a book value of not more than 25% of the book value of all Collateral or (z)(1) the Collateral Agent, with the consent of the BofA Lenders and the Lenders holding, in the aggregate, at least 90% of (i) the BofA Commitments and (ii) the Term Loans or, (2) the Collateral Agent, with the consent of all of the BofA Lenders (excluding any BofA Lender which is also a GE Lender) may release its Lien on all or substantially all of the Collateral (and in connection therewith may release, terminate and discharge any Financing Document relating to such Collateral and/or the obligations and liabilities of any Guarantor in connection with a sale of the Borrower and/or any Guarantor and/or a sale of all or substantially all of its or their assets); provided that either:

                        (i) the Collateral Agent has obtained a third-party appraisal or valuation (which may be a fairness valuation) of all of the Collateral or of only the Collateral being released, has furnished a copy of such appraisal or valuation to the Agent and has determined in good faith that (A) in the case of an appraisal or valuation of all of the Collateral, the orderly or forced sale liquidation value (as applicable or whichever is appropriate as determined by the Collateral Agent in good faith), of such Collateral based on such appraisal or valuation (after deducting the actual and anticipated costs and expenses of liquidation) is or would be insufficient to allow for payment of the BofA Obligations in full and/or to result in any surplus payment which would or could be available for payment of


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

      the Obligations, or (B) in the case of an appraisal or valuation of less than all of the Collateral, the Collateral being released is sold for an amount at least equal to the value established by such third party appraisal or valuation; or:

                        (ii) the Collateral is sold or to be sold by or on behalf of the Borrower, any Subsidiary Guarantor and/or the Collateral Agent at a commercially reasonable, public auction or an "auction style" private sale arranged or brokered by a third party (such as an investment banker); and provided further that such release is not pursuant to, or required in connection with, debtor-in-possession financing.

            Notwithstanding the foregoing, at any time on or before the BofA Termination Date and pursuant to or in connection with any debtor-in-possession financing provided to the Borrower and/or any or all of the Subsidiary Guarantors, the Collateral Agent, subject to the terms of the Intercreditor Agreement, may release or subordinate its Lien on all or substantially all of the Collateral (and in connection therewith release, terminate or discharge any Financing Document relating to such Collateral and/or the obligations and liabilities of any Guarantor).

            During any fiscal year of the Borrower at any time after the BofA Termination Date (x) the Agent, in its capacity as Collateral Agent, may release Collateral having a book value of not more than 5% of the book value of all Collateral, (y) the Agent, in its capacity as Collateral Agent, with the consent of the Requisite Term Loan Lenders, may release Collateral having a book value of not more than 25% of the book value of all Collateral, and (z) the Agent, in its capacity as Collateral Agent and with the consent of the Lenders having 90% of the Loans, may release all the Collateral.

                  8.8.2 Confirmation of Authority, Execution of Releases.

                  Without in any manner limiting the Collateral Agent's authority to act without any specific or further authorization or consent by the Lenders as set forth in Section 8.8.1 (Release of Collateral), the Agent and each Lender agrees to confirm in writing the authority to release any property covered by this Agreement or the Financing Documents conferred upon the Collateral Agent under Section 8.8.1 (Release of Collateral). So long as no Event of Default is then continuing, upon receipt by the Collateral Agent of confirmation from the requisite percentage, if any, of the Lenders and/or the BofA Lenders, as the case may be, of its authority to release any particular item or types of property covered by this Agreement or the Financing Documents, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Agent and Lenders herein or pursuant hereto upon such Collateral; provided, however, that (a) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (b) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Person, in respect of), all interests retained by any Person, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Financing Documents.


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                  8.8.3 Absence of Duty.

                  Neither the Collateral Agent nor the Agent shall have any obligation whatsoever to any Lender, the Borrower, or any other Person to assure that the property covered by this Agreement or the Financing Documents exists or is owned by the Borrower or any Subsidiary Guarantor or is cared for, protected or insured or has been encumbered or that the Liens granted to the Collateral Agent for the benefit of the Agent and the Lenders herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 8.8.3 or in any of the Financing Documents, it being understood and agreed that in respect of the property covered by this Agreement or the Financing Documents or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its discretion, given the Collateral Agent's own interest in property covered by this Agreement or the Financing Documents and that the Collateral Agent shall have no duty or liability whatsoever to the Agent or any of the other the Lenders.

      Section 8.9 Agency for Perfection; Appointment and Replacement of Collateral Agent.

      The Agent and each Lender hereby appoints the Collateral Agent as agent for the purpose of perfecting the Liens of the Agent and the Lenders in Collateral which, in accordance with Article 9 of the Uniform Commercial Code in any applicable jurisdiction or otherwise, can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent's request therefor, shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent's instructions. At any time on or after the BofA Termination Date, upon the request of the Agent, the BofA Agent agrees to resign as Collateral Agent and effective with such resignation the Lenders hereby appoint the Agent as the Collateral Agent. In such case the Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Collateral Agent, and the BofA Agent shall be discharged from its duties and obligations under this Agreement and the Financing Documents.

      Section 8.10 Exercise of Remedies.

      Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Financing Document, it being understood and agreed that such rights and remedies may be exercised only by the Agent. In addition, the Agent and each Lender agree that the exercise of any and all rights hereunder or under any of the Financing Documents is subject to the terms and conditions of the Intercreditor Agreement.

      Section 8.11 Consents.

                        (a) In the event the Collateral Agent or the Agent requests the consent of a Lender and does not receive a written denial thereof, or a written notice from a Lender that due consideration of the request requires additional time, in each case, within ten


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(10) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have given such consent.

                        (b) In the event the Agent or the Borrower requests the consent of a Lender and such consent is denied, then the Agent or the Borrower, may, at their option, require such Lender to assign its interest in the Loans to GE Capital or such other lender as shall be acceptable to the Borrower and the Agent, for a price equal to the then outstanding principal amount thereof, plus accrued and unpaid interest, fees and costs and expenses due such Lender under the Financing Documents, which principal, interest, fees and costs and expenses will be paid on the date of such assignment. In the event that the Agent or the Borrower elects to require any Lender to assign its interest to GE Capital or such other lender as shall be acceptable to the Borrower and the Agent, the Agent will so notify such Lender in writing within thirty (30) days following such Lender's denial, and such Lender will assign its interest to GE Capital or such other lender as shall be acceptable to the Borrower and the Agent, no later than five (5) days following receipt of such notice.

                        (c) The Lenders each hereby authorize the Agent on their behalf to execute any and all amendments to this Agreement and any of the other Financing Documents as may be necessary to remedy and correct any clerical errors, omissions or inconsistencies. The Agent agrees to give copies of any and all such executed amendments to each of the Lenders.

      Section 8.12 Circumstances Where Consent of all of the Lenders is
Required.

      Notwithstanding anything to the contrary contained herein, no amendment, modification, change or waiver shall be effective without the consent of all of the Lenders:

                        (a) increase the principal amount of any of the Term Loans;

                        (b) extend the maturity or due date of payment of principal, interest or Fees on account of the Obligations;

                        (c) reduce the principal amount of any Obligations, the rate of interest on any of the Obligations or any Fees payable, except as expressly permitted therein;

                        (d) change the method of calculation utilized in connection with the computation of interest and Fees;

                        (e) change the manner of pro rata application by the Agent of payments made by the Borrower or any other payments required hereunder or under the other Financing Documents;

                        (f) modify this Section or the definition of "Requisite Lenders" or "Requisite Term Loan Lenders"; and

                        (g) release any material portion of any Collateral, any Guarantor or any Financing Document (except to the extent provided in Section
8.8 of this Agreement or elsewhere in this Agreement or in any such Financing Agreement);


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

      Section 8.13 Dissemination of Information.

      The Agent will provide the Lenders with any information received by the Agent from the Borrower which is required to be provided to the Agent or to the Lenders hereunder; provided, however, that the Agent shall not be liable to any one or more the Lenders for any failure to do so, except to the extent that such failure is attributable to the Agent's gross negligence or willful misconduct.

      Section 8.14 Consents, Amendments and Waivers on or before BofA Termination Date.

      The Agent, the Lenders and the Borrower understand and agree that the representations, warranties, covenants, agreements and Events of Default as set forth in this Agreement and in the Financing Documents are intended to be substantially similar to the representations, warranties, covenants, agreements and Events of Default contained in the BofA Financing Agreement and the BofA Financing Documents. The Agent, the Lenders and the Borrower acknowledge and agree that to the extent any determination, consent, amendment or waiver with respect to any terms or conditions of the BofA Financing Agreement is given, obtained or approved in accordance with the provisions of the BofA Financing Agreement, such determination, consent, amendment or waiver shall be considered binding upon the Agent, the Lenders and the Borrower for purposes of this Agreement and the Financing Documents and shall be deemed made, obtained or given, as appropriate, by the Agent, the Lenders and/or the Borrower with respect to the similar or substantially similar term, condition or event contained in or relating to this Agreement and/or in any of the Financing Documents; provided that the definition of "Requisite Lenders" contained in the BofA Financing Agreement has been amended to include the Lenders and the BofA Lenders as a combined voting group, as set forth in the definition of "Requisite Lenders" in this Agreement, such that any consent, determination, amendment or waiver requiring the consent of the BofA Requisite Lenders would take into account the votes of the Lenders as part of the larger group including the Lenders and the BofA Lenders. Notwithstanding the foregoing, under no circumstances shall the Agent or the Lenders be deemed to have consented or approved any matter requiring the consent of all Lenders set forth in Section
8.12 or the consent of the Agent as set forth in Section 9.2 regardless if such matter has received the consent or approval of the BofA Agent and/or all or any portion of the BofA Lenders.

                                   ARTICLE IX
                                  MISCELLANEOUS

      Section 9.1 Notices.

      All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand on a Business Day, or two (2) days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or when sent by overnight courier, on the Business Day next following the day on which the notice is delivered to such overnight courier, addressed as follows:


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

            Borrower:         BERRY PLASTICS CORPORATION
                              101 Oakley Street
                              P.O. Box 959
                              Evansville, Indiana 47710-0959
                              Attention: President

            with a copy to:   Michael J. O'Brien, Esquire
                              O'Sullivan, Graev & Karabell, LLP
                              30 Rockefeller Center
                              41st Floor
                              New York, New York 10112

            with a copy to:   Mr. Joseph S. Levy
                              Vice President
                              First Atlantic Capital, Ltd.
                              135 East 57th Street, 29th Floor
                              New York, New York 10022

            Agent:            General Electric Capital Corporation
                              335 Madison Avenue
                              New York, New York 10017
                              Attn: Account Manager - Berry Plastics

            with a copy to:   General Electric Capital Corporation
                              201 High Ridge Road
                              Stamford, Connecticut 06927
                              Attn: GE Commercial Finance Legal Counsel

            with a copy to:   Weil, Gotshal & Manges LLP
                              767 Fifth Avenue
                              New York, New York 10153
                              Attn: Ted S. Waksman, Esq.

            Collateral Agent: BANK OF AMERICA, N.A.
            (on or before     Bank of America Business Credit
            BofA Termination  100 S. Charles Street
            Date)             Baltimore, Maryland 21201
                              Attention: David B. Thayer

            with a copy to:   Shaun F. Carrick, Esq.
                              Miles & Stockbridge P.C.
                              10 Light Street
                              Baltimore, Maryland 21202

By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Business Day.

      Section 9.2 Amendments; Waivers.

      Subject to the terms of Sections 8.8.1 and 8.14, this Agreement and the other Financing Documents may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Requisite Lenders (or the Agent with the approval of the Requisite Lenders), the Borrower, and to the extent provided in Section 8.12 by an agreement in writing signed by all of the Lenders and the Borrower. In addition, any agreement which directly or indirectly affects any rights, duties, obligations, liabilities or remedies of the Collateral Agent under this Agreement, under any of other Financing Documents or otherwise must be approved and signed by the Collateral Agent. No waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing. No course of dealing between the Borrower and the Agent and/or any of the Lenders and no act or failure to act from time to time on the part of the Agent and/or any of the Lenders shall constitute a waiver, amendment or modification of any provision of this Agreement or any of the other Financing Documents or any right or remedy under this Agreement, under any of the other Financing Documents or under applicable Laws.

      Without implying any limitation on the foregoing, and subject to the provisions of Section 8.12:

                        (a) Any waiver or consent shall be effective only in the specific instance, for the terms and purpose for which given, subject to such conditions as the Agent may specify in any such instrument.

                        (b) No waiver of any Default or Event of Default shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereto.

                        (c) No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

                        (d) No failure or delay by the Agent to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver, amendment or modification of any such term, condition, covenant or agreement or of any such breach or preclude the Agent from exercising any such right, power or remedy at any time or times.

                        (e) By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, the Agent shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a

Default or an Event of Default for failure to effect such prompt payment of any such other amount.

      Section 9.3 Cumulative Remedies.

      The rights, powers and remedies provided in this Agreement and in the other Financing Documents are cumulative and are subject to the terms and conditions of the Intercreditor Agreement, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Agent shall determine, subject to the provisions of this Agreement, and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable Laws. In order to entitle the Agent to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement. Without limiting the generality of the foregoing and subject to the terms of this Agreement, the Agent may:

                        (a) proceed against the Borrower with or without proceeding against any other Person (including, without limitation, any one or more of the Guarantors) who may be liable (by endorsement, guaranty, indemnity or otherwise) for all or any part of the Obligations;

                        (b) proceed against the Borrower with or without proceeding under any of the other Financing Documents or the Collateral Agent proceeding against any Collateral or other collateral and security for all or any part of the Obligations;

                        (c) without reducing or impairing the obligation of the Borrower and without notice, release or compromise with any guarantor or other Person liable for all or any part of the Obligations under the Financing Documents or otherwise;

                        (d) without reducing or impairing the obligations of the Borrower and without notice thereof: (i) fail, or permit the Collateral Agent to fail, to perfect the Lien in any or all Collateral or to release any or all the Collateral or to accept substitute Collateral, (ii) waive any provision of this Agreement or the other Financing Documents, (iii) exercise or fail to exercise rights of set-off or other rights, or (iv) accept partial payments or extend from time to time the maturity of all or any part of the Obligations.

      Section 9.4 Severability.

      In case one or more provisions, or part thereof, contained in this Agreement or in the other Financing Documents shall be invalid, illegal or unenforceable in any respect under any Law, then without need for any further agreement, notice or action:

                        (a) the validity, legality and enforceability of the remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

                        (b) the obligation to be fulfilled shall be reduced to the limit of such validity;

                        (c) such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.

      Section 9.5 Assignments by Lenders.

      Any Lender may, with the prior written consent of the Agent and the Borrower, but without notice to or consent of any other Lender, which consent shall not be unreasonably withheld, delayed or conditioned, assign to any Person (each an "Assignee" and collectively, the "Assignees") all or a portion of such Lender's Loans; provided that (a) the amount assigned by such Lender must be at least equal to Five Million Dollars ($5,000,000) and (b) after giving effect to such assignment, such Lender must continue to hold a Pro Rata Share of the Loans at least equal to Five Million Dollars ($5,000,000), unless such Lender has assigned one hundred percent (100%) of such Lender's Loans. GE Capital agrees that if at any time GE Capital sells one hundred percent (100%) of all of its Commitments, GE Capital shall resign as Agent and the remaining Lenders shall select a replacement Agent in accordance with the provisions of this Agreement. Any Lender which elects to make such an assignment shall pay to the Agent, for the exclusive benefit of the Agent, an administrative fee for processing each such assignment in the amount of Three Thousand Five Hundred Dollars ($3,500). Such Lender and its Assignee shall notify the Agent and the Borrower in writing of the date on which the assignment is to be effective (the "Adjustment Date"). On or before the Adjustment Date, the assigning Lender, the Agent, the Borrower and the respective Assignee shall execute and deliver a written assignment agreement in a form acceptable to the Agent, which shall constitute an amendment to this Agreement to the extent necessary to reflect such assignment. Upon the request of any assigning Lender following an assignment made in accordance with this Section 9.5, the Borrower shall issue new Notes to the assigning Lender and its Assignee reflecting such assignment, in exchange for the existing Note held by the assigning Lender.

      In addition to the foregoing assignments permitted by this Section 9.5, without the prior written consent of the Borrower, but with the consent of the Agent, which consent shall not be unreasonably withheld, delayed or conditioned, any Lender may assign all or any portion of such Lender's Loans (a) to GE Capital or any other Lender at any time regardless of the occurrence or non-occurrence of an Event of Default and (b) to any other Person at any time after the occurrence of an Event of Default; provided that with respect to any such proposed assignment under either (a) or (b) (i) the amount to be assigned by such assigning Lender must be at least equal to Five Million Dollars ($5,000,000), (ii) after giving effect to such assignment, such assigning Lender must continue to hold a Pro Rata Share of the Loans at least equal to Five Million Dollars ($5,000,000), unless such Lender has assigned one hundred percent (100%) of such Lender's Loans, and (iii) prior to closing and consummating the proposed assignment (the "Proposed Assignee"), the Lender shall have first given the Borrower notice of the proposed assignment (the "Right of First Refusal Notice") to permit the Borrower an opportunity to locate another Person acceptable to the Agent (the "Substitute Purchaser") to close and consummate the proposed assignment on the same terms and conditions available to the Proposed Assignee and the Substitute Purchaser shall in fact close and consummate the proposed assignment within thirty (30) days after the Right of First Refusal Notice. If the Borrower fails to locate a Substitute Purchaser or if the Substitute Purchaser fails to close and consummate the proposed assignment within such thirty (30) day period, the assigning Lender shall be entitled to close and consummate the proposed assignment to the Proposed Assignee without further notice or obligation to the Borrower.

      In addition, notwithstanding the foregoing, any Lender may at any time pledge all or any portion of such Lender's rights under this Agreement, any of the Loans or any of the Obligations to a Federal Reserve Bank.

      Section 9.6 Participations by Lenders.

      Any Lender may at any time sell to one or more financial institutions participating interests in any of such Lender's Obligations or Loans; provided, however, that (a) no such participation shall relieve such Lender from its obligations under this Agreement or under any of the other Financing Documents to which it is a party, (b) such Lender shall remain solely responsible for the performance of its obligations under this Agreement and under all of the other Financing Documents to which it is a party, (c) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Financing Documents, and (d) no such participant shall be granted voting rights with respect to any matters reserved for the Lenders under the provisions of this Agreement.

      Section 9.7 Disclosure of Information by Lenders.

                        (a) In connection with any sale, transfer, assignment or participation by any Lender in accordance with Section 9.5 (Assignments by Lenders) or Section 9.6 (Participations by Lenders), each Lender shall have the right to disclose to any actual or potential purchaser, assignee, transferee or participant all financial records, information, reports, financial statements and documents obtained in connection with this Agreement and/or any of the other Financing Documents or otherwise, provided that such actual or potential purchaser shall agree to keep confidential any non-public information delivered or made available to such Lender.

                        (b) Each of the Lenders and the Agent hereby agree to exercise reasonable efforts to keep any non-public information delivered or made available to it pursuant to this Agreement or any of the Financing Documents, confidential from any other Person except (i) Persons employed or retained by such Lender or Agent who are or are expected to become engaged in evaluating, approving, structuring or administering the Obligations, (ii) with the prior written consent of Borrower, (iii) as required in connection with the exercise of any remedy under this Agreement or any of the Financing Documents or (iv) as may be required by Law, provided that in the event that any Lender, the Agent or any of its or their representatives are requested or compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the non-public information delivered or made available to any Lender or the Agent pursuant to this Agreement or any of the Financing Documents, the Lenders, the Agent and its or their representatives, as appropriate, agree to provide Borrower with prompt notice of such request(s).

      Section 9.8 Successors and Assigns.

      This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective heirs, personal representatives, successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent and the Requisite Lenders.

      Section 9.9 Continuing Agreements.

      All covenants, agreements, representations and warranties made by the Borrower in this Agreement, in any of the other Financing Documents, and in any certificate delivered pursuant hereto or thereto shall survive the making by the Lenders of the Loans and the execution and delivery of the Notes, shall be binding upon the Borrower regardless of how long before or after the date hereof any of the Obligations were or are incurred, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. From time to time upon the Agent's request, and as a condition of the release of any one or more of the Security Documents, the Borrower and other Persons obligated with respect to the Obligations shall provide the Agent with such acknowledgments and agreements as the Agent may require to the effect that there exists no defenses, rights of setoff or recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Agent, any or all of the Lenders, and/or any of its or their agents and others, or to the extent there are, the same are waived and released.

      Section 9.10 Enforcement Costs.

      The Borrower agrees to pay to the Agent on demand all Enforcement Costs (including expenses and fees incurred by any Lender to the extent included in the definition of Enforcement Costs), together with interest thereon from the date following demand until paid in full at a per annum rate of interest equal at all times to the Post-Default Rate. Enforcement Costs shall be immediately due and payable at the time advanced or incurred, whichever is earlier. Without implying any limitation on the foregoing, the Borrower agrees, as part of the Enforcement Costs, to pay upon demand any and all stamp and other Taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Financing Documents and to save the Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any Taxes or fees referred to in this Section. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of the other Obligations and shall survive the termination of this Agreement.

      Section 9.11 Applicable Law; Jurisdiction.

                  9.11.1 Governing Law.

                  As a material inducement to the Agent and the Lenders to enter into this Agreement, the Borrower acknowledges and agrees that the Financing Documents, including, this Agreement, shall be governed by the Laws of the State, as if each of the Financing Documents and this Agreement had each been executed, delivered, administered and performed solely within the State even though for the convenience and at the request of the Borrower one or more of the Financing Documents may be executed elsewhere. The Agent and the Lenders acknowledge, however, that remedies under certain of the Financing Documents that relate to property outside the State may be subject to the laws of the state in which the property is located.

                  9.11.2 Submission to Jurisdiction.

                  The Borrower irrevocably submits to the jurisdiction of any state or federal court sitting in the State or in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Borrower and may be enforced in any court in which the Borrower is subject to jurisdiction, by a suit upon such judgment, provided that service of process is effected upon the Borrower in one of the manners specified in this Section or as otherwise permitted by applicable Laws.

                  9.11.3 Appointment of Agent for Service of Process.

                  The Borrower hereby irrevocably designates and appoints CT Corporation System, 300 Lombard Street, Baltimore, Maryland 21202, as its agent to receive on their behalf service of any and all process that may be served in any suit, action or proceeding of the nature referred to in this Section in any state or federal court sitting in the State or in the State of New York. If such agent shall cease so to act, the Borrower shall irrevocably designate and appoint without delay another such agent in either such State satisfactory to the Agent and shall promptly deliver to the Agent evidence in writing of such other agent's acceptance of such appointment and its agreement that such appointment shall be irrevocable.

                  9.11.4 Service of Process.

                  The Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in this Section by (a) the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Borrower at its address designated in or pursuant to Section 9.1 (Notices), and (b) serving a copy thereof upon the agent, if any, designated and appointed by the Borrower as its agent for service of process by or pursuant to this Section. The Borrower irrevocably agrees that such service (i) shall be deemed in every respect effective service of process upon each of them in any such suit, action or proceeding, and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrower. Nothing in this Section shall affect the right of the Agent to serve process in any manner otherwise permitted by law or limit the right of the Agent otherwise to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

      Section 9.12 Duplicate Originals and Counterparts.

      This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

      Section 9.13 Headings.

      The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

      Section 9.14 No Agency.

      Nothing herein contained shall be construed to constitute the Borrower as the agent of the Agent or any of the Lenders for any purpose whatsoever or to permit the Borrower to pledge any of the credit of the Agent or any of the Lenders. Neither the Agent nor any of the Lenders shall be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither the Agent nor any of the Lenders shall, by anything herein or in any of the Financing Documents or otherwise, assume any of the Borrower's obligations under any contract or agreement assigned to the Agent and/or the Lenders, and neither the Agent nor any of the Lenders shall be responsible in any way for the performance by the Borrower of any of the terms and conditions thereof.

      Section 9.15 Waiver of Trial by Jury.

      THE BORROWER, THE AGENT, THE COLLATERAL AGENT AND THE LENDERS HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER, THE AGENT AND/OR ANY OR ALL OF THE LENDERS MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT, (B) ANY OF THE FINANCING DOCUMENTS, OR (C) THE COLLATERAL. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

      This waiver is knowingly, willingly and voluntarily made by the Borrower, the Agent and the Lenders, and the Borrower, the Agent, the Collateral Agent and the Lenders hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrower, the Agent, the Collateral Agent and the Lenders further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

      Section 9.16 Liability of the Agent and the Lenders.

      The Borrower hereby agrees that neither the Collateral Agent, the Agent nor any of the Lenders shall be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Collateral Agent, the Agent and/or any of the Lenders in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations, except for acts of gross negligence and willful misconduct.

      By inspecting the Collateral or any other properties of the Borrower or by accepting or approving anything required to be observed, performed or fulfilled by the Borrower or to be given to the Collateral Agent, the Agent and/or any of the Lenders pursuant to this Agreement or any of the other Financing Documents, neither the Collateral Agent, the Agent nor any of the Lenders shall be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by the Collateral Agent, the Agent and/or the Lenders.

      Section 9.17 ENTIRE AGREEMENT.

      THIS AGREEMENT IS INTENDED BY THE COLLATERAL AGENT, THE AGENT, THE LENDERS AND THE BORROWER TO BE A COMPLETE, EXCLUSIVE AND FINAL EXPRESSION OF THE AGREEMENTS CONTAINED HEREIN. NEITHER THE COLLATERAL AGENT, THE AGENT, THE LENDERS NOR THE BORROWER SHALL HEREAFTER HAVE ANY RIGHTS UNDER ANY PRIOR AGREEMENTS PERTAINING TO THE MATTERS ADDRESSED BY THIS AGREEMENT BUT SHALL LOOK SOLELY TO THIS AGREEMENT FOR DEFINITION AND DETERMINATION OF ALL OF THEIR RESPECTIVE RIGHTS, LIABILITIES AND RESPONSIBILITIES UNDER THIS AGREEMENT.

      IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.

WITNESS OR ATTEST:                  BERRY PLASTICS CORPORATION

_________________________           By:_______________________(Seal)
                                       Name:
                                       Title:


WITNESS:                            GENERAL ELECTRIC CAPITAL CORPORATION
                                    in its capacity as Agent

_________________________           By:_______________________(Seal)
                                       Name:
                                       Title:


WITNESS:                            GENERAL ELECTRIC CAPITAL CORPORATION
                                    in its capacity as a Lender

_________________________           By:_______________________(Seal)
                                       Name:
                                       Title:


WITNESS:                            BANK OF AMERICA, N.A.
                                    in its capacity as Collateral Agent

_________________________           By:_______________________(Seal)
                                       Name: David B. Thayer
                                       Title: Senior Vice President

                                LIST OF EXHIBITS

A-1.  Pro-Forma Financial Statements

A-2   Pro-Forma Balance Sheets

B     Form of Compliance Certificate

                                LIST OF SCHEDULES

Schedule    4.1.10      Litigation

Schedule    4.1.14      Scheduled Indebtedness for Borrowed Money

Schedule    4.1.20      Employee Relations Disclosures

Schedule    4.1.21      Hazardous Materials Disclosures

Schedule    4.1.22      Scheduled Permitted Liens

Schedule    4.1.24      Information on Names, Addresses and Locations

Schedule    6.2.5       Permitted Investments

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS                                                          1
Section 1.1 Certain Defined Terms                                              1
Section 1.2 Accounting Terms and Other Definitional Provisions                29
ARTICLE II THE CREDIT FACILITIES                                              30
Section 2.1 The Term Loan Facility                                            30
    2.1.1 Term Loan Commitments                                               30
    2.1.2 Payment of Term Loans; the Term Loan Notes                          30
    2.1.3 Mandatory Prepayments of Term Loans                                 30
    2.1.4 Optional Prepayments of Term Loans                                  32
Section 2.2 Interest                                                          33
    2.2.1 Applicable Interest Rates                                           33
    2.2.2 Selection of Interest Rates                                         33
    2.2.3 Inability to Determine LIBOR Base Rate                              35
    2.2.4 Indemnity                                                           35
    2.2.5 Payment of Interest                                                 36
Section 2.3 General Financing Provisions                                      36
    2.3.1 Borrower's Representatives                                          36
    2.3.2 Use of Proceeds of the Loans                                        37
    2.3.3 Commitment Fee                                                      37
    2.3.4 Closing Fee                                                         37
    2.3.5 Computation of Interest                                             37
    2.3.6 Payments                                                            37
    2.3.7 Liens; Setoff                                                       38
    2.3.8 Requirements of Law                                                 38
Section 2.4 Settlement Among Lenders                                          39
Section 2.5 Presumption of Payment                                            39
ARTICLE III THE COLLATERAL                                                    39
Section 3.1 Debt and Obligations Secured                                      39
Section 3.2 Grant of Liens                                                    40
Section 3.3 Personal Property                                                 41
    3.3.1 Securities, Chattel Paper, Promissory Notes, etc                    41
    3.3.2 Patents, Copyrights and Other Property Requiring Additional
          Steps to Perfect                                                    42
Section 3.4 Record Searches                                                   42
Section 3.5 Real Property                                                     43
Section 3.6 Subsidiary Guarantor Assets                                       44
Section 3.7 Costs                                                             44
Section 3.8 Release                                                           45
Section 3.9 Inconsistent Provisions                                           45
Section 3.10 Collateral Agency                                                45
ARTICLE IV REPRESENTATIONS AND WARRANTIES                                     45
Section 4.1 Representations and Warranties                                    45
    4.1.1 Subsidiaries                                                        45
    4.1.2 Good Standing                                                       46
    4.1.3 Power and Authority                                                 46
    4.1.4 Binding Agreements                                                  46
    4.1.5 No Conflicts                                                        46
    4.1.6 No Defaults, Violations. As of the date of this Agreement:          47
    4.1.7 Compliance with Laws                                                47
    4.1.8 Margin Stock                                                        47

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    4.1.9 Investment Company Act; Margin Securities                           47
    4.1.10 Litigation                                                         48
    4.1.11 Financial Condition                                                48
    4.1.12 Pro-forma Financial Statements                                     48
    4.1.13 Full Disclosure                                                    49
    4.1.14 Indebtedness for Borrowed Money                                    49
    4.1.15 Subordinated Debt; Senior Secured Debt; BofA Financing Agreement.  49
    4.1.16 Taxes                                                              49
    4.1.17 ERISA                                                              50
    4.1.18 Title to Properties                                                50
    4.1.19 Patents, Trademarks, Etc                                           50
    4.1.20 Employee Relations                                                 50
    4.1.21 Presence of Hazardous Materials or Hazardous Materials
           Contamination                                                      51
    4.1.22 Perfection and Priority of Collateral                              51
    4.1.23 Places of Business and Location of Collateral                      51
    4.1.24 Business Names and Addresses                                       52
    4.1.25 Equipment                                                          52
    4.1.26 Italian Target Stock Purchase Transaction                          52
    4.1.27 Hart-Scott-Rodino                                                  52
    4.1.28 Term Loans                                                         52
Section 4.2 Survival                                                          53
ARTICLE V CONDITIONS PRECEDENT                                                53
Section 5.1 Conditions to the Making of the Loans                             53
    5.1.1 Organizational Documents - Borrower                                 53
    5.1.2 Opinion of Counsel                                                  54
    5.1.3 Organizational Documents - Guarantors                               54
    5.1.4 Consents, Licenses, Approvals, Etc                                  54
    5.1.5 Notes                                                               54
    5.1.6 Financing Documents                                                 54
    5.1.7 Other Financing Documents                                           55
    5.1.8 Other Documents, Etc                                                55
    5.1.9 Payment of Fees                                                     55
    5.1.10 Recordings and Filings                                             55
    5.1.11 Pro-forma Balance Sheet and Projections                            55
    5.1.12 Stock Certificates and Stock Powers                                55
ARTICLE VI COVENANTS OF THE BORROWER                                          56
Section 6.1 Affirmative Covenants                                             56
    6.1.1 Financial Statements                                                56
    6.1.2 Reports to SEC and to Stockholders                                  58
    6.1.3 Recordkeeping, Rights of Inspection, Field Examination, Etc         58
    6.1.4 Corporate Existence                                                 59
    6.1.5 Compliance with Laws                                                59
    6.1.6 Preservation of Properties                                          59
    6.1.7 Line of Business                                                    60
    6.1.8 Insurance                                                           60
    6.1.9 Taxes                                                               60
    6.1.10 ERISA                                                              60
    6.1.11 Notification of Events of Default and Adverse Developments         61
    6.1.12 Hazardous Materials; Contamination                                 61
    6.1.13 Financial Covenants                                                62
    6.1.14 Insurance With Respect to Equipment and Inventory                  64
    6.1.15 Maintenance of the Collateral                                      64
    6.1.16 Defense of Title and Further Assurances                            64
    6.1.17 Business Names; Locations                                          65
    6.1.18 Subsequent Opinion of Counsel as to Recording Requirements         66

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    6.1.19 Use of Premises and Equipment                                      66
    6.1.20 Protection of Collateral                                           66
    6.1.21 Application of Net Casualty Proceeds                               66
Section 6.2 Negative Covenants                                                67
    6.2.1 Capital Structure, Merger, Acquisition or Sale of Assets            67
    6.2.2 Subsidiaries                                                        68
    6.2.3 Purchase or Redemption of Securities, Dividend Restrictions         69
    6.2.4 Indebtedness                                                        69
    6.2.5 Investments, Loans and Other Transactions                           71
    6.2.6 Capital Expenditures                                                73
    6.2.7 Stock of Subsidiaries                                               73
    6.2.8 Subordinated Indebtedness                                           73
    6.2.9 Liens                                                               74
    6.2.10 Transactions with Affiliates                                       74
    6.2.11 ERISA Compliance                                                   75
    6.2.12 Prohibition on Hazardous Materials                                 75
    6.2.13 Amendments                                                         75
    6.2.14 Method of Accounting; Fiscal Year                                  75
    6.2.15 Transfer of Collateral                                             75
    6.2.16 Sale and Leaseback                                                 76
ARTICLE VII DEFAULT AND RIGHTS AND REMEDIES                                   76
Section 7.1 Events of Default                                                 76
    7.1.1 Failure to Pay                                                      76
    7.1.2 Breach of Representations and Warranties                            77
    7.1.3 Failure to Comply with Certain Covenants                            77
    7.1.4 Failure to Comply with Other Covenants                              77
    7.1.5 Default Under Other Financing Documents or Obligations              77
    7.1.6 Receiver; Bankruptcy                                                77
    7.1.7 Involuntary Bankruptcy, etc                                         78
    7.1.8 Judgment                                                            78
    7.1.9 Execution; Attachment                                               78
    7.1.10 Default Under Other Borrowings                                     79
    7.1.11 Challenge to Agreements                                            79
    7.1.12 Material Adverse Change                                            79
    7.1.13 Change in Ownership                                                79
    7.1.14 Liquidation, Termination, Dissolution, Change in
           Management, etc.                                                   79
    7.1.15 Parent Line of Business                                            80
    7.1.16 Failure to Pay Senior Secured Debt - Parent                        80
Section 7.2 Remedies                                                          80
    7.2.1 Acceleration                                                        80
    7.2.2 Uniform Commercial Code                                             80
    7.2.3 Specific Rights With Regard to Collateral                           81
    7.2.4 Application of Proceeds                                             82
    7.2.5 Performance by Collateral Agent                                     82
    7.2.6 Other Remedies                                                      83
ARTICLE VIII THE AGENT                                                        83
Section 8.1 Appointment                                                       83
Section 8.2 Nature of Duties                                                  84
    8.2.1 In General                                                          84
    8.2.2 Express Authorization                                               84
Section 8.3 Rights, Exculpation, Etc                                          85
Section 8.4 Reliance                                                          86
Section 8.5 Indemnification                                                   86
Section 8.6 GE Capital Individually                                           86

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Section 8.7 Successor Agent                                                   87
    8.7.1 Resignation                                                         87
    8.7.2 Appointment of Successor                                            87
    8.7.3 Successor Agent                                                     87
Section 8.8 Collateral Matters                                                88
    8.8.1 Release of Collateral                                               88
    8.8.2 Confirmation of Authority, Execution of Releases                    89
    8.8.3 Absence of Duty                                                     90
Section 8.9 Agency for Perfection; Appointment and Replacement
            of Collateral Agent.                                              90
Section 8.10 Exercise of Remedies                                             90
Section 8.11 Consents                                                         90
Section 8.12 Circumstances Where Consent of all of the Lenders is Required    91
Section 8.13 Dissemination of Information                                     92
Section 8.14 Consents, Amendments and Waivers on or before BofA
             Termination Date                                                 92
ARTICLE IX MISCELLANEOUS                                                      92
Section 9.1 Notices                                                           92
Section 9.2 Amendments; Waivers                                               94
Section 9.3 Cumulative Remedies                                               95
Section 9.4 Severability                                                      95
Section 9.5 Assignments by Lenders                                            96
Section 9.6 Participations by Lenders                                         97
Section 9.7 Disclosure of Information by Lenders                              97
Section 9.8 Successors and Assigns                                            98
Section 9.9 Continuing Agreements                                             98
Section 9.10 Enforcement Costs                                                98
Section 9.11 Applicable Law; Jurisdiction                                     98
    9.11.1 Governing Law                                                      98
    9.11.2 Submission to Jurisdiction                                         99
    9.11.3 Appointment of Agent for Service of Process                        99
    9.11.4 Service of Process                                                 99
Section 9.12 Duplicate Originals and Counterparts                             99
Section 9.13 Headings                                                        100
Section 9.14 No Agency                                                       100
Section 9.15 Waiver of Trial by Jury                                         100
Section 9.16 Liability of the Agent and the Lenders                          100
Section 9.17 ENTIRE AGREEMENT                                                101